                                                              EXECUTION COPY



                           FOURTH AMENDED AND RESTATED
                                CREDIT AGREEMENT,



                           dated as of March 28, 1997



                                      among



                             FIBREBOARD CORPORATION,

                           as the Revolving Borrower,


                               VYTEC CORPORATION,

                              as the Term Borrower



                                       and


                    CERTAIN COMMERCIAL LENDING INSTITUTIONS,

                                 as the Lenders,


                                       and


                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,

                 as the Administrative Co-Agent for the Lenders


                                       and


                                NATIONSBANK N.A.

                  as the Documentation Co-Agent for the Lenders
||

                                TABLE OF CONTENTS

                                                                              PAGE
ARTICLE I      DEFINITIONS AND ACCOUNTING TERMS
          1.1      Definitions................................................   2
          1.2      Use of Defined Terms.......................................  30
          1.3      Cross-References...........................................  30
          1.4      Accounting and Financial Determinations....................  30

ARTICLE II     COMMITMENTS, BORROWING PROCEDURES AND NOTES
          2.1      Commitments................................................  32
          2.1.1    Revolving Loan Commitment..................................  32
          2.1.2    Commitment to Issue Letters of Credit......................  32
          2.1.3    Lenders Not Permitted or Required To Make
                    Revolving Loans or Issue or Participate in Letters of
                    Credit Under Certain Circumstances........................  32
          2.1.4    Extension of Commitment Termination
                    Dates and Stated Maturity Date............................  33
          2.2      Mandatory and Optional Reductions of Revolving
                    Commitment Amounts........................................  34
          2.2.1    Mandatory Reductions.......................................  34
          2.2.2    Optional Reductions........................................  34
          2.3      Procedure for Committed Borrowings.........................  34
          2.4      Continuation and Conversion Elections......................  35
          2.5      Bid Borrowings.............................................  36
          2.6      Procedure for Bid Borrowing................................  36
          2.7      Swingline Loans............................................  40
          2.8      Funding....................................................  43
          2.9      Notes......................................................  44

ARTICLE III    REPAYMENTS, PREPAYMENTS, INTEREST AND FEES
          3.1      Repayments and Prepayments.................................  44
          3.2      Interest Provisions........................................  46
          3.2.1    Rates......................................................  46
          3.2.2    Post-Default Rate..........................................  49
          3.2.3    Payment Dates..............................................  49
          SECTION 3.2.4  Interest Rate (Canada)...............................  50
          3.3      Fees.......................................................  50
          3.3.1    Commitment Fees............................................  50
          3.3.2    Participation Fees.........................................  51
          3.3.3    [Reserved].................................................  51
          3.3.4    Co-Agent's Fees............................................  51
          3.3.5    Letter of Credit Face Amount Fee...........................  52
          3.3.6    Letter of Credit Issuing Fee...............................  53

ARTICLE IV     LETTERS OF CREDIT
          4.1      Issuance Requests..........................................  53
          4.2      Issuances and Extensions...................................  54


          4.3      Expenses...................................................  55
          4.4      Other Lenders' Participation...............................  55
          4.5      Disbursements..............................................  57
          4.6      Reimbursement..............................................  57
          4.7      Deemed Disbursements.......................................  58
          4.8      Nature of Reimbursement Obligations........................  58
          4.9      Indemnity..................................................  59
          4.10     Conflicts With Letter of Credit Related Documents..........  60

ARTICLE V      CERTAIN EURODOLLAR RATE AND OTHER PROVISIONS
          5.1      Eurodollar Rate Lending Unlawful...........................  60
          5.2      Deposits Unavailable.......................................  60
          5.3      Increased Eurodollar Loan Costs, etc.......................  61
          5.4      Funding Losses.............................................  61
          5.5      Increased Capital Costs....................................  62
          5.6      Taxes......................................................  62
          5.7      Payments, Computations, etc................................  64
          5.8      Sharing of Payments........................................  64
          5.9      Set-off....................................................  65
          5.10     Use of Proceeds............................................  66
          5.11     Other Increased Costs......................................  66
          5.12     Obligation to Mitigate; Substitution of Lenders............  67
          5.13     Certain Restatement Effective Date Transitional Matters....  68

ARTICLE VI     CONDITIONS PRECEDENT
          6.1      Conditions to Restatement Effective Date...................  69
          6.1.1    Agreement..................................................  69
          6.1.2    Resolutions, etc...........................................  69
          6.1.3    Delivery of Notes..........................................  69
          6.1.4    Guarantees.................................................  70
          6.1.5    Opinions of Counsel........................................  70
          6.1.6    Solvency, Valuation, Etc...................................  70
          6.1.7    Purchase of Loans, Closing Fees, Expenses, etc.............  70
          6.1.8    Auditors Opinion...........................................  71
          6.2      Conditions to All Credit Extensions........................  71
          6.2.1    Compliance with Warranties, No Default, etc................  71
          6.2.2    Credit Request.............................................  72
          6.2.3    Satisfactory Legal Form....................................  72
          6.3      Notice of Restatement Effective Date.......................  72
          6.4      Failure to Reach Restatement Effective Date................  72



                                   -ii-


ARTICLE VII    REPRESENTATIONS AND WARRANTIES
          7.1      Organization, etc..........................................  73
          7.2      Due Authorization, Non-Contravention etc...................  73
          7.3      Government Approval, Regulation, etc.......................  73
          7.4      Validity, etc..............................................  74
          7.5      Financial Information......................................  74
          7.6      No Material Adverse Change.................................  74
          7.7      Litigation, Labor Controversies, etc.......................  74
          7.8      Subsidiaries...............................................  75
          7.9      Ownership of Properties....................................  75
          7.10     Taxes......................................................  75
          7.11     Pension and Welfare Plans..................................  75
          7.12     Environmental Warranties...................................  76
          7.13     Regulations G, U and X.....................................  77
          7.14     Accuracy of Information....................................  77
          7.15     Compliance of Laws.........................................  77
          7.16     Absence of Default.........................................  78
          7.17     Financial Condition........................................  78
          7.18     Settlement Agreements......................................  78
          7.19     Subsidiaries and Obligors..................................  79

ARTICLE VIII   COVENANTS
          8.1      Affirmative Covenants......................................  79
          8.1.1    Financial Information, Reports, Notices, etc...............  79
          8.1.2    Compliance with Laws, etc..................................  81
          8.1.3    Maintenance of Properties and Existing Lines of
                    Business..................................................  82
          8.1.4    Insurance..................................................  82
          8.1.5    Books and Records..........................................  82
          8.1.6    Environmental Covenant.....................................  83
          8.1.7    New Significant Subsidiaries...............................  83
          8.2      Negative Covenants.........................................  83
          8.2.1    Business Activities........................................  84
          8.2.2    Indebtedness...............................................  84
          8.2.3    Liens......................................................  85
          8.2.4    Financial Condition........................................  88
          8.2.5    Approved Acquisitions and other Investments................  88
          8.2.6    Restricted Payments, etc...................................  90
          8.2.7    Consolidation, Merger, etc.................................  91
          8.2.8    Asset Dispositions, etc....................................  91
          8.2.9    Modification of Certain Agreements.........................  92
          8.2.10   Transactions with Affiliates...............................  93
          8.2.11   Negative Pledges, Restrictive Agreements, etc..............  93
          8.2.12   Fiscal Year of Borrowers...................................  93



                                  -iii-


ARTICLE IX     EVENTS OF DEFAULT
          9.1      Listing of Events of Default...............................  93
          9.1.1    Non-Payment of Obligations.................................  94
          9.1.2    Breach of Warranty.........................................  94
          9.1.3    Non-Performance of Certain Covenants and Obligations.......  94
          9.1.4    Non-Performance of Other Covenants and Obligations.........  94
          9.1.5    Default on Other Indebtedness or Settlement Obligations....  94
          9.1.6    Judgments..................................................  95
          9.1.7    Pension Plans..............................................  95
          9.1.8    Control of the Borrower....................................  95
          9.1.9    Bankruptcy, Insolvency, etc................................  95
          9.1.10   Impairment of Loan Documents, etc..........................  96
          9.1.11   Asbestos Litigation Payments...............................  96
          9.1.12   Asbestos Qualification.....................................  97
          9.2      Action if Bankruptcy.......................................  97
          9.3      Action if Other Event of Default...........................  97

ARTICLE X      THE ADMINISTRATIVE AGENT
          10.1     Appointment and Authorization..............................  98
          10.2     Delegation of Duties.......................................  98
          10.3     Liability of Administrative Agent and Issuers..............  98
          10.4     Reliance by Administrative Agent...........................  99
          10.5     Notice of Default..........................................  99
          10.6     Credit Decision............................................ 100
          10.7     Indemnification............................................ 100
          10.8     Administrative Agent in Individual Capacity................ 101
          10.9     Successor Administrative Agent............................. 102
          10.10    Collateral Matters......................................... 102
          10.11    Funding Reliance, etc...................................... 103
          10.12    Copies, etc................................................ 104
          10.13    Co-Agents.................................................. 104
          Section 10.14. Limitations on Interest.............................. 104

ARTICLE XI     MISCELLANEOUS PROVISIONS
          11.1     Waivers, Amendments, etc................................... 107
          11.2     Notices.................................................... 108
          11.3     Payment of Costs and Expenses.............................. 108
          11.4     Indemnification............................................ 109
          11.5     Survival................................................... 110
          11.6     Severability............................................... 111
          11.7     Headings................................................... 111
          11.8     Execution in Counterparts, Effectiveness, etc.............. 111
          11.9     Governing Law; Entire Agreement............................ 111
          11.10    Successors and Assigns..................................... 111



                                   -iv-


          11.11    Sale and Transfer of Loans and Notes;
                    Participations in Loans and Notes......................... 112
          11.11.1  Assignments................................................ 112
          11.11.2  Participations............................................. 113
          11.12    Other Transactions......................................... 114
          11.13    Forum Selection and Consent to Jurisdiction................ 114
          11.14    Waiver of Jury Trial....................................... 115
          11.15    Confidentiality............................................ 115
          11.16    Transition Provisions...................................... 116

SCHEDULE I    -   Disclosure Schedule
SCHEDULE II   -   Bank Percentages
SCHEDULE III  -   Guaranteed Facility Indebtedness
SCHEDULE IV   -   Letters of Credit

EXHIBIT A-1   -   Form of Fourth Amended and Restated Revolving Note
EXHIBIT A-2   -   Form of Amended and Restated Term Note
EXHIBIT B     -   Form of Revolving Borrowing Request
EXHIBIT C     -   Form of Continuation/Conversion Notice
EXHIBIT D     -   Form of Lender Assignment Agreement
EXHIBIT E-1   -   Form of Opinion of Borrower's Counsel
EXHIBIT E-2   -   Form of Opinion of Borrower's Canadian Counsel
EXHIBIT F     -   Form of Opinion of Administrative Agent's Counsel
EXHIBIT G     -   Form of Solvency Certificate
EXHIBIT H     -   Form of Guaranty
EXHIBIT I-1   -   Form of Confirmation of Guaranty
EXHIBIT I-2   -   Form of Confirmation of Fibreboard Guaranty
EXHIBIT J     -   List of Settlement Agreements
EXHIBIT K     -   Borrower's Cash Management Policy
EXHIBIT L     -   Form of Invitation for Competitive Bids
EXHIBIT M     -   Form of Competitive Bid Request
EXHIBIT N     -   Form of Competitive Bid

                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT


     THIS FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 28, 1997 is among FIBREBOARD CORPORATION, a Delaware corporation (the "REVOLVING BORROWER"), VYTEC CORPORATION, a corporation organized under the laws of the province of Ontario, Canada (the "TERM BORROWER"), the various financial institutions which are or may become parties hereto (collectively, the "LENDERS"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative co-agent for such Lenders (the "ADMINISTRATIVE AGENT"), and NATIONSBANK N.A., as documentation co-agent for such Lenders (the "DOCUMENTATION AGENT"; each of the Administrative Agent and the Documentation Agent sometimes hereinafter referred to individually as a "CO-AGENT" and together as "CO-AGENTS").

                                R E C I T A L S:

     A. The Revolving Borrower has entered into a Credit Agreement, dated as of June 30, 1994, as amended and restated as of September 29, 1994; as of October 4, 1995; and as of February 6, 1996 and as subsequently amended by a First Amendment dated as of July 1, 1996 and by a Second Amendment dated as of November 1, 1996 with Bank of America National Trust and Savings Association, as the Administrative Co-Agent and Collateral Co-Agent and certain of the Lenders (the "ORIGINAL CREDIT AGREEMENT").

     B. The Revolving Borrower is engaged directly and through its various Subsidiaries in the Existing Lines of Business (as defined herein).

     C. The Revolving Borrower and/or its Subsidiaries may from time to time make Approved Acquisitions (as defined herein).

     D. Under the Original Credit Agreement, the Revolving Borrower has obtained commitments from the Lenders which are parties thereto pursuant to which

          (a) Revolving Loans will be made to the Revolving Borrower from time to time prior to the Commitment Termination Date;

          (b) Letters of Credit will be issued by an Issuer for the account of the Revolving Borrower and under the several responsibilities of the Lenders from time to time prior to the Commitment Termination Date;

          (c)  Term Loans have been made to the Term Borrower; and

          (d)  The Revolving Borrower has guaranteed such Term Loans.

     E. The Revolving Borrower and the Term Borrower have requested the Co-Agents and the Lenders to amend and restate the Original Credit Agreement to provide for:

          (a) the changes to pricing and the other amendments set forth herein; and

          (b)  the release of the Collateral.

     F. The Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including ARTICLE VI), to so amend and restate the Original Credit Agreement, and to release the Collateral.

     G. The proceeds of Revolving Loans and Letters of Credit have been and will be used to finance Approved Acquisitions (as defined herein) and for general corporate purposes of the Revolving Borrower other than Restricted Payments and the proceeds of Term Loans have been used to refinance Indebtedness of the Term Borrower to the Revolving Borrower incurred in connection with the acquisition by the Revolving Borrower of all the issued and outstanding stock of the Term Borrower.

     NOW, THEREFORE, the parties hereto agree that, effective on the Restatement Effective Date (as hereinafter defined), the Original Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1  DEFINITIONS.

     (a) GENERAL DEFINITIONS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "ABSOLUTE RATE" has the meaning specified in SUBSECTION 2.6(c).

     "ABSOLUTE RATE AUCTION" means a solicitation of Competitive Bids setting forth Absolute Rates pursuant to SECTION 2.6.

     "ABSOLUTE RATE BID LOAN" means a Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

     "ACQUISITION" means one or more of a series of related transactions in which the Revolving Borrower or any of its Subsidiaries (a) acquires any material portion of the assets, liabilities, capital stock and/or other ownership interest or any material portion of the assets of any division or any business group thereof of any Person that is not an Affiliate of the Revolving Borrower or any of its Subsidiaries or (b) purchases any in-place facilities (not including the purchase of equipment in the ordinary course of business), excepting from CLAUSES (a) and (b) any acquisitions of stock or assets, or purchases of any in-place facilities, for an aggregate purchase price not to exceed $5,000,000 in any Fiscal Year.

     "ACQUIRED NET OPERATING CASH FLOW" means, with respect to any Approved Acquisition for any period, (i) the net income, PLUS (ii) the interest expense, PLUS (iii) all United States Federal, state, local and foreign income tax, PLUS
(iv) any extraordinary losses, MINUS (v) any extraordinary gains, PLUS, (vi) all depletion, depreciation and amortization expense for such period, as each of the items specified in CLAUSES (i) through (vi) are reasonably allocable to the assets, capital stock, division or business group acquired in such Approved Acquisition.

     "ADMINISTRATIVE AGENT" is defined in the PREAMBLE and includes each other Person which shall have subsequently been appointed as the successor Administrative Agent pursuant to SECTION 10.9.

     "ADMINISTRATIVE AGENT/RELATED PERSONS" means the Administrative Agent in its capacity as such and any successor agent arising under SECTION 10.9, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "AFFECTED LENDER" is defined in CLAUSE (b) of SECTION 5.12.

     "AFFILIATE" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

          (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

          (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "AGREEMENT" means, on any date, this Fourth Amended and Restated Credit Agreement as originally in effect on the Restatement Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

     "ALTERNATE BASE RATE" means, on any date and with respect to all Base Rate Committed Loans, a fluctuating rate of interest per annum equal to the higher of

          (a) the rate of interest most recently established by the Administrative Agent at its Domestic Office as its reference rate; and

          (b) the Federal Funds Rate most recently determined by the Administrative Agent PLUS 0.50%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Committed Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrowers and the Lenders of changes in the Alternate Base Rate.

     "APPLICABLE LAW" means, with respect to any Person or matter, any law, rule, regulation, order, decree or other requirement having the force of law relating to such Person or matter and, where applicable, any interpretation thereof by any Person having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

     "APPLICABLE MARGIN" is defined in SECTION 3.2.1.

     "APPROVED ACQUISITION" means any Acquisition

          (i) which is not contested at any time by the majority of the existing directors of the acquired entity or the Person from whom the Acquisition is to be made;

          (ii) with respect to which all or substantially all of the acquired properties are used in the operations or expansion of an Existing Line of Business or a substantially similar line of business;

          (iii) which, if such Acquisition is to be financed with Credit Extensions in an aggregate amount in excess of $50,000,000, has been approved in writing by the Majority Lenders.

     "ASBESTOS LITIGATION" means any litigation, suit, action, arbitration or proceeding instituted or made against the Revolving Borrower or any of its Subsidiaries, or between the Revolving Borrower or any of its Subsidiaries and any insurer, or including the Revolving Borrower or any of its Subsidiaries and involving any insurance policy of the Revolving Borrower or any of its Subsidiaries, in each case, arising from or related to any liability, claim, judgment, order or decree related to asbestos, including, without limitation, any Personal Injury Asbestos Claim and any Asbestos Building Material Claim.

     "ASBESTOS QUALIFICATION" means, relative to the opinion or certification of any independent public accountant delivering such opinion or certification pursuant to CLAUSE (b) of SECTION 8.1.1 as to any financial statement of the Revolving Borrower, any qualification or exception to such opinion or certification for any liability or potential liability of the Revolving Borrower relating to asbestos or Asbestos Litigation.

     "ASSIGNEE LENDER" is defined in SECTION 11.11.1.

     "AUTHORIZED OFFICER" means, relative to any Obligor, those of its officers or other designees whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to SECTION 6.1.2. Any reference herein to a "senior Authorized Officer" shall be deemed to include a chief financial officer or chief accounting officer.

     "BOFA" means Bank of America National Trust and Savings Association, a national banking association.

     "BASE RATE COMMITTED LOAN" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

     "BID BORROWING" means a Borrowing hereunder consisting of one or more Bid Loans made to the Revolving Borrower on the same day by one or more Lenders.

     "BID LOAN" means a Loan by a Lender to the Revolving Borrower under SECTION 2.5, which may be a Eurodollar Bid Loan or an Absolute Rate Bid Loan.

     "BID LOAN LENDER" means, in respect of any Bid Loan, the Lender making such Bid Loan to the Revolving Borrower.

     "BID LOAN NOTE" has the meaning specified in SECTION 2.9.

     "BORROWER" means each of the Revolving Borrower and the Term Borrower and "Borrowers" means both the Revolving Borrower and the Term Borrower.

     "BORROWING" means the Loans of the same Type and made by all Lenders to the same Borrower on the same Business Day, or a Swingline Loan or Loans or Bid Loan or Loans made to the Revolving Borrower on the same day by the Swingline Lender or Bid Loan Lender, respectively, in each case pursuant to ARTICLE II, and, in the case of the Term Borrower, is a Committed Borrowing and, in the case of the Revolving Borrower, may be a Committed Borrowing, a Swingline Borrowing, or a Bid Borrowing and, in either case with respect to Eurodollar Committed Loans, having the same Interest Period.

     "BORROWING REQUEST" means a loan request and certificate duly executed by an Authorized Officer of the applicable Borrower, substantially in the form of EXHIBIT B-1 hereto in the case of the Revolving Borrower and EXHIBIT B-2 hereto in the case of the Term Borrower.

     "BUSINESS DAY" means

          (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in San Francisco, California; and

          (b) relative to the making, continuing, prepaying or repaying of any Eurodollar Committed Loans, any day on which dealings in Dollars are carried on in the eurodollar interbank market of the Administrative Agent's Eurodollar Office.

     "CAPITAL EXPENDITURES" means, for any period, the sum of

          (a) the aggregate amount of all expenditures of the Revolving Borrower and its Subsidiaries for fixed or capital assets (other than Approved Acquisitions) made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

          (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

     "CAPITALIZED LEASE LIABILITIES" means all monetary obligations of the Revolving Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "CASH EQUIVALENT INVESTMENT" means, at any time,

     (I) with respect to investments denominated in Dollars:

          (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

          (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

               (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-l by Standard & Poor's Ratings Services or P-l by Moody's Investors Service, Inc., or

               (ii)  any Lender (or its holding company);

          (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either

               (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

               (ii)  any Lender; or

          (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in CLAUSE (c)(i)) which

               (i) is secured by a fully perfected security interest in any obligation of the type described in any of CLAUSES (a) through (c); and

               (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder, and

     (II) with respect to investments denominated in Canadian Dollars,

          (a) any securities issued or fully guaranteed or insured by the government of Canada or any agency or instrumentality thereof,

          (b) any time deposit, certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by:

               (i) any bank listed under Schedule I to the Bank Act (Canada),

               (ii) any bank other than one listed in CLAUSE (i), having capital and surplus in excess of $500,000,000 and the commercial paper of the holding or parent company of which is rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc.,

               (iii) any Lender; or

               (iv) any Canadian bank the short-term debt or deposit ratings of which have been assigned an investment grade credit rating by CBRS, Inc. or the Dominion Bond Rating Service Limited;

          (c) commercial paper, maturing not more than nine months from the date of issue, issued by a corporation (other than an Affiliate of any Obligor) organized under the laws of Canada or any province of Canada and that is rated at least A1 or the equivalent by CBRS, Inc. and R1 (high) or R1 (middle) by the Dominion Bond Rating Service Limited.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

     "CHANGE OF CONTROL" (a) with respect to the Revolving Borrower, means the occurrence of either

          (i) any Person or any Persons acting together that would constitute a "group" (for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any successor provision thereto) (a "Group"), together with any Affiliates thereof, shall beneficially own (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor provision thereto) at least 15% of the outstanding shares of voting stock of the Revolving Borrower, or

          (ii) any Person, or Group, together with any Affiliates thereof, shall succeed in having sufficient of its nominees elected to the Board of Directors of the Revolving Borrower such that such nominees, when added to any existing director remaining on the Board of Directors of the Revolving Borrower after such election who is an Affiliate of such Group, will constitute a majority of the Board of Directors of the Revolving Borrower; and

     (b)  with respect to the Term Borrower, means the occurrence of either

          (i) the failure of the Revolving Borrower to beneficially own, free and clear of all Liens, 100% of the issued and outstanding shares of the voting and nonvoting stock (including warrants, options, conversion rights, and other rights of purchase or convert into such stock) of the Term Borrower on a fully diluted basis, or

          (ii) the creation or imposition of any Lien on any shares of capital stock of the Term Borrower.

     "CO-AGENT" and "CO-AGENTS" are defined in the PREAMBLE.

     "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "COLLATERAL" has the meaning provided in the Original Credit Agreement.

     "COLLATERAL DOCUMENTS" means, collectively, (i) the Security Agreement, the Subsidiary Security Agreement and the Fibreboard Pledge Agreement (as such terms were defined in the Original Credit Agreement) and all other security documents covering any of the Collateral; and all financing statements (or comparable documents) now or hereafter filed in connection with the Loan Documents in accordance with the UCC (or comparable law) against the Revolving Borrower or any of its Subsidiaries as a debtor in favor of the Lenders or the Administrative Agent for the benefit of the Lenders as secured party and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations substitutions and extensions of any of the foregoing.

     "COMMITMENT" means, relative to any Lender, such Lender's obligation to make Committed Revolving Loans pursuant to CLAUSE (a) of SECTION 2.1.1 and to issue (in the case of an Issuer) or participate in (in the case of all Lenders) Letters of Credit pursuant to SECTION 2.1.2.

     "COMMITMENT TERMINATION EVENT" means

          (a) the occurrence of any Default described in CLAUSES (a) through (d) of SECTION 9.1.9 with respect to the Revolving Borrower or any of its Subsidiaries; or

          (b) the occurrence and continuance of any other Event of Default and either

               (i) the declaration of the Loans to be due and payable pursuant to SECTION 9.3, or

               (ii) in the absence of such declaration, the giving of notice by the Administrative Agent, acting at the direction of the Majority Lenders, to the Borrowers that the Commitments to make Loans and issue Letters of Credit have been terminated.

     "COMMITTED BORROWING" means a Borrowing hereunder consisting of Committed Loans made on the same day by the Lenders ratably according to their respective Percentages and, in the case of Eurodollar Committed Loans, having the same Interest Periods.

     "COMMITTED LOAN" means a Committed Revolving Loan or a Committed Term Loan.

     "COMMITTED LOAN NOTE" means a Revolving Loan Note or a Term Loan Note.

     "COMMITTED REVOLVING LOAN" has the meaning specified in SECTION 2.1, and may be a Eurodollar Committed Loan or a Base Rate Committed Loan.

     "COMMITTED TERM LOAN" has the meaning specified in SECTION 2.1 and may be a Eurodollar Committed Loan or a Base Rate Committed Loan.

     "COMPETITIVE BID" means an offer by a Lender to make a Bid Loan in accordance with SUBSECTION 2.6(b).

     "COMPETITIVE BID REQUEST" has the meaning specified in SUBSECTION 2.06(a).

     "COMPLIANCE CERTIFICATE" is defined in CLAUSE (c) of SECTION 8.1.1.

     "CONFIRMATION OF FIBREBOARD GUARANTY" means a confirmation of guaranty by Fibreboard Corporation substantially in the form attached hereto as EXHIBIT I-2, confirming the Fibreboard Guaranty.

     "CONFIRMATION OF GUARANTY" means a confirmation of guaranty by each Significant Subsidiary a party to the Guaranty, dated as of February 6, 1996, as contemplated by the Original Credit Agreement, substantially in the form attached hereto as EXHIBIT I-1.

     "CONSOLIDATED EBIT" means, for any period, the sum of

          (a)  Consolidated Net Income for such period; PLUS

          (b)  Consolidated Interest Expense for such period; PLUS

          (c) all United States federal, state, local and foreign income taxes of the Revolving Borrower and its Subsidiaries for such period deducted in arriving at Consolidated Net Income for such period; PLUS

          (d) losses from discontinued business operations and extraordinary losses of the Revolving Borrower and its Subsidiaries for such period; MINUS

          (e) gains from discontinued business operations and extraordinary gains of the Revolving Borrower and its Subsidiaries for such period; MINUS

          (f) without duplication with any of the foregoing, any Settlement Gains for such period.

     "CONSOLIDATED EBITDA" means, for any period, the sum of

          (a)  Consolidated EBIT for such period; PLUS

          (b) all depletion, depreciation and amortization expense for such period, determined on a consolidated basis for the Revolving Borrower and its Subsidiaries for such period.

     "CONSOLIDATED FUNDED DEBT" means all Funded Debt of the Revolving Borrower and its Subsidiaries (other than (a) the Gaylord Debt and (b) Funded Debt related to or resulting from Asbestos Litigation, including, without limitation, Debt under any Settlement Agreement).

     "CONSOLIDATED FUNDED DEBT TO CASH FLOW RATIO" means, on the last day of any Fiscal Quarter, the ratio of

          (a)  Consolidated Funded Debt on such date

     TO

          (b) (i) Consolidated Net Operating Cash Flow for the four consecutive Fiscal Quarters ending on such date PLUS

               (ii) with respect to each Approved Acquisition made during the four consecutive Fiscal Quarters immediately preceding the last day of such Fiscal Quarter, the aggregate amount of Acquired Net Operating Cash Flow for the period beginning four Fiscal Quarters before the last day of such Fiscal Quarter and ending on the date each such Approved Acquisition was made.

     "CONSOLIDATED INTEREST COVERAGE RATIO" means, for any period, the ratio of

          (a)  Consolidated EBIT for such period

     TO

          (b)  Consolidated Interest Expense for such period.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, the aggregate interest expense of the Revolving Borrower and its Subsidiaries for such period determined in accordance with GAAP.

     "CONSOLIDATED NET INCOME" means, for any period, all amounts which, in conformity with GAAP, would be included under net income on a consolidated income statement of the Revolving Borrower and its Subsidiaries for such period.

     "CONSOLIDATED NET OPERATING CASH FLOW" means, for any period, the excess, if any, of

          (a)  Consolidated EBITDA for such period

     OVER

          (b)  Maintenance Capital Expenditures for such period.

     "CONSOLIDATED NET WORTH" means, on any date, the consolidated net worth of the Revolving Borrower and its Subsidiaries on such date, as calculated in accordance with GAAP.

     "CONTINGENT LIABILITY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "CONTINUATION/CONVERSION NOTICE" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of applicable Borrower, substantially in the form of EXHIBIT C hereto.

     "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with either Borrower, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

     "CREDIT EXTENSION" means and includes

          (a) the advancing of any Loans by the Lenders in connection with a Borrowing, and

          (b) any issuance or extension by an Issuer of a Letter of Credit.

     "CURRENT QUARTER" is defined in CLAUSE (b) of SECTION 3.2.1.

     "DEFAULT" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "DISBURSEMENT DATE" is defined in SECTION 4.5.

     "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto as
SCHEDULE I, as it may be amended, supplemented or otherwise modified from time to time by the Revolving Borrower with the written consent of the Administrative Agent and the Majority Lenders.

     "DOCUMENTATION AGENT" is defined in the PREAMBLE and includes each other Person which shall have subsequently been appointed as the successor Documentation Agent pursuant to SECTION 10.9.

     "DOCUMENTATION AGENT/RELATED PERSONS" means the Documentation Agent in its capacity as such and any successor agent arising under SECTION 10.9, together with their respective

Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "DOLLAR" and the sign "$" mean lawful money of the United States.

     "DOLLAR EQUIVALENT" means, at any time as to any amount denominated in a currency other than Dollars, the equivalent amount in Dollars as determined by the Revolving Borrower at such time on the basis of the exchange rate for the purchase of Dollars with such currency as published in THE WALL STREET JOURNAL or substitute publication approved by the Administrative Agent on the third Business Day preceding the time of such determination.

     "DOMESTIC OFFICE" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to the Administrative Agent.

     "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release into, or injury to, the environment, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from property, whether or not owned by the Revolving Borrower or any Subsidiary of the Revolving Borrower, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental law.

     "ENVIRONMENTAL LAWS" means all applicable federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental matters, including CERCLA, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste

Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "EURODOLLAR AUCTION" means a solicitation of Competitive Bids setting forth a Eurodollar Bid Margin pursuant to SECTION 2.6.

     "EURODOLLAR BID LOAN" means any Bid Loan that bears interest at a rate based upon the Eurodollar Rate.

     "EURODOLLAR BID MARGIN" has the meaning specified in subsection 2.6(c)(ii)(c).

     "EURODOLLAR COMMITTED LOAN" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the Eurodollar Rate (Reserve Adjusted).

     "EURODOLLAR OFFICE" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) as designated from time to time by notice from such Lender to the Borrowers and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining Eurodollar Committed Loans of such Lender hereunder.

     "EURODOLLAR RATE" is defined in SECTION 3.2.1.

     "EURODOLLAR RATE (RESERVE ADJUSTED)" is defined in SECTION 3.2.1.


     "EURODOLLAR RESERVE PERCENTAGE" is defined in SECTION 3.2.1.

     "EVENT OF DEFAULT" is defined in SECTION 9.1.

     "EXISTING LINES OF BUSINESS" means the following lines of business operated by the Revolving Borrower or any of its Subsidiaries primarily in the United States or Canada:

          (i) the building materials business, including the manufacture, distribution, and wholesale marketing and sale of building materials; and

          (ii) the industrial products business, consisting of the production, distribution, and wholesale marketing and sale of molded industrial insulation, fireproofing board and metal jacketing and other materials for use in industrial construction applications.

     "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

     "FIBREBOARD GUARANTY" means the Guaranty, dated as of February 6, 1996, by Fibreboard Corporation, as required by the Original Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time.

     "FISCAL QUARTER" means each fiscal quarter of the Revolving Borrower's Fiscal Year.

     "FISCAL YEAR" means each fiscal year of the Revolving Borrower, ending on the last Saturday in December of each year.

     "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "FUNDED DEBT" means, with respect to any Person and as of any date of determination, the sum of (i) all Indebtedness of such Person under this Agreement PLUS (ii) all other Indebtedness of such Person that matures more than one year from the date of the creation of such Indebtedness, or matures within one year from the date of the creation of such Indebtedness but is renewable or extendable, at the option of the debtor, to a date more than one year from such date, or arises under a revolving credit or similar agreement that obligates the lender or lenders thereunder to extend credit during a period of more than one year from such date of determination (in each case including amounts of Funded Debt required to be paid or prepaid within one year from the date of determination).

     "GAAP" is defined in SECTION 1.4.

     "GAAP CHANGES" is defined in SECTION 1.4.

     "GAYLORD DEBT" means any amounts outstanding under the 1974 Pollution Control Revenue Bonds (Fibreboard Corporation) Series A issued by the California Pollution Control Financing Authority in the original principal amount of $13,300,000.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "GUARANTEED FACILITY INDEBTEDNESS" means Indebtedness of any Subsidiary of the Revolving Borrower or the Term Borrower that is guaranteed by the Revolving Borrower or the Term Borrower, respectively, and incurred by such Subsidiary and guaranteed by such Borrower pursuant to agreements approved in writing by and on terms and conditions satisfactory to the Administrative Agent and the Majority Lenders in their sole discretion, as such agreements may be amended, supplemented, restated or otherwise modified from time to time with the consent of the Administrative Agent and the Majority Lenders. The Subsidiary Indebtedness described on SCHEDULE III hereto and as in effect on the date hereof shall constitute Guaranteed Facility Indebtedness.

     "GUARANTY" means that certain Guaranty dated as of the date hereof, executed and delivered by each Significant Subsidiary not a party to the Confirmation of Guaranty in substantially the form of EXHIBIT H hereto, as amended, supplemented, restated or otherwise modified from time to time.

     "GUARANTY DOCUMENTS" means, collectively, the Fibreboard Guaranty, the Guaranty, and all other guarantees and other similar agreements between the Revolving Borrower or any of its Subsidiaries and any of the Lenders or the Administrative Agent for the benefit of the Lenders now or hereafter delivered to any of the Lenders or the Administrative Agent pursuant to or in connection with the Loan Documents.

     "HAZARDOUS MATERIAL" means

          (a) any "hazardous substance", as defined by CERCLA;

          (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

          (c) any petroleum product; or

          (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

     "HEDGING OBLIGATIONS" means, with respect to any Person, all liabilities of such Person under currency or interest rate swap agreements, currency or interest rate cap agreements and currency or interest rate collar agreements, and all other agreements or arrangements designed and used by such Person to protect such Person against fluctuations in interest rates or currency exchange rates.

     "HEREIN", "HEREOF", "HERETO", "HEREUNDER" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "HIGHEST LAWFUL RATE" is defined in SECTION 10.14.

     "IMPERMISSIBLE QUALIFICATION" means, relative to the opinion or certification of Arthur Andersen & Co. or other independent public accountants acceptable to the Administrative Agent and the Majority Lenders as to any financial statement of the Revolving Borrower, any qualification or exception to such opinion or certification

          (a) which is of a "going concern" or similar nature;

          (b) which relates to the limited scope of examination of matters relevant to such financial statement;

          (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Revolving Borrower to be in default of any of its obligations under
     SECTION 8.2.4; or

          (d) which is an Asbestos Qualification.

     "INCLUDING" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of EJUSDEM GENERIS shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "INDEBTEDNESS" of any Person means, at any time, without duplication:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

          (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

          (d) net liabilities of such Person under all Hedging Obligations;

          (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

          (f) all Contingent Liabilities of such Person in respect of any of the foregoing;

PROVIDED, THAT, funding obligations under a Pension Plan, whether or not attributable to past services, shall not constitute Indebtedness. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

     "INDEMNIFIED LIABILITIES" is defined in SECTION 11.4.

     "INDEMNIFIED PARTIES" is defined in SECTION 11.4.

     "INTEREST PERIOD" means, relative to (i) any Eurodollar Committed Loans, the period beginning on (and including) the date on which such Loan is made or continued as, or converted into, a Eurodollar Committed Loan pursuant to SECTION
2.3 or 2.4 and ending on (but excluding) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last

Business Day of such month), (ii) any Eurodollar Bid Loans, the period beginning on (and including) the date on which such Loan is made and ending on (but excluding) the day which numerically corresponds to such date in any of the twelve months ending immediately thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), and
(iii) any Absolute Rate Bid Loan, a period of not less than 7 days and not more than 365/366 days, as applicable for the year in which such Loan is made, in each case as the applicable Borrower may select in its relevant notice pursuant to SECTION 2.3, 2.4 or 2.5; PROVIDED, HOWEVER, that

          (a) neither Borrower shall be permitted to select Interest Periods to be in effect at any one time for such Borrower which have expiration dates occurring on more than five different dates;

          (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

          (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, in the case of a Eurodollar Bid Loan or a Eurodollar Committed Loan, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

          (d) no Interest Period (x) for any Revolving Loans may end later than the date set forth in CLAUSE (a) of the definition of "REVOLVING COMMITMENT TERMINATION DATE" and (y) for any Term Loan may end later than the Stated Maturity Date, as each such date may be extended in accordance with this Agreement.

     "INVESTMENT" of any Person means,

          (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees, and accounts receivable, made in the ordinary course of business);

          (b) any Contingent Liability of such Person in respect of obligations of any other Person; and

          (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

     "INVITATION FOR COMPETITIVE BIDS" means a solicitation for Competitive Bids, substantially in the form of EXHIBIT L.

     "ISSUANCE REQUEST" means a properly completed application for a Letter of Credit on the applicable Issuer's standard form, executed by the chief executive, accounting or financial Authorized Officer of the Revolving Borrower.

     "ISSUER" means any affiliate, unit or agency of BofA, or any other Lender which has agreed to issue one or more Letters of Credit at the request of the Revolving Borrower and with the consent of the Administrative Agent, and which has notified the Administrative Agent in writing prior to such issuance that it is an Issuer hereunder with respect to such Letter of Credit.

      "LENDER ASSIGNMENT AGREEMENT" means a Lender Assignment Agreement substantially in the form of EXHIBIT D hereto.

     "LENDERS" is defined in the PREAMBLE and shall include the Swingline Lender acting in its capacity as such.

     "LETTER OF CREDIT" is defined in SECTION 4.1.

     "LETTER OF CREDIT AVAILABILITY" means, at any time, the lesser of

          (a) the excess of

               (i)  $30,000,000

     OVER

               (ii)  the then Letter of Credit Outstandings,

OR

          (b) the Revolving Commitment Availability at such time.

     "LETTER OF CREDIT OUTSTANDINGS" means, at any time, an amount equal to the sum of

          (a) the aggregate Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise),

     PLUS

          (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

     "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever or the filing of any UCC-1 financing statement or any similar financing statement (other than a financing statement not filed in respect of a security interest (as defined in the UCC)).

     "LOAN" means a Revolving Loan or a Term Loan.

     "LOAN DOCUMENT" means this Agreement, any Note, any Guaranty Document, any Letter of Credit, any application for a Letter of Credit and any other instrument or agreement executed and/or delivered by an Obligor pursuant hereto or thereto or otherwise in connection herewith or therewith, as each may be amended, supplemented, restated or otherwise modified from time to time.

     "MAINTENANCE CAPITAL EXPENDITURES" means, for any period, the aggregate amount of all expenditures of the Revolving Borrower and its Subsidiaries for the maintenance of fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures.

     "MAJORITY LENDERS" means (a) at any time prior to the Commitment Termination Date, Lenders having at least 51% of the Commitments, and (b) otherwise, Lenders holding at least 51% of the then aggregate unpaid principal amount of the Loans.

     "MATERIAL ADVERSE EFFECT" means, relative to any condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding and the enactment, issuance or amendment of any Applicable Law), a material adverse effect on:

          (a) the consolidated business, assets, revenues, financial condition, or operations or (but only with respect to Asbestos Litigation related matters) prospects of the Revolving Borrower and its Subsidiaries, taken as a whole; or

          (b) the ability of the Revolving Borrower and its Subsidiaries, taken as a whole, to perform any of the payment or other material obligations under any Loan Document to which any Obligor is a party.

     "MATERIAL POST-COLLATERAL RELEASE ASBESTOS LITIGATION" means any Asbestos Litigation the payment or satisfaction of which is not adequately provided for by

           (i) if the Global Approval Judgment shall have occurred, the Global Settlement Agreement or the Insurance Settlement Agreement to the extent applicable (or any other agreement referred to in such agreements),

          (ii) if the Global Approval Judgment shall not have occurred, the Insurance Settlement Agreement (or any agreement referred to therein) (the Settlement Agreement Approval Judgment having occurred), or

          (iii) available insurance coverage which has been confirmed in writing to the Revolving Borrower (whether by binding settlement agreement of by other writing) and/or existing reserves as shown on the Revolving Borrower's December 31, 1995 financial statements which (in any such case), if determined adversely to the Revolving Borrower or any of its Subsidiaries, as the case may be, could reasonably be expected to have a Material Adverse Effect.

     "NOTE" means a Revolving Note or a Term Note and "NOTES" means both the Revolving Notes and the Term Notes.

     "OBLIGATIONS" means all obligations (monetary or otherwise) of each Borrower and each other Obligor to the Co-Agents and the Lenders and their respective successors and assigns arising under or in connection with this Agreement, the Notes and each other Loan Document, howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, including, without limitation, all indebtedness of any kind arising under, and all amounts of any kind which at any time become due or owing to either Co-Agent or any of the Lenders under or with respect to, the Loan Documents, all of the covenants, obligations, indemnifications and agreements of each Obligor (and the truth of all representations and warranties of each Obligor to the Co-Agents and the Lenders) in, under or pursuant to the Loan Documents, any and all advances, costs or expenses paid or incurred by the Documentation Agent, the Administrative Agent or any of the Lenders or any agent or trustee therefor to perform any obligation of each Borrower or any other Obligor under any of the Loan Documents, or to collect any amount owing to the Documentation Agent, the Administrative Agent or any of the Lenders which is secured thereunder; interest on all of the foregoing (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Obligor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding); and all costs of enforcement and collection of the Obligations, the Loan Documents and any other document relating to the Obligations.

     "OBLIGOR" means each Borrower or any other Person (other than either Co-Agent, any Issuer or any Lender) obligated under, or otherwise a party to, any Loan Document.

     "ORGANIC DOCUMENT" means, relative to any Obligor, its certificate or articles of incorporation, its by-laws and all shareholder voting agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

     "ORIGINAL CREDIT AGREEMENT" is defined in RECITAL A.

     "ORIGINAL EFFECTIVE DATE" means June 30, 1994.

     "ORIGINAL PERCENTAGE" means, relative to any Lender, the percentage set forth with respect to such Lender under the heading "Original Percentage" on
SCHEDULE II.

     "PARTICIPANT" is defined in SECTION 11.11.2.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "PENSION PLAN" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which either Borrower or any corporation, trade or business that is, along with either Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "PERCENTAGE" means, relative to any Lender (i) on any date before the Restatement Effective Date, such Lender's Original Percentage and (ii) on and after the Restatement Effective Date, such Lender's Restated Percentage, or on any date, the percentage set forth in the Lender Assignment Agreement, as any of such percentages may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to SECTION 11.11.

     "PERSON" means any natural person, corporation, partnership, firm, limited liability company, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "PLAN" means any Pension Plan or Welfare Plan.

     "PRECEDING QUARTER" is defined in CLAUSE (c) of SECTION 3.2.1.

     "QUALIFIED WORKING CAPITAL FACILITY" means one or more agreements under which the Term Borrower or any of its Subsidiaries may, from time to time, incur working capital Indebtedness to financial institutions in an aggregate amount at any one time not to exceed U.S. $30,000,000 or the Dollar Equivalent thereof, as such agreements may be amended, supplemented, restated or otherwise modified from time to time with the consent of the Administrative Agent and the Majority Lenders. The Indebtedness described in Schedule III hereto and as in effect on the date hereof shall constitute a Qualified Working Capital Facility; PROVIDED that the aggregate amount of such Indebtedness, when taken together with the aggregate amount of all other Indebtedness under a Qualified Working Capital Facility, at no time exceeds U.S. $30,000,000 or the Dollar Equivalent thereof.

     "QUARTERLY PAYMENT DATE" means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

     "RECONCILIATION STATEMENT" means a written statement of the applicable Borrower, signed by an Authorized Officer, in form and substance satisfactory to the Administrative Agent reconciling the effect of changes in GAAP as contemplated or permitted by SECTION 1.4.

     "REIMBURSEMENT OBLIGATION" is defined in SECTION 4.6.

     "RELEASE" means a "release", as such term is defined in CERCLA.

     "RESOURCE CONSERVATION AND RECOVERY ACT" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ., as in effect from time to time.

     "RESTATED PERCENTAGE" means, relative to any Lender, the percentage set forth with respect to such Lender under the heading "Restated Percentage" on
SCHEDULE II.

     "RESTATEMENT EFFECTIVE DATE" means the date this Agreement becomes effective pursuant to SECTION 6.1.

     "RESTRICTED PAYMENT" means any payment or distribution which if made by the Revolving Borrower or any of its Subsidiaries would be in violation of
SECTION 8.2.6.

     "REVOLVING BORROWER" is defined in the PREAMBLE.

     "REVOLVING COMMITMENT AMOUNT" means, on any date, $225,000,000, as such amount may be reduced from time to time pursuant to SECTION 2.2.

     "REVOLVING COMMITMENT AVAILABILITY" means, on any date, the excess of

          (a)  the Revolving Commitment Amount,

     OVER

          (b)  the sum of

               (i) the outstanding principal amount of all Revolving Loans on such date,

          PLUS

               (ii)  the Letter of Credit Outstandings on such date.

     "REVOLVING COMMITMENT TERMINATION DATE" means the earliest of

          (a) March 31, 2002, as such date may be extended pursuant to SECTION 2.1.4;

          (b) the date on which the Revolving Commitment Amount is terminated in full or reduced to zero pursuant to SECTION 2.2; and

          (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in CLAUSE (a), (b) or (c), the Commitments shall terminate automatically and without any further action.

     "REVOLVING LOAN" means an extension of credit by a Lender to the Revolving Borrower under ARTICLE II, and may be a Committed Loan, a Bid Loan or a Swingline Loan.

     "REVOLVING NOTE" means a fourth amended and restated promissory note of the Revolving Borrower payable to the order of any Lender, in the form of EXHIBIT A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), or any Committed Loan Note or Bid Loan Note in each case evidencing the aggregate Indebtedness of the Revolving Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "SETTLEMENT AGREEMENT MODIFICATION" is defined in SECTION 8.2.9.

     "SETTLEMENT AGREEMENTS" means the agreements listed on EXHIBIT J.

     "SETTLEMENT GAINS" means, on any date, the cumulative amount since the Restatement Effective Date of all amounts which would be recorded as gains from asbestos litigation reserves or the positive adjustment of other Asbestos Litigation related balance sheet items that have an effect on the consolidated income statement of the Revolving Borrower and its Subsidiaries in accordance with GAAP.

     "SIGNIFICANT SUBSIDIARY" means each Subsidiary of the Revolving Borrower that

          (a) is designated with an asterisk in ITEM 7.8 ("Subsidiaries") of the Disclosure Schedule;

          (b) accounted for at least 5% of consolidated revenues of the Revolving Borrower and its Subsidiaries or 5% of Consolidated EBIT, in each case for the four Fiscal Quarters ending on the last day of the last Fiscal Quarter immediately preceding the date as of which any such determination is made; or

          (c) has assets which represent at least 5% of the consolidated assets of the Revolving Borrower and its Subsidiaries as of the last day of the last Fiscal Quarter immediately preceding the date as of which any such determination is made, all of which, with respect to CLAUSES (b) and (c), shall be as reflected on the audited consolidating financial statements of the Revolving Borrower for the period, or as of the date, in question.

     "STATED AMOUNT" of each Letter of Credit means the maximum amount that could be drawn under such Letter of Credit assuming that all conditions precedent to drawings thereunder have been complied with.

     "STATED EXPIRY DATE" is defined in SECTION 4.1.

     "STATED MATURITY DATE" means (a) with respect to Revolving Loans, the Revolving Commitment Termination Date and (b) with respect to Term Loans, five years and one day after the Restatement Effective Date set forth in a notice delivered by the Administrative Agent to each Borrower and each Lender, in each case, as such date may be extended pursuant to SECTION 2.1.4.

     "SUBSIDIARY" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

     "SWINGLINE LENDER" means BofA.

     "SWINGLINE BORROWING" means a Borrowing hereunder consisting of one or more Swingline Loans made to the Revolving Borrower on the same day by the Swingline Lender.

     "SWINGLINE CLEAN-UP DAY" has the meaning specified in SUBSECTION 3.1(d).

     "SWINGLINE COMMITMENT" has the meaning specified in SECTION 2.7.

     "SWINGLINE LOAN" has the meaning specified in SECTION 2.7.

     "TAXES" is defined in SECTION 5.6.

     "TERM BORROWER" is defined in the PREAMBLE.

     "TERM COMMITMENT AMOUNT" means, on any date, $25,000,000.

     "TERM LOAN" means an extension of credit by a Lender to the Term Borrower under ARTICLE II.

     "TERM NOTE" means a promissory note of the Term Borrower payable to the order of any Lender, in the form of EXHIBIT A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Term Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "TYPE" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Committed Loan or a Eurodollar Committed Loan.

     "UCC" means the Uniform Commercial Code as in effect in any jurisdiction.

     "UNITED STATES" or "U.S." means the United States of America, its fifty States and the District of Columbia.

     "WELFARE PLAN" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

     (b) CERTAIN ASBESTOS-RELATED DEFINITIONS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings, and other capitalized terms used and not defined in this SECTION 1.2 shall have the meanings set forth in the Global Settlement Agreement or the Insurance Settlement Agreement, as applicable each as modified by the Plant Agreement (such meanings to be equally applicable to the singular and plural forms thereof):

     "CNA CASUALTY" means CNA Casualty Company of California, a California corporation.

     "COLUMBIA" means Columbia Casualty Company, an Illinois corporation.

     "CONTINENTAL" means Continental Casualty Company, an Illinois corporation.

     "FIBREBOARD" means Fibreboard Corporation; Fibreboard Paper Corporation; Fibreboard Products, Incorporated; Paraffine Companies, Incorporated; Plant Rubber & Asbestos Works; Pabco Products, Incorporated; and Pabco Insulation Corporation; and each of their respective predecessors, Subsidiaries and divisions, and with respect to Fibreboard Corporation's liability only, each of their respective successors in interest.

     "GLOBAL APPROVAL JUDGMENT" has the meaning set forth in the Global Settlement Agreement as modified by the Plant Agreement.

     "GLOBAL SETTLEMENT AGREEMENT" means the settlement agreement, dated as of August 27, 1993, among Continental, CNA Casualty, Columbia, Pacific, the Revolving Borrower and the Representative Plaintiffs as representatives of the Settlement Class.

     "INSURANCE SETTLEMENT AGREEMENT" means the Settlement Agreement, dated October 12, 1993, among the Revolving Borrower, Continental, CNA Casualty, Columbia and Pacific.

     "INSURERS" means (i) Continental, CNA Casualty, Columbia and all insurance or indemnity companies controlling, controlled by or under common control with any of them and (ii) Pacific and all insurance or indemnity companies controlling, controlled by or under common control with it.

     "PACIFIC" means Pacific Indemnity Company, a California corporation.

     "PLANT AGREEMENT" shall mean that certain agreement, dated as of March, 1994, by and among the representatives of the Settlement Class, the Revolving Borrower, Continental, CNA Casualty, Columbia, and Pacific.

     "SETTLEMENT AGREEMENT APPROVAL JUDGMENT" has the meaning set forth in the Insurance Settlement Agreement as modified by the Plant Agreement.

     SECTION 1.2 USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION 1.3 CROSS-REFERENCES. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4  ACCOUNTING AND FINANCIAL DETERMINATIONS.

     (a) Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under SECTION 8.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles in the United States or Canada, as applicable ("GAAP") applied in the preparation of the financial statements referred to in SECTION
7.5. Notwithstanding the immediately preceding sentence, if any changes in GAAP from those used in the preparation of the financial statements referred to in
SECTION 7.5 ("GAAP CHANGES") hereafter occasioned by the promulgation of rules, regulations, pronouncements or opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of, or in different components in, any of the financial covenants, definitional provisions, standards or other terms or conditions found in this Agreement, (i) the parties hereto agree to enter into good faith negotiations with respect to amendments to this Agreement to conform those covenants, definitional provisions, standards or other terms and conditions as criteria for evaluating the Revolving Borrower's and its Subsidiaries, financial condition and performance to substantially the same criteria as were effective prior to such GAAP Change, and (ii) the Revolving Borrower and its Subsidiaries shall be deemed to be in compliance with the affected covenant or other provision during the 90-day period following any such GAAP Change if and to the extent that the Revolving Borrower and its Subsidiaries would have been in compliance therewith under GAAP as in effect immediately prior to such GAAP Change; PROVIDED, HOWEVER, that this SECTION 1.4 shall not be deemed to require either Borrower, the Co-Agents or the Lenders to agree to modify any provision of this Agreement or any other Loan Document to reflect any such GAAP Change and, if the parties, in their sole discretion, fail to reach agreement on such modifications prior to the end of the 90-day period referred to in CLAUSE (ii), the terms of this Agreement shall remain unchanged and the compliance of the Revolving Borrower and its Subsidiaries with the covenants and other provisions contained herein shall, upon the expiration of such 90-day period, be calculated in accordance with GAAP without giving effect to such GAAP Change.

     (b) If any GAAP Change occurs with respect to which the parties fail to reach agreement after negotiation as provided in CLAUSE (a) of this SECTION 1.4, then all financial covenants, definitional provisions, standards or other terms or conditions for evaluating the Revolving Borrower's and its Subsidiaries' financial condition and performance shall be calculated without giving effect to such GAAP Change. At the time of any such change, the Revolving Borrower shall furnish to the Administrative Agent, with sufficient copies for each Lender, a statement of the Revolving Borrower's independent public accountants that such accountants concur with such change and a Reconciliation Statement, and following such change, the Revolving Borrower shall furnish the Administrative Agent, with sufficient copies for each Lender, Reconciliation Statements (i) with each financial statement furnished thereafter under this Agreement, and
(ii) with each certificate or other data or information furnished by the Revolving Borrower under this Agreement to show the Revolving Borrower's and its Subsidiaries' compliance with all applicable financial covenants, definitional provisions, standards or other terms or conditions for evaluating the Revolving Borrower's and its Subsidiaries' financial condition and performance hereunder.

                                   ARTICLE II

                   COMMITMENTS, BORROWING PROCEDURES AND NOTES

     SECTION 2.1 COMMITMENTS. On the terms and subject to the conditions of this Agreement (including ARTICLE V), each Lender severally agrees as follows:

     SECTION 2.1.1 REVOLVING LOAN COMMITMENTS; TERM LOANS. Subject to SECTION 2.1.3,

          (a) From time to time on any Business Day occurring prior to the Revolving Commitment Termination Date, each Lender will make Loans (relative to such Lender, its "COMMITTED REVOLVING LOANS") to the Revolving Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Committed Revolving Loans requested by the Revolving Borrower to be made on such day up to an aggregate principal amount not exceeding at any time outstanding the Revolving Commitment Amount. On the terms and subject to the conditions hereof, the Revolving Borrower may from time to time borrow, prepay and reborrow Committed Revolving Loans.

          (b) The Borrower acknowledges that the aggregate outstanding principal amount of the Term Loans on the Restatement Effective Date under the Original Credit Agreement is $25,000,000. On the Restatement Effective Date, pursuant to SECTION 5.13, each Lender will purchase or sell assignments of such Term Loans such that, immediately following such purchases and sales, each Lender's principal amount of Term Loans will be equal to such Lender's Percentage of $25,000,000.

     SECTION 2.1.2 COMMITMENT TO ISSUE LETTERS OF CREDIT. From time to time on any Business Day, each Issuer will issue, and each Lender will participate in, the Letters of Credit, in accordance with ARTICLE IV.

     SECTION 2.1.3 LENDERS NOT PERMITTED OR REQUIRED TO MAKE REVOLVING LOANS OR ISSUE OR PARTICIPATE IN LETTERS OF CREDIT UNDER CERTAIN CIRCUMSTANCES. No Lender shall be permitted or required to

          (a) make any Revolving Loan if, after giving effect thereto, the aggregate outstanding principal amount

               (i) of all Revolving Loans of all Lenders, together with all Letter of Credit Outstandings, would exceed the Revolving Commitment Amount, or

               (ii) of all Revolving Loans of such Lender (other than any Bid Loans or Swingline Loans of such Lender), together with its Percentage of all Letter of Credit Outstandings, would exceed such Lender's Percentage of the Revolving Commitment Amount; or

          (b) issue (in the case of any Issuer) or participate in (in the case of each Lender) any Letter of Credit if, after giving effect thereto

               (i) the aggregate amount of all Letter of Credit Outstandings would exceed $30,000,000,

               (ii) all Letter of Credit Outstandings together with the aggregate outstanding principal amount of all Revolving Loans of all Lenders would exceed the Revolving Commitment Amount, or

               (iii) such Lender's Percentage of all Letter of Credit Outstandings together with the aggregate outstanding principal amount of all Revolving Loans of such Lender (other than any Bid Loans or Swingline Loans of such Lender) would exceed such Lender's Percentage of the Revolving Commitment Amount.

     SECTION 2.1.4 EXTENSION OF COMMITMENT TERMINATION DATES AND STATED MATURITY DATE. (a) Not less than 60 days nor more than 120 days before (i) the first anniversary of the date of the Restatement Effective Date and/or (ii) the then current Revolving Commitment Termination Date and Stated Maturity Date for Term Loans, the Revolving Borrower and the Term Borrower may, by written request delivered to the Administrative Agent, request that the Revolving Commitment Termination Date and Stated Maturity Date for Term Loans be extended by all the Lenders for a period of one year from the then-current Revolving Commitment Termination Date and Stated Maturity Date for Term Loans. The Administrative Agent shall notify the Lenders of any such request. Such extension shall only be effective upon approval thereof in writing by the Administrative Agent and all the Lenders, and the execution and delivery of such amendments to the Loan Documents and other documents as the Administrative Agent may require in connection with such extension. The Administrative Agent and each Lender may accept or reject any request for an extension in its sole and absolute discretion. The Administrative Agent and each Lender shall use reasonable efforts to accept or reject any such request within 30 days after receiving notice thereof, PROVIDED that any failure by the Administrative Agent or Lender to respond to such a request shall be deemed to be a rejection thereof.

     (b) If any Lender rejects any Borrower's request for an extension hereunder, subject to SECTION 11.11, such Borrower may:

(i) request one or more of the other Lenders to acquire and assume (in such Lender's sole discretion) all or part of such rejecting Lender's Loans and Commitments; or (ii) designate a replacement bank or financial institution to acquire and assume all or part of such rejecting Lender's Loans and Commitments. Any such designation of a replacement bank or financial institution under CLAUSE (ii) shall be subject to the prior written consent of the Administrative Agent and the other Lenders (which consent shall not be unreasonably withheld).

     SECTION 2.2 MANDATORY AND OPTIONAL REDUCTIONS OF REVOLVING COMMITMENT AMOUNTS.

     SECTION 2.2.1 MANDATORY REDUCTIONS. At no time shall the Swingline Commitment exceed the Revolving Commitment Amount, and any reduction of the Revolving Commitment Amount which reduces the Revolving Commitment Amount below the then current amount of the Swingline Commitment shall result in an automatic corresponding reduction of the Swingline Commitment to the amount of the Revolving Commitment Amount, as so reduced, without any action on the part of the Swingline Lender.

     SECTION 2.2.2 OPTIONAL REDUCTIONS. The Revolving Borrower may, from time to time on any Business Day occurring after the time of the initial Borrowing hereunder, voluntarily reduce the amount of the Revolving Commitment Amount; PROVIDED, HOWEVER, that all such reductions shall require at least five Business Days' irrevocable prior written notice to the Administrative Agent and be permanent, and any partial reduction of the Revolving Commitment Amount shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000; PROVIDED FURTHER, HOWEVER, that no such reduction shall be permitted if, after giving effect thereto and to any prepayments of the Committed Revolving Loans made on the effective date thereof, the outstanding principal amount of Committed Revolving Loans, Swingline Loans and Bid Loans when taken together with Letter of Credit Outstandings would exceed the Revolving Commitment Amount then in effect. Once reduced in accordance with this SECTION 2.2.2, the reduction in the Revolving Commitment Amount shall be applied to each Lender's Commitment in accordance with such Lender's Percentage. All accrued commitment fees to the effective date of any reduction of Commitments shall be paid on the effective date of such reduction or termination.

     SECTION 2.3 PROCEDURE FOR COMMITTED BORROWINGS. By delivering a Borrowing Request to the Administrative Agent on or before 9:00 a.m., San Francisco time, on a Business Day, the Revolving Borrower may from time to time irrevocably request, on not less than one nor more than five Business Days' notice, in the case of Base Rate Committed Loans, and on not less than three nor more than five Business Days' notice, in the case of Eurodollar Committed Loans, that a Committed Borrowing be made in a minimum amount of $5,000,000 and an integral multiple of $1,000,000, or in the unused amount of the Revolving Commitment Amount. Promptly upon receipt of such notice, the Agent shall advise each Lender thereof. On the terms and subject to the conditions of this Agreement, each Committed Borrowing shall be comprised of the Type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m. (San Francisco time) on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Committed Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are timely received from the Lenders, the Administrative Agent shall make such funds available to the applicable
Borrower by wire transfer on such Business Day to the accounts such Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

     SECTION 2.4 CONTINUATION AND CONVERSION ELECTIONS. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 9:00 a.m., San Francisco time, on a Business Day, the Revolving Borrower and/or Term Borrower, as applicable, may from time to time irrevocably elect,

          (i) on not less than three nor more than five Business Days' notice, in the case of any conversion of Base Rate Committed Loans to Eurodollar Committed Loans or continuation of Eurodollar Committed Loans, and

          (ii) on not less than one nor more than five Business Days' notice, in the case of any conversion of Eurodollar Committed Loans to Base Rate Committed Loans,

that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000, of any Committed Loans be, in the case of Base Rate Committed Loans, converted into Eurodollar Committed Loans or, in the case of Eurodollar Committed Loans, converted into a Base Rate Committed Loan or continued as a Eurodollar Committed Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any Eurodollar Committed Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Committed Loan shall, on such last day, automatically convert to a Base Rate Committed Loan); PROVIDED, HOWEVER, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Committed Loans of all Lenders, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, Eurodollar Committed Loans when any Default has occurred and is continuing.

     SECTION 2.5 BID BORROWINGS. In addition to Committed Borrowings pursuant to SECTION 2.1, each Lender severally agrees that the Revolving Borrower may, as set forth in SECTION 2.6, from time to time prior to the Commitment Termination Date, request the Lenders to submit offers to make Bid Loans to the Revolving Borrower; PROVIDED, HOWEVER, that the Lenders may, but shall have no obligation to, submit such offers and the Revolving Borrower may, but shall have no obligation to, accept any such offers; and PROVIDED, FURTHER, that at no time shall the sum of (i) the outstanding aggregate principal amount of all Bid Loans, Committed Loans and Swingline Loans made by the Lenders, PLUS (ii) the Letter of Credit Outstandings exceed the Revolving Commitment Amount.

     SECTION 2.6 PROCEDURE FOR BID BORROWINGS. (a) When the Revolving Borrower wishes to request the Lenders to submit offers to make Bid Loans hereunder, it shall transmit to the Administrative Agent by telephone call followed promptly by facsimile transmission a notice in substantially the form of EXHIBIT M (a "COMPETITIVE BID REQUEST") so as to be received no later than 7:00 a.m. (San Francisco time) (x) four Business Days prior to the date of a proposed Bid Borrowing in the case of a Eurodollar Auction, or (y) two Business Days prior to the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction, specifying:

               (i) the date of such Bid Borrowing, which shall be a Business Day;

               (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $5,000,000 or in multiples of $1,000,000 in excess thereof;

               (iii) whether the Competitive Bids requested are to be for Eurodollar Bid Loans or Absolute Rate Bid Loans or both; and

               (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein.

Subject to SUBSECTION 2.6(c), the Revolving Borrower may not request Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than once in any period of five Business Days.

          (b) Upon receipt of a Competitive Bid Request, the Administrative Agent will promptly send to the Lenders by facsimile transmission an Invitation for Competitive Bids, which shall constitute an invitation by the Revolving Borrower to each Lender to submit Competitive Bids offering to make the Bid Loans to which such Competitive Bid Request relates in accordance with this SECTION 2.6.

          (c) (i) Each Lender may at its discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this SUBSECTION 2.6(c) and must be submitted to the Administrative Agent by facsimile transmission at the Administrative Agent's office for notices set forth on the signature pages hereto not later than (i) 6:30 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a Eurodollar Auction or (2) 6:30 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction; PROVIDED that Competitive Bids submitted by the Administrative Agent (or any Affiliate of the Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Administrative Agent or such Affiliate notifies the Revolving Borrower of the terms of the offer or offers contained therein not later than
     (A) 6:15 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a Eurodollar Auction or
     (B) 6:15 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction.

               (ii) Each Competitive Bid shall be in substantially the form of EXHIBIT N, specifying therein:

                    (A)  the proposed date of Borrowing;

                    (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount
          (x) may be equal to, greater than or less than the quoting Lender's Percentage of the Revolving Commitment Amount, (y) must be $5,000,000 or in multiples of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

                    (C) in case the Revolving Borrower elects a Eurodollar Auction, the margin above or below the Eurodollar Rate (the "EURODOLLAR BID MARGIN") offered for each such Bid Loan, expressed in multiples of 1/1000th of one basis point to be added to or subtracted from the applicable Eurodollar and the Interest Period applicable thereto;

                    (D) in case the Revolving Borrower elects an Absolute Rate Auction, the fixed rate of interest per annum expressed in multiples of 1/1000th of one basis point (the "ABSOLUTE RATE") offered for each such Bid Loan; and

                    (E)  the identity of the quoting Lender.

     A Competitive Bid may contain up to three separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Competitive Bids.

               (iii)  Any Competitive Bid shall be disregarded if it:

                    (A) is not substantially in conformity with EXHIBIT N or does not specify all of the information required by SUBSECTION
          (c)(ii) of this Section;

                    (B) contains qualifying, conditional or similar language;

                    (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids; or

                    (D)  arrives after the time set forth in SUBSECTION
          (c)(i).

          (d) Promptly on receipt and not later than 7:00 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing in the case of a Eurodollar Auction, or 7:00 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Administrative Agent will notify the Revolving Borrower of the terms (i) of any Competitive Bid submitted by a Lender that is in accordance with SUBSECTION 2.6(c), and (ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Lender with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in SUBSECTION 2.6(c). The Administrative Agent's notice to the Revolving Borrower shall specify (1) the aggregate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request; and (2) the respective principal amounts and Eurodollar Bid Margins or Absolute Rates, as the case may be, so offered. Subject only to the provisions of SECTIONS 5.1,
5.2 and 6.2
hereof and the provisions of this SUBSECTION (d), any Competitive Bid shall be irrevocable except with the written consent of the Administrative Agent given on the written instructions of the Revolving Borrower.

          (e) Not later than 7:30 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a Eurodollar Auction, or 7:30 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Revolving Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to SUBSECTION 2.6(d). The Revolving Borrower shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The Revolving Borrower may accept any Competitive Bid in whole or in part; PROVIDED that:

               (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

               (ii) the principal amount of each Bid Borrowing must be $5,000,000 or in any multiple of $1,000,000 in excess thereof;

               (iii) acceptance of offers may only be made on the basis of ascending Eurodollar Bid Margins or Absolute Rates within each Interest Period, as the case may be; and

               (iv) the Revolving Borrower may not accept any offer that is described in SUBSECTION 2.6(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

          (f) If offers are made by two or more Lenders with the same Eurodollar Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in such multiples, not less than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Administrative Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

          (g) (i) The Administrative Agent will promptly notify each Lender having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing.

               (ii) Each Lender which has received notice pursuant to SUBSECTION 2.6(g)(i) that its Competitive Bid has been accepted, shall make the amounts of such Bid Loans available to the Administrative Agent for the account of the Revolving Borrower by deposit to an account designated by the Administrative Agent, by 11:00 a.m. (San Francisco time) on such date of Bid Borrowing, in funds immediately available to the Administrative Agent.

               (iii)  Promptly following each Bid Borrowing, the
     Administrative Agent shall notify each Lender of the ranges of bids submitted and the highest and lowest Bids accepted for each Interest Period requested by the Revolving Borrower and the aggregate amount borrowed pursuant to such Bid Borrowing.

               (iv) From time to time, the Revolving Borrower and the Lenders shall furnish such information to the Administrative Agent as the Administrative Agent may request relating to the making of Bid Loans, including the amounts, interest rates, dates of borrowings and maturities thereof, for purposes of the allocation of amounts received from the Revolving Borrower for payment of all amounts owing hereunder.

          (h) If, on or prior to the proposed date of Borrowing, the Revolving Commitment Termination Date shall not have occurred and if, on such proposed date of Borrowing all applicable conditions to funding referenced in SECTIONS 5.1, 5.2 and 6.2 hereof are satisfied, the Lenders whose offers the Revolving Borrower has accepted will fund each Bid Loan so accepted. Nothing in this SECTION 2.6 shall be construed as a right of first offer in favor of the Lenders or to otherwise limit the ability of the Revolving Borrower to request and accept credit facilities from any Person (including any of the Lenders), provided that no Default or Event of Default would otherwise arise or exist as a result of the Revolving Borrower executing, delivering or performing under such credit facilities.

     SECTION 2.7    SWINGLINE LOANS.

     (a) Subject to the terms and conditions hereof, the Swingline Lender severally agrees to make a portion of the Revolving Commitment Amount available to the Revolving Borrower by making swingline loans (individually, a "SWINGLINE LOAN"; collectively, the "SWINGLINE LOANS") to the Revolving Borrower on any Business Day prior to the Revolving Commitment Termination

Date in accordance with the procedures set forth in this Section in an aggregate principal amount at any one time outstanding not to exceed $20,000,000, notwithstanding the fact that such Swingline Loans, when aggregated with the Swingline Lender's outstanding Committed Loans, may exceed the Swingline Lender's Commitment (the amount of such commitment of the Swingline Lender to make Swingline Loans to the Revolving Borrower pursuant to this SUBSECTION 2.7(a), as the same shall be reduced pursuant to SUBSECTION 2.2.1) or as a result of any assignment pursuant to SECTION 11.11.1, the Swingline Lender's "SWINGLINE COMMITMENT"); PROVIDED, that at no time shall (i) the sum of the outstanding principal amount of all Swingline Loans PLUS the outstanding principal amount of all Committed Loans and Bid Loans PLUS the Letter of Credit Outstandings exceed the Revolving Commitment Amount, or (ii) the outstanding principal amount of all Swingline Loans exceed the Swingline Commitment. Additionally, no more than four Swingline Loans may be outstanding at any one time, and except as otherwise provided in
SECTION 3.2.2, all Swingline Loans shall at all times bear interest at a rate per annum equal to the Alternate Base Rate unless otherwise agreed to by the Swingline Lender in its sole discretion. Within the foregoing limits, and subject to the other terms and conditions hereof, the Revolving Borrower may borrow under this SUBSECTION 2.7(a), repay pursuant to SECTION 3.1 and reborrow pursuant to this SUBSECTION 2.7(a).

          (b) The Revolving Borrower shall provide the Administrative Agent (with a copy to the Swingline Lender) with irrevocable written notice (including notice via telephone call confirmed immediately by facsimile) in the form of a Borrowing Request of any Swingline Loan requested hereunder (which notice must be received by the Swingline Lender and the Administrative Agent prior to 12:00 noon (San Francisco time) on the requested Borrowing date) specifying (i) the amount to be borrowed, and (ii) the requested Borrowing date, which must be a Business Day.

          Upon receipt of the Borrowing Request, the Swingline Lender will immediately confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the Borrowing Request from the Revolving Borrower, and, if not, the Swingline Lender will provide the Administrative Agent with a copy thereof. Unless the Swingline Lender has received notice prior to 2:00 p.m. on such Borrowing date from the Administrative Agent (A) directing the Swingline Lender not to make the requested Swingline Loan as a result of the limitations set forth in the PROVISO set forth in the first sentence of SUBSECTION 2.7(a); or (B) that one or more conditions specified in ARTICLE VI are not then satisfied; then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 3:00 p.m. (San Francisco time) on the Borrowing date specified in such Borrowing Request, make the amount of its Swingline Loan available to the Administrative Agent for the account of the Revolving Borrower at an account designated by the Administrative Agent in funds immediately available to the Administrative
Agent. The proceeds of such Swingline Loan will then promptly be made available to the Revolving Borrower by the Administrative Agent crediting the account of the Revolving Borrower on the books of BofA with the aggregate of the amounts made available to the Administrative Agent by the Swingline
Lender and in like funds as received by the Administrative Agent. Each Borrowing pursuant to this Section shall be in an aggregate principal amount equal to two hundred fifty thousand dollars ($250,000) or an integral multiple of one hundred thousand dollars ($100,000) in excess thereof, unless otherwise agreed by the Swingline Lender.

          (c) If (i) any Swingline Loans shall remain outstanding at 9:00 a.m. (San Francisco time) on the Business Day immediately prior to a Swingline Clean-Up Day and by such time on such Business Day the Administrative Agent shall have received neither

                    (A) a Borrowing Request delivered pursuant to SECTION 2.3
               requesting that Committed Revolving Loans be made pursuant to
               SECTION 2.1 or Bid Loans be made pursuant to SECTION 2.5 on the Swingline Clean-Up Day in an amount at least equal to the aggregate principal amount of such Swingline Loans, nor

                    (B) any other notice indicating the Revolving Borrower's
               intent to repay such Swingline Loans with funds obtained from other sources, or

          (ii) any Swingline Loans shall remain outstanding during the existence of a Default or Event of Default and the Swingline Lender shall in its sole discretion notify the Administrative Agent that the Swingline Lender desires that such Swingline Loans be converted into Committed Revolving Loans, then the Administrative Agent shall be deemed to have received a Borrowing Request from the Revolving Borrower pursuant to SECTION 2.3 requesting that Base Rate Committed Revolving Loans be made pursuant to SECTION 2.1 on such Swingline Clean-Up Day (in the case of the circumstances described in CLAUSE (i) above) or on the first Business Day subsequent to the date of such notice from the Swingline Lender (in the case of the circumstances described in CLAUSE (ii) above) in an amount equal to the aggregate amount of such Swingline Loans, and the procedures set forth in SUBSECTIONS 2.3 shall be followed in making such Base Rate Committed Loans; PROVIDED that such Base Rate Committed Revolving Loans shall be made notwithstanding the Revolving Borrower's failure to comply with SECTION 6.2.1; and PROVIDED, FURTHER, that if a Borrowing of Committed Revolving Loans becomes legally impracticable and if so required by the Swingline Lender at the time such Committed Revolving Loans are required to be made by the Lenders in accordance with this SUBSECTION 2.7(c), each Lender agrees that in lieu of making Committed
Revolving Loans as described in this SUBSECTION 2.7(c), such Lender shall purchase a participation from the Swingline Lender in the applicable
Swingline Loans in an amount equal to such Lender's Percentage of such Swingline Loans, and the procedures set forth in SECTION 2.3 shall be followed in connection with the purchases of such participations. Upon such purchases of participations, the prepayment requirements of SUBSECTION 3.1(d) shall be deemed waived with respect to such Swingline Loans. The proceeds of such Base Rate Committed Revolving Loans, or participations purchased, shall be applied to repay such Swingline Loans. A copy of each notice given by the Administrative Agent to the Lenders pursuant to this SUBSECTION 2.7(c) with respect to the making of Committed Revolving Loans, or the purchases of participations, shall be promptly delivered by the Administrative Agent to the Revolving Borrower. Each Lender's obligation in accordance with this Agreement to make the Committed Revolving Loans, or purchase the participations, as contemplated by this SUBSECTION 2.7(c), shall be absolute and unconditional and shall not be affected by any circumstance, including
(1) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Revolving Borrower or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (3) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     SECTION 2.8 FUNDING. Each Lender may, if it so elects, fulfill its obligation to make Bid Loans or Swingline Loans based on the Eurodollar Rate or to make, continue or convert Eurodollar Committed Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Bid Loan, Swingline Loan or Eurodollar Committed Loan; PROVIDED, HOWEVER, that such Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the applicable Borrower to repay such Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, each Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of SECTION 5.1, 5.2, 5.3,
5.4 or 5.11, it shall be conclusively assumed that each Lender elected to fund all Bid Loans and Swingline Loans based on the Eurodollar Rate and all Eurodollar Committed Loans by purchasing Dollar deposits in its Eurodollar Office's interbank eurodollar market.

     SECTION 2.9 NOTES. (a) The Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to each Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of such Borrower hereunder to pay any amount owing with respect to the Loans.

     (b) Upon the request of any Lender made through the Administrative Agent, the Committed Loans made by such Bank may be evidenced by one or more Committed Loan Notes and the Bid Loans made by such Lender may be evidenced by one or more applicable notes ("BID LOAN NOTES"), instead of or in addition to loan accounts. Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the applicable Borrower with respect thereto. Each such Lender is irrevocably authorized by the applicable Borrower to endorse its Note(s) and each Lender's record shall be conclusive absent manifest error; PROVIDED, HOWEVER, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the applicable Borrower hereunder or under any such Note to such Lender.


                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION 3.1 REPAYMENTS AND PREPAYMENTS. Each Borrower shall repay in full the unpaid principal amount of each Loan made to it upon the Stated Maturity Date therefor. Prior thereto

          (a) each Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; PROVIDED, HOWEVER, that

               (i) any such prepayment of a Loan (other than a Bid Loan or a Swingline Loan) shall be made PRO RATA among Loans of the same Type and, if applicable, having the same Interest Period of all Lenders;

               (ii) any such prepayment of any Loan (other than a Base Rate Committed Loan or a Swingline Loan based on the Alternate Base Rate) made on any day other than the last day of the Interest Period for such Loan shall be subject to such Borrower's obligation to make payment, if requested by any Lender, of an additional amount equal to the amount due under SECTION 5.4 incurred as a result of such prepayment being so made at such time;

               (iii) all such prepayments shall require at least three but no more than five Business Days' prior written notice (except in the case of Base Rate Committed Loans and Swingline Loans based upon the Alternate Base Rate which shall require one Business Day's prior written notice) to the Administrative Agent and such notice of prepayment shall be irrevocable and shall specify (i) the date and amount of such prepayment, and (ii) whether such payment is of Base Rate Committed Loans, Eurodollar Committed Loans or Swingline Loans, or any combination thereof;

               (iv) all such prepayments (A) in the case of Loans other than Swingline Loans, shall be in an aggregate minimum amount of $5,000,000 (or if less, the aggregate outstanding amount of all Loans) and an integral multiple of $1,000,000, and (B) in the case of Swingline Loans, shall be in an aggregate minimum amount of $250,000 (or if less, the aggregate outstanding amount of such Swingline Loan) and an integral multiple of $100,000; and

               (v) notwithstanding the terms of SECTION 5.4(a), Bid Loans may not be voluntarily prepaid.

          (b) the Revolving Borrower shall, on each date when any reduction in the Revolving Commitment Amount shall become effective, including pursuant to SECTION 2.2, make a mandatory prepayment (which shall be applied (or held for application and bear interest at the rate applicable under SECTION 4.7) as the case may be, by the Lenders first to the payment of the aggregate unpaid principal amount of those Revolving Loans then outstanding, and then to the payment of the then outstanding Letter of Credit Outstandings) equal to the excess, if any, of the aggregate, outstanding principal amount of all Revolving Loans and Letter of Credit Outstandings over the Revolving Commitment Amount as so reduced;

          (c) each Borrower shall, immediately upon any acceleration of the Stated Maturity Date of any Revolving Loans or Term Loans pursuant to
     SECTION 9.2 or SECTION 9.3, repay all such Loans, unless, pursuant to
     SECTION 9.3, only a portion of all such Loans is so accelerated;

          (d) the Revolving Borrower shall make a mandatory prepayment of Swingline Loans (A) if following any reduction of the Swingline Commitment pursuant to SUBSECTION 2.2.1 the aggregate outstanding principal amount of Swingline Loans would exceed the Swingline Commitment as reduced, on the reduction date in an amount equal to the excess of the Swingline Loans over the Swingline
     Commitment, and (B) so that for at least one Business Day during each successive two calendar week period the aggregate principal amount of Swingline Loans shall be $0 (a "SWINGLINE CLEAN-UP DAY"), the Revolving Borrower shall prepay on the Swingline Clean-Up Day the outstanding principal amount of the Swingline Loans (which Swingline Loans may not be reborrowed until such Swingline Clean-Up Day has ended); and

          (e) shall repay each Bid Loan on the last day of the relevant Interest Period.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by SECTION 5.4. No voluntary prepayment of principal of any Revolving Loans shall cause a reduction in the Revolving Commitment Amount.

     SECTION 3.2 INTEREST PROVISIONS. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this SECTION 3.2.


     SECTION 3.2.1 RATES. Bid Loans shall accrue interest at the applicable Eurodollar Rate PLUS the Eurodollar Bid Margin, in the case of a Eurodollar Bid Loan, and at the Absolute Rate, in the case of any Absolute Rate Bid Loan, in each case as determined in accordance with SECTION 2.6. Each Swingline Loan shall bear interest on the principal amount thereof from the date when made until such Loan becomes due at a rate PER ANNUM equal to the Alternate Base Rate or such other rate agreed to by the Swingline Lender in its sole discretion. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, each Borrower may elect that its Committed Loans comprising a Borrowing accrue interest at a rate per annum:

          (a) on that portion maintained from time to time as a Base Rate Committed Loan, equal to the Alternate Base Rate from time to time in effect; and

          (b) on that portion maintained as a Eurodollar Committed Loan, during each Interest Period applicable thereto, equal to the sum of the Eurodollar Rate (Reserve Adjusted) for such Interest Period plus a margin equal to the Applicable Margin in effect on the date such Eurodollar Committed Loan is made.

The applicable margin to be added to each Eurodollar Committed Loan (the "APPLICABLE MARGIN") will be determined by the

Administrative Agent from time to time in accordance with the table set forth below based on the Compliance Certificate delivered by the Revolving Borrower for the calendar quarter immediately preceding such time (the "PRECEDING QUARTER") under CLAUSE (c) of SECTION 8.1.1. Such determination shall be based on the calculation of the Consolidated Funded Debt to Cash Flow Ratio set forth in the Compliance Certificate for the Preceding Quarter and shall apply from and including the Business Day such Compliance Certificate is delivered until but excluding the Business Day the Compliance Certificate is delivered for the calendar quarter immediately following the Preceding Quarter; PROVIDED that the Applicable Margin for any day after the forty-fifth day of any calendar quarter during which the Revolving Borrower shall not deliver a Compliance Certificate shall be 1.0% PER ANNUM effective until the day such certificate is delivered. The Applicable Margin for the period from the Restatement Effective Date until but excluding the Business Day the first Compliance Certificate is delivered hereunder shall be based upon the Compliance Certificate most recently delivered under the Original Credit Agreement prior to the Restatement Effective Date. The ratios set forth in the table below are for the purpose of interest calculation only and shall not affect the Revolving Borrower's obligation to comply with SECTION 8.2.4.

            Ratio                      Applicable Margin
            -----                      -----------------
     Less than 1.00:1                        0.35%

     1.00:1 or greater and less than
     1.50:1                                  0.40%

     1.50:1 or greater and less than
     2.00:1                                  0.50%

     2.00:1 or greater and less than
     2.50:1                                  0.625%

     2.50:1 or greater                       0.875%

     The "EURODOLLAR RATE (RESERVE ADJUSTED)" means, relative to any Loan to be made, continued or maintained as, or converted into, a Eurodollar Committed Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

  Eurodollar Rate       =              EURODOLLAR RATE
  (Reserve Adjusted)        ------------------------------------
                            1.00 - Eurodollar Reserve Percentage

The Eurodollar Rate (Reserve Adjusted) for any Interest Period for Eurodollar Committed Loans will be determined by the Administrative Agent on the basis of the Eurodollar Reserve Percentage in effect on, and the applicable rates furnished to and received by the Administrative Agent from its Eurodollar office, two Business Days before the first day of such Interest Period.

     "EURODOLLAR RATE" means the rate of interest PER ANNUM determined by the Administrative Agent as the rate at which dollar deposits in the approximate amount of any Loan to bear interest at a rate based upon the Eurodollar Rate or BofA's Eurodollar Committed Loan, as applicable, for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore dollar interbank market at their request at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

     "EURODOLLAR RESERVE PERCENTAGE" means, relative to any Interest Period for Eurodollar Committed Loans, the reserve percentage (expressed as a decimal and rounded upward to the nearest 1/100th of 1%) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

     All Eurodollar Committed Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Committed Loan.

     The foregoing adjustment of the Eurodollar Rate on the basis of the Eurodollar Reserve Percentage in order to determine the Eurodollar Rate (Reserve Adjusted) shall be made by the Administrative Agent upon notice from time to time by a Lender that it has become subject to reserves under applicable F.R.S. Board regulations in respect of "Eurocurrency Liabilities" and that it shall require compensation for costs it has incurred during an Interest Period as a consequence of maintaining such reserves during such Interest Period. Such compensation shall be limited to the actual costs of such reserves determined by such Lender to be allocable to its Eurodollar Committed Loan or Loans. Any determination by a Lender of the amount of such reserves shall, in the absence of manifest error, be final, conclusive and binding on all of the parties hereto.

     SECTION 3.2.2 POST-DEFAULT RATE. At any time when any Event of Default shall occur and be continuing, upon the request of the Administrative Agent, at the direction of the Majority Lenders, each Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on its Loans and all other amounts due from it hereunder at the following rates: (i) with respect to any amount payable on or in connection with a Base Rate Committed Loan or Swingline Loan, from the date of such Event of Default until such amount is paid in full, at a rate PER ANNUM equal to the sum of the Alternate Base Rate in effect from time to time (but not less than the Alternate Base Rate in effect at such date), or, in the case of any Swingline Loan, such other rate at which such Loan bears interest, PLUS 2.0% PER ANNUM (the "POST-DEFAULT RATE"),(ii) with respect to any amount payable on or in connection with a Eurodollar Committed Loan or a Bid Loan, from the date of such Event of Default until the end of the Interest Period for such Loan, at a rate PER ANNUM equal to the sum of the applicable Eurodollar Rate (Reserve Adjusted), in the case of a Eurodollar Committed Loan or the applicable Absolute Rate or Eurodollar Rate PLUS the applicable Eurodollar Bid Margin in the case of any Eurodollar Bid Loan PLUS, in each such case, 3.0% PER ANNUM, and, thereafter, at the Post-Default Rate until such amount is paid in full, and (iii) with respect to any other amount payable hereunder, from the date of such Event of Default until such amount is paid in full, at the Post-Default Rate.

     SECTION 3.2.3 PAYMENT DATES. Interest accrued on each Loan shall be payable, without duplication:

          (a) on the Stated Maturity Date therefor;

          (b) on the date of any optional or required payment or prepayment, in whole or in part, of principal outstanding on such Loan;

          (c) with respect to Base Rate Committed Loans, and Bid Loans that accrue interest at the Absolute Rate, on each Quarterly Payment Date occurring after the date of the initial Borrowing hereunder;

          (d) with respect to Eurodollar Committed Loans, or any Bid Loan or Swingline Loan that accrues interest at a rate based upon the Eurodollar Rate on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the date which would have been the last day in an Interest Period of three months);

          (e) with respect to any Base Rate Committed Loans converted into Eurodollar Committed Loans on a day when interest would not otherwise have been payable pursuant to CLAUSE (c), on the date of such conversion; and

          (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to SECTION 9.2 or SECTION 9.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION 3.2.4  INTEREST RATE (CANADA).

     For the purpose of the Interest Act (Canada) only, where interest is calculated based on a year comprised of 360 days, 365 days, or 366 days, the yearly rate or percentage of interest to which such interest rate is equivalent, is the rate obtained by multiplying the rate by the actual number of days in the year and dividing by 360, 365 or 366 as the case may be.

     SECTION 3.3  FEES.  Each Borrower agrees to pay the fees set forth in this
SECTION 3.3.  All such fees shall be non-refundable.

     SECTION 3.3.1  COMMITMENT FEES.

     (a) The Revolving Borrower agrees to pay to the Administrative Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Revolving Borrower's inability to satisfy any condition of ARTICLE VI) commencing on the Original Effective Date and continuing through the final Revolving Commitment Termination Date, a commitment fee on such Lender's Percentage of the sum of the average daily unused portion of the Revolving Commitment Amount (as in effect from time to time since the Original Effective Date) calculated at the rates PER ANNUM determined from time to time for the Current Fiscal Quarter in accordance with the table set forth below in CLAUSE (c) and the Compliance Certificate delivered by the Revolving Borrower pursuant to CLAUSE (c) of SECTION 8.1.1. The amount of any outstanding Bid Loans and Swingline Loans shall be disregarded for purposes of calculating any Lender's Percentage of the average daily unused portion of the Revolving Commitment Amount in accordance with the preceding sentence except that, in determining such Percentage of the average daily unused portion for any such Lender for any day, the outstanding principal amount of any Bid Loans of such Lender on such day shall be subtracted from its Percentage of the unused portion of the Revolving Commitment Amount in effect on such day.

     (b) The determination of the commitment fee shall be based on the calculation of the Consolidated Funded Debt to Cash Flow Ratio set forth in the Compliance Certificate for the Preceding

Quarter and shall apply from and including the Business Day such Compliance Certificate is delivered until but excluding the Business Day the Compliance Certificate for the calendar quarter immediately following the Preceding Quarter is delivered. The Consolidated Funded Debt to Cash Flow Ratio for the period from the Restatement Effective Date to but excluding the Business Day the first Compliance Certificate is delivered hereunder shall be the latest Consolidated Funded Debt to Cash Flow Ratio determined under the Original Credit Agreement. Subject to the terms of SECTION 2.2.2 hereof, such commitment fees shall be payable by the Revolving Borrower in arrears on each Quarterly Payment Date, commencing on June 30, 1997, and on the Commitment Termination Date and shall be determined on the basis of a 360 day year.

     (c) The ratios set forth in the table below are for the purpose of the commitment fee calculation only and shall not affect the Revolving Borrower's obligation to comply with SECTION 8.2.4.

                   Ratio               Per Annum Commitment Fee
                   -----               ------------------------
       Less than 1.00:1                        0.125%

       1.00:1 or greater and
       less than 1.50:1                        0.15%

       1.50:1 or greater and
       less than 2.00:1                        0.175%

       2.00:1 or greater and
       less than 2.50:1                        0.20%

       2.50:1 or greater                       0.25%

     The Commitment Fee rate applicable for any day after the forty-fifth day of any quarter of any calendar year during which the Revolving Borrower does not deliver a Compliance Certificate, effective until the day such certificate is delivered, shall be the highest rate set forth above.

     SECTION 3.3.2 PARTICIPATION FEES. On the Restatement Effective Date, the Revolving Borrower agrees to pay to the Administrative Agent for the account of each Lender based upon the relative amount of such Lender's incremental Commitments, an up-front participation fee in an amount as calculated as set forth in the term sheet dated February 27, 1997 distributed to each Lender together with related materials describing the transactions contemplated by this Agreement.

     SECTION 3.3.3  [RESERVED].

     SECTION 3.3.4 CO-AGENT'S FEES. The Revolving Borrower agrees to pay to the Co-Agents the non-refundable agency fee and certain other fees (including bid auction fees) in the amounts and at the times set forth in a fee letter dated March 10, 1997 between the Revolving Borrower, the Co-Agent, BancAmerica Securities, Inc. and Nationsbank Capital Markets, Inc.

     SECTION 3.3.5 LETTER OF CREDIT FACE AMOUNT FEE. The Revolving Borrower shall pay to the Administrative Agent for the benefit of the Lenders letter of credit fees per annum based on the average daily maximum amount available to be drawn on the outstanding Letters of Credit, payable quarterly in arrears on each Quarterly Payment Date, commencing on June 30, 1997, and determined on the basis of a 360 day year. The applicable fees will be determined by the Administrative Agent from time to time for the Current Quarter in accordance with the table set forth below based on the Compliance Certificate delivered by the Revolving Borrower for the Preceding Quarter under CLAUSE (c) of SECTION 8.1.1. Such determination shall be based on the calculations of the Consolidated Funded Debt to Cash Flow Ratio set forth in the Compliance Certificate for the Preceding Quarter and shall apply from and including the Business Day such Compliance Certificate is delivered until but excluding the Business Day the Compliance Certificate for the calendar quarter immediately following the Preceding Quarter is delivered. The Consolidated Funded Debt to Cash Flow Ratio for the period from the Restatement Effective Date to but excluding the Business Day the first Compliance Certificate is delivered hereunder shall be the latest Consolidated Funded Debt to Cash Flow Ratio determined under the Original Credit Agreement. The ratios set forth in the table below are for the purpose of letter of credit fee calculation only and shall not affect the Revolving Borrower's obligations to comply with SECTION 8.2.4.
                                      Per Annum Letter
                Ratio                  of Credit Fee
                -----                 ----------------
        Less than 1.00:1                   0.35%

        1.00:1 or greater
        and less than 1.50:1               0.40%

        1.50:1 or greater
        and less than 2.00:1               0.50%

        2.00:1 or greater
        and less than 2.50:1               0.625%

        2.50:1 or greater                  0.875%

     The Letter of Credit Fee rate applicable under this SECTION 3.3.5 (i) upon the request of the Administrative Agent, at the direction of the Majority Lenders, for any day during which an Event of Default shall occur and be continuing shall be 2.0% PER ANNUM, and (ii) for every day after the forty-fifth day of any calendar quarter of any calendar year during which the Revolving Borrower does not deliver a Compliance Certificate, effective until the day such certificate is delivered, shall be the highest rate set forth above.

     SECTION 3.3.6 LETTER OF CREDIT ISSUING FEE. The Revolving Borrower agrees to pay to the Administrative Agent, for the account of the applicable Issuer, an issuing fee for each Letter of Credit for the period from and including the date of issuance of such Letter of Credit to (but not including) the date upon which such Letter of Credit expires, of 0.125% PER ANNUM of the face amount of such Letter of Credit and the Revolving Borrower further agrees to pay to the Administrative Agent, for the account of the applicable Issuer, such Issuer's customary administrative and processing fees and out-of-pocket expenses relating to such Letter of Credit. Such issuing fee shall be determined on the basis of a 360 day year, and together with other amounts shall be payable by the Revolving Borrower in arrears on each Quarterly Payment Date, commencing on June 30, 1997, and on the Commitment Termination Date for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Letter of Credit.


                                   ARTICLE IV

                                LETTERS OF CREDIT

     SECTION 4.1 ISSUANCE REQUESTS. By delivering to the Administrative Agent and the applicable Issuer an Issuance Request on or before 10:00 a.m. San Francisco time, the Revolving Borrower may request, from time to time prior to the Commitment Termination Date and on not less than three nor more than fifteen Business Days' notice, that such Issuer issue an irrevocable standby letter of credit (each a "LETTER OF CREDIT"), in support of financial obligations of any Borrower or its Subsidiaries incurred in such Borrower's or such Subsidiary's ordinary course of business or in connection with an Approved Acquisition and which are described in such Issuance Request. Upon receipt of an Issuance Request, the Administrative Agent shall promptly notify the Lenders thereof. Each Letter of Credit shall by its terms:

          (a) be issued in a Stated Amount which

               (i) is at least $100,000; and

               (ii) does not exceed (or would not exceed) the then Letter of Credit Availability; and

          (b) be stated to expire on a date (its "STATED EXPIRY DATE") no later than fifteen days prior to the then Revolving Commitment Termination Date.

So long as no Default has occurred and is continuing, by delivery to the applicable Issuer and the Administrative Agent of an Issuance Request at least five but not more than fifteen Business Days prior to the earlier of (i) the Stated Expiry Date of any Letter of Credit and (ii) (if such Letter of Credit contains provisions for automatic extension or renewal unless the Issuer advises the beneficiary thereof that such Letter of Credit will not be extended or renewed) the date upon which in accordance with the terms of such Letter of Credit, the Issuer must provide notice to the Revolving Borrower that such Letter of Credit will expire without renewal on the Stated Expiry Date, the Revolving Borrower may request such Issuer to extend the Stated Expiry Date of such Letter of Credit to a date no later than fifteen days prior to the then Revolving Commitment Termination Date. Notwithstanding any provision contained in the foregoing to the contrary, the Revolving Borrower may not request the issuance of, and no Issuer shall have an obligation to issue, any Letter of Credit at any time when, or if after giving effect to such issuance, and so long as, the Letter of Credit Outstandings shall equal or exceed $30,000,000.

     SECTION 4.2  ISSUANCES AND EXTENSIONS.

     (a) On the terms and subject to the conditions of this Agreement (including ARTICLE VI), the Issuer shall issue Letters of Credit, and extend the Stated Expiry Dates of outstanding Letters of Credit, in accordance with the Issuance Requests made therefor. Each Issuer will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof (and will promptly provide the Revolving Borrower and each of the Lenders with a copy of such Letter of Credit) and will notify the beneficiary under any Letter of Credit of any extension of the Stated Expiry Date or other renewal thereof.

     (b)  No Issuer is under any obligation to issue any Letter of Credit if:

          (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuer from issuing such Letter of Credit, or any Applicable Law with respect to the Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuer shall by its terms purport to direct the Issuer to refrain from the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuer is not otherwise compensated hereunder) not in effect on the Restatement Effective Date, or shall impose upon the Issuer any unreimbursed loss, cost or expense which was not applicable on the Original Effective Date and which the Issuer in good faith deems material to it (unless the Revolving Borrower elects to pay such losses, costs and expenses);

          (ii) the Issuer has received written notice from any Lender, the Administrative Agent or the Revolving Borrower, on or prior to the Business Day prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in ARTICLE VI is not then satisfied;

          (iii) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

          (iv) any requested Letter of Credit is not in form and substance acceptable to the Issuer, or the issuance of a Letter of Credit shall violate any applicable policies of the Issuer; or

          (v) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person.

     (c) SCHEDULE IV hereto sets forth each irrevocable standby letter of credit issued pursuant to the Original Credit Agreement and outstanding on the date hereof. Each such irrevocable standby letter of credit listed on SCHEDULE IV hereto shall, as of the Restatement Effective Date and thereafter, be a Letter of Credit for all purposes hereunder.

     SECTION 4.3 EXPENSES. The Revolving Borrower agrees to pay to the Administrative Agent for the account of the applicable Issuer(s) all administrative expenses of such Issuer(s) in connection with the issuance, maintenance, modification (if any) and administration of each Letter of Credit issued by such Issuer(s) upon demand from time to time.

     SECTION 4.4  OTHER LENDERS' PARTICIPATION.

     (a) Each Letter of Credit issued pursuant to SECTION 4.2 shall, effective upon its issuance and without further action, be issued on behalf of all Lenders (including the Issuer thereof) PRO RATA according to their respective Percentages. Each Lender shall, to the extent of its Percentage, be deemed irrevocably to have participated in the issuance of such Letter of Credit (including, without limitation, Letters of Credit issued prior to the Restatement Effective Date) and shall be responsible to reimburse promptly the Issuer thereof for Reimbursement Obligations which have not been reimbursed by the Revolving Borrower in accordance with SECTION 4.5, or which have been reimbursed by the Revolving

Borrower but must be returned, restored or disgorged by such Issuer for any reason, and each Lender shall, to the extent of its Percentage, be entitled to receive from the Administrative Agent a ratable portion of the letter of credit fees received by the Administrative Agent pursuant to SECTION 3.3.4, with respect to each Letter of Credit and which accrue on or after the Restatement Effective Date.

     (b) In the event that the Revolving Borrower shall fail to reimburse any Issuer, or if for any reason Loans shall not be made to fund any Reimbursement Obligation, all as provided in SECTION 4.5 and in an amount equal to the amount of any drawing honored by such Issuer under a Letter of Credit issued by it, or in the event such Issuer must for any reason return or disgorge such reimbursement, such Issuer shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to such Issuer, whether or not any Default shall have occurred and be continuing, an amount equal to its respective participation in same day or immediately available funds at the office of such Issuer specified in such notice not later than 9:00 a.m., San Francisco time, on the Business Day (under the laws of the jurisdiction of such Issuer) after the date notified by such Issuer.

     (c) In the event that any Lender fails to make available to any Issuer the amount of such Lender's participation in any Letter of Credit as provided herein, such Issuer shall be entitled to recover such amount on demand from such Lender together with interest at the daily average Federal Funds Rate for three Business Days (together with such other compensatory amounts as may be required to be paid by such Lender to the Administrative Agent pursuant to the Rules for Interbank Compensation of the council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time) and thereafter at the Alternate Base Rate.

     (d) Nothing in this SECTION 4.4 shall be deemed to prejudice the right of any Lender to recover from any Issuer any amounts made available by such Lender to such Issuer pursuant to this Section in the event that it is finally determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuer in respect of which payment was made by such Lender constituted gross negligence or wilful misconduct on the part of such Issuer. Each Issuer shall distribute to each other Lender which has paid all amounts payable by it under this SECTION 4.4 with respect to any Letter of Credit issued by such Issuer such other Lender's Percentage of all payments received by such Issuer from the Revolving Borrower in reimbursement of drawings honored by such Issuer under such Letter of Credit when such payments are received.

     SECTION 4.5 DISBURSEMENTS. Each Issuer will notify the Revolving Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit, together with notice of the date (a "DISBURSEMENT DATE") such payment shall be made. Subject to the terms and provisions of such Letter of Credit, the applicable Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 10:00 a.m., San Francisco time, on the Disbursement Date, the Revolving Borrower will reimburse the applicable Issuer for all amounts which it has disbursed or is required to disburse under the Letter of Credit on such date. To the extent the applicable Issuer is not reimbursed in full in accordance with the THIRD SENTENCE of this Section, the Revolving Borrower's Reimbursement Obligation shall accrue interest at a fluctuating rate equal to the Alternate Base Rate through and including the first Business Day after the Disbursement Date, and thereafter at a fluctuating rate equal to the Alternate Base Rate plus a margin of 2.0% PER ANNUM, in each case, payable on demand. The Revolving Borrower may borrow Revolving Loans hereunder in order to pay any Reimbursement Obligation, subject to the terms and conditions hereof (except for the minimum amounts for Borrowings set forth in SECTION 2.3) including satisfaction of the conditions set forth in SECTION 6.2, PROVIDED, HOWEVER, for the purpose of determining the availability of the Commitments to make Revolving Loans immediately prior to giving effect to the application of the proceeds of such Revolving Loans, such Reimbursement Obligation shall be deemed not to be outstanding at such time.

     SECTION 4.6 REIMBURSEMENT. The Revolving Borrower's obligation (a "REIMBURSEMENT OBLIGATION") under SECTION 4.5 to reimburse an Issuer with respect to each Disbursement (including interest thereon), and each Lender's obligation to make participation payments in each drawing which has not been reimbursed by the Revolving Borrower, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, recoupment, counterclaim, or defense to payment which the Revolving Borrower may have or have had against any Lender or any beneficiary of a Letter of Credit, including any defense based upon the occurrence of any Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the applicable Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit; PROVIDED, HOWEVER, that nothing herein shall adversely affect the right of the Revolving Borrower to commence any proceeding against the applicable Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of such Issuer.

     SECTION 4.7 DEEMED DISBURSEMENTS. Upon the occurrence and during the continuation of any Event of Default after the Restatement Effective Date or the occurrence of the Revolving Commitment Termination Date, an amount equal to that portion of Letter of Credit Outstandings attributable to outstanding and undrawn Letters of Credit shall, at the election of the applicable Issuer acting on instructions from the Majority Lenders, and without demand upon or notice to the Revolving Borrower, be deemed to have been paid or disbursed by such Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and, upon notification by such Issuer to the Administrative Agent and the Revolving Borrower of its obligations under this Section, the Revolving Borrower shall be immediately obligated to pay to the Administrative Agent, the amount deemed to have been so paid or disbursed by such Issuer. Any amounts so received by the Administrative Agent from the Revolving Borrower pursuant to this SECTION 4.7 shall be held by the Administrative Agent in a segregated account as collateral security for the repayment of the Revolving Borrower's Obligations in connection with the Letters of Credit issued by such Issuer and, subject to the prior payment of such Obligations, the other Obligations of the Revolving Borrower. The Revolving Borrower hereby assigns and pledges to the Administrative Agent, for the benefit of the applicable Issuer, and hereby grants to the Administrative Agent, for the benefit of the applicable Issuer, a security interest in and lien upon such account and all deposits in such account, all investments arising out of such funds, all claims thereunder or in connection therewith and all cash, securities, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of such account, such funds or such investments. At such time when all Events of Default shall have been cured or waived, the Administrative Agent shall return to the Revolving Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section. All amounts on deposit pursuant to this Section shall, until their application to any Reimbursement Obligation or other Obligation or their return to the Revolving Borrower, as the case may be, bear interest at the daily average Federal Funds Rate from time to time in effect (net of the costs of any reserve requirements, in respect of amounts on deposit pursuant to this Section, pursuant to F.R.S. Board Regulation D), which interest shall be held by the Administrative Agent as additional collateral security for the repayment of the Obligations.

     SECTION 4.8 NATURE OF REIMBURSEMENT OBLIGATIONS. The Revolving Borrower shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither any Issuer nor any Lender (except to the extent of its own gross negligence or wilful misconduct) shall be responsible for:

          (a) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

          (b) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

          (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

          (d) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise; or

          (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit or of the proceeds thereof.

None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted any Issuer or any Lender hereunder. In furtherance and extension, and not in limitation or derogation, of any of the foregoing, any action taken or omitted to be taken by any Issuer in good faith shall be binding upon the Revolving Borrower and shall not put such Issuer under any resulting liability to the Revolving Borrower.

     SECTION 4.9 INDEMNITY. The Revolving Borrower hereby agrees to protect, indemnify, pay and save each Issuer, the Administrative Agent and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which such Issuer, Co-Agent or Lender may incur or be subject to as a consequence, direct or indirect, of

          (a) the issuance of the Letters of Credit, other than as a result of the gross negligence or wilful misconduct of such Issuer, the Administrative Agent or Lender as determined by a court of competent jurisdiction, or

          (b) the failure of such Issuer, the Administrative Agent or Lender to honor a drawing under any Letter of Credit as a result of any applicable act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

     SECTION 4.10 CONFLICTS WITH LETTER OF CREDIT RELATED DOCUMENTS. In the event of any conflict between this Agreement and any of the agreements and instruments entered into by the Revolving Borrower with (or in favor of) any Issuer and relating to any Letter of Credit (other than the Letter of Credit itself), including any Issuance Request, this Agreement shall control.


                                    ARTICLE V

                  CERTAIN EURODOLLAR RATE AND OTHER PROVISIONS

     SECTION 5.1 EURODOLLAR RATE LENDING UNLAWFUL. If any Lender shall determine (which determination shall, upon notice thereof to each Borrower and the Lenders, be conclusive and binding on such Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make Bid Loans based upon the Eurodollar Rate or to make, continue or maintain any Loan as, or to convert any Loan into, a Eurodollar Committed Loan of a certain Type, the obligations of such Lender to make, continue, maintain or convert into any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding Bid Loans based upon the Eurodollar Rate and all outstanding Eurodollar Committed Loans made by such Lender shall automatically convert into Base Rate Committed Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

     SECTION 5.2 DEPOSITS UNAVAILABLE. If the Majority Lenders shall have determined that

          (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Administrative Agent in its relevant market; or

          (b) by reason of circumstances affecting their relevant eurodollar markets, adequate means do not exist for ascertaining the interest rate applicable hereunder to Bid

     Loans based on the Eurodollar Rate or to Eurodollar Committed Loans,

then, upon notice from the Administrative Agent to each Borrower and the Lenders, the obligations of all Lenders under SECTION 2.3 and SECTION 2.4 to make any Bid Loans based on the Eurodollar Rate or to make or continue any Loans as, or to convert any Loans into, Eurodollar Committed Loans shall forthwith be suspended until the Administrative Agent shall notify such Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 5.3 INCREASED EURODOLLAR LOAN COSTS, ETC. Each Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or, if applicable, of converting (or of its obligation to convert) any Loans into, Bid Loans based on the Eurodollar Rate or Eurodollar Committed Loans. Such Lender shall promptly notify the Administrative Agent and each Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount (which shall include calculations in reasonable detail). Such additional amounts shall be payable by each Borrower directly to such Lender within five Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on such Borrower.

     SECTION 5.4 FUNDING LOSSES. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or, if applicable, to convert any portion of the principal amount of any Loan into, a Bid Loan based upon the Eurodollar Rate or a Eurodollar Committed Loan) as a result of

          (a) any conversion or repayment or prepayment of the principal amount of any Bid Loans or Eurodollar Committed Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to SECTION 3.1 or otherwise;

          (b) any Loans not being made in accordance with the Borrowing Request therefor; or

          (c) any Loans not being continued as, or converted into, Eurodollar Committed Loans in accordance with the Continuation/Conversion Notice therefor; or

          (d) receipt by such Lender of a payment in respect of its Loans on a date other than the scheduled last day of an Interest Period applicable thereto as a consequence of the assignments which take place on the Restatement Effective Date pursuant to SECTION 5.13, then, upon the written notice of such Lender to each Borrower (with a copy to the Administrative Agent), which notice shall set forth the basis for requesting such reimbursement, such Borrower shall, within five Business Days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense incurred with respect to Loans to such Borrower. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on such Borrower.

     SECTION 5.5 INCREASED CAPITAL COSTS. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in since the Restatement Effective Date of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, issuance of or participation in Letters of Credit or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to each Borrower, such Borrower shall, within five Business Days of its receipt thereof pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return with respect to such Borrower. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on each Borrower.
In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

     SECTION 5.6 TAXES. (a) All payments by each Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "TAXES"). In the event that any withholding or deduction from any payment to be made by either Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then such Borrower will

          (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (ii) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

          (iii) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the applicable Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

     (b) If the applicable Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the Administrative Agent or Lenders, the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and Lenders for any incremental Taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. For purposes of this SECTION 5.6, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the applicable Borrower.

     Each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the date such Lender becomes a party to this Agreement and in a timely fashion thereafter, execute and deliver to each Borrower and the Administrative Agent, one or more (as such Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

     SECTION 5.7 PAYMENTS, COMPUTATIONS, ETC. Unless otherwise expressly provided, all payments by each Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by such Borrower to the Administrative Agent for the PRO RATA account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 9:00 a.m., San Francisco time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to such Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Committed Loan (other than when calculated with respect to the Federal Funds Rate), 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by CLAUSE (c) of the definition of the term "INTEREST PERIOD" with respect to Eurodollar Committed Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     SECTION 5.8 SHARING OF PAYMENTS. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Committed Loan (other than pursuant to the terms of SECTIONS 5.3, 5.4 and 5.5) or Letter of Credit in excess of its PRO RATA share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Committed Loans made by them and/or Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

          (a) the amount of such selling Lender's required repayment to the purchasing Lender

TO

          (b)  the total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including set-off, but subject to SECTION 5.9) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION 5.9 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists, each Lender is authorized at any time and from time to time, without prior notice to either Borrower, any such notice being waived by such Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of each Borrower against any and all Obligations owing to such Lender by such Borrower, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify each Borrower and the Administrative Agent after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this
SECTION 5.9 are in addition to the other rights and remedies (including other rights of set-off) which the Lender may have. Any Lender or Swingline Lender having outstanding Committed Loans, Swingline Loans and Bid Loans at any time a right of set-off is exercised by such Lender or Swingline Lender shall apply the proceeds of such set-off first to such Lender's Committed Loans, until its Committed Loans are reduced to zero, then to its Swingline Loans, and thereafter to its Bid Loans. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE, OR ATTEMPT TO EXERCISE, ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE

LIKE ARISING UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF EITHER BORROWER OR ANY SUBSIDIARY OF SUCH BORROWER HELD OR MAINTAINED BY THE LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE MAJORITY LENDERS AND THE ADMINISTRATIVE AGENT.

     SECTION 5.10 USE OF PROCEEDS. Each Borrower shall apply the proceeds of each Borrowing in accordance with RECITAL G, PROVIDED, that, without limiting the foregoing, no proceeds of any Loan will be used to acquire or carry any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or any "margin stock", as defined in F.R.S. Board Regulation U except for Approved Acquisitions in compliance with F.R.S. Board Regulation U.

     SECTION 5.11   OTHER INCREASED COSTS.  If by reason of

          (a) any change in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement, or

          (b) compliance by any Lender or any Issuer with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority, including Regulation D of the F.R.S. Board:

               (i) any Lender or any Issuer shall be subject to any tax (other than taxes on net income and franchises), levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Agreement, whether directly or by such being imposed on or suffered by such Lender or Issuer;

               (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by any Issuer or participations therein purchased by any Lender or any Commitment or Loans made by any Lender, but excluding with respect to any Eurodollar Committed Loan any such requirement included in the calculation of the Eurodollar Rate (Reserve Adjusted); or

               (iii) there shall be imposed on any Issuer any other condition regarding any Letter of Credit or any other condition on any Lender regarding this Agreement, any Commitment and Loans and any participation in any Letter of Credit;

and the result of the foregoing is directly or indirectly to increase the cost to such Issuer or such Lender of issuing, making or maintaining its Commitment, any Loans or any Letter of Credit or of purchasing or maintaining any participation therein or making any Loan or to reduce any amount receivable in respect of any such Letter of Credit or any such Commitment or Loan by such Issuer or such Lender, as applicable, then and in any such case such Issuer or such Lender, as applicable, may, at any time after the additional cost is incurred or the amount received is reduced, notify each Borrower thereof, and such Borrower shall pay on demand such amounts as such Issuer or Lender, as applicable, may specify to be necessary to compensate such Issuer or Lender, as applicable, for such additional cost or reduced receipt attributable to such Borrower, together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the Alternate Base Rate. The determination by such Issuer or Lender, as applicable, of any amount due pursuant to this Section, as set forth in a statement setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto.

     SECTION 5.12  OBLIGATION TO MITIGATE; SUBSTITUTION OF LENDERS.   (a)  Each
Lender agrees that as promptly as practicable after it becomes aware of the occurrence of an event that would entitle it to give notice pursuant to this
ARTICLE V, and in any event if so requested by either Borrower, each Lender shall use reasonable efforts to make, fund or maintain its affected Loans based on the Eurodollar Rate through another Domestic Office, or a lending office outside of the United States, if as a result thereof the increased costs would be avoided or materially reduced or the illegality would thereby cease to exist and if, in the opinion of such Lender, the making, funding or maintaining of such Loans through such other office would not be disadvantageous to such Lender or contrary to such Lender's normal banking practices.

     (b) Upon the receipt by either Borrower from any Lender (an "AFFECTED LENDER") of a request for compensation or payment under this ARTICLE V, such Borrower may: (i) request one or more of the other Lenders to acquire and assume (in such Lender's sole discretion) all or part of such Affected Lender's Loans and Commitments or Swingline Commitment, as the case may be; or (ii) designate a replacement bank or financial institution to acquire and assume all or part of such Affected Lender's Loans and Commitments or Swingline Commitment, as the case may be. Any such designation of a replacement bank or financial institution under CLAUSE (ii) shall be subject to the prior written consent of the Administrative Agent and the other Lenders (which consent shall not be unreasonably withheld). Nothing in this CLAUSE (b) shall relieve either Borrower of any obligation to pay any amounts accrued under this ARTICLE V prior to the date any Lender is replaced.

     SECTION 5.13  CERTAIN RESTATEMENT EFFECTIVE DATE TRANSITIONAL MATTERS.

          (a) On the Restatement Effective Date, each Lender hereby sells and assigns, without recourse, an amount of Loans equal to the product of (i) the excess (if any) of its Original Percentage over its Restated Percentage times (ii) the aggregate principal amount of Loans outstanding on such date and each Lender hereby purchases an amount of Loans equal to the product of
     (i) the excess (if any) of its Restated Percentage over its Original Percentage times (ii) the aggregate principal amount of Loans outstanding on such date. Each Lender selling Loans under this SECTION 5.13 shall be deemed to have sold (and each Lender purchasing Loans shall be deemed to have purchased) a PRO RATA portion (based on the aggregate principal amount of Loans then outstanding) of each of such selling Lender's Loans.
     Payments by each Lender purchasing Loans under this SECTION 5.13 shall be made to the Administrative Agent not later than 9:00 a.m., San Francisco time in immediately available funds, without setoff, deduction or counterclaim, for the PRO RATA account (based upon the outstanding principal amount of Loans being sold) of each selling Lender in an amount equal to the aggregate principal amount of outstanding Loans purchased by such Lender.

          (b) On and after the Restatement Effective Date, each Lender shall be entitled to receive commitment fees under SECTION 3.3.1, letter of credit fees under SECTION 3.3.5 and interest on Loans and on any other amount due under any Loan Document, in each case, (i) accrued and unpaid before the Restatement Effective Date in accordance with its Original Percentage and at the applicable rates then in effect under the Original Credit Agreement and (ii) accrued on and after the Restatement Effective Date in accordance with its Restated Percentage and at the applicable rates under this Agreement.

          (c)  Each Lender acknowledges and agrees that in accordance with
     SECTION 4.4 it shall be deemed to have participated in the issuance of each Letter of Credit issued pursuant to SECTION 4.2 (including, without limitation, Letters of Credit issued prior to the Restatement Effective
     Date) in accordance with its Restated Percentage.

          (d) On and after the Restatement Effective Date, to the extent that any commitment and the other rights and obligations of any Lender existing at the time immediately preceding the Restatement Effective Date have been assigned or delegated, as applicable, to any Lender under this Agreement, such Lender hereby assumes such commitment and other obligations and shall have the rights and obligations of a Lender hereunder and under the other Loan Documents and, to the extent that any commitment and other obligations of any Lender existing at the time immediately preceding the Restatement Effective Date have been delegated by any Lender pursuant to this Agreement, such Lender shall be released from such commitment and its obligations thereunder and under the other Loan Documents.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.1 CONDITIONS TO RESTATEMENT EFFECTIVE DATE. Unless otherwise terminated pursuant to SECTION 6.4, this Agreement shall become effective on the date (the "RESTATEMENT EFFECTIVE DATE") the conditions precedent set forth in this SECTION 6.1 have been satisfied:

     SECTION 6.1.1 AGREEMENT. The Administrative Agent shall have received counterparts hereof executed on behalf of each Borrower, each Co-Agent and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent.

     SECTION 6.1.2 RESOLUTIONS, ETC. The Administrative Agent shall have received from each Obligor a certificate, dated the Restatement Effective Date, of its Secretary or Assistant Secretary as to

          (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it; and

          (b) the incumbency and signatures of those of its officers or other designees authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Obligor canceling or amending such prior certificate.

     SECTION 6.1.3  DELIVERY OF NOTES.  Upon request of any Lender pursuant to
SECTION 2.9(b) and on reasonable notice to the Revolving Borrower prior to the Restatement Effective Date, the Administrative Agent shall have received or made arrangements to receive within a reasonable time following the Restatement

Effective Date (in exchange for Notes previously delivered by the Borrowers under the Original Credit Agreement) for the account of such Lender, its Revolving Note and/or Term Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Commitment as to Committed Revolving Loans and/or Committed Term Loans, as applicable, in effect as of the Restatement Effective Date and duly executed and delivered by the applicable Borrower.

     SECTION 6.1.4  GUARANTEES.  The Administrative Agent shall have received
(a) (i) the Confirmation of Guaranty, dated as of the date hereof, duly executed and delivered by each Significant Subsidiary that is a party to the "Guaranty" contemplated by the Original Credit Agreement and (ii) the Guaranty, dated as of the date hereof, duly executed and delivered by each other Significant Subsidiary organized under the laws of the United States, and (b) the Confirmation of Fibreboard Guaranty, dated the date hereof, duly executed on behalf of the Revolving Borrower.

     SECTION 6.1.5 OPINIONS OF COUNSEL. The Administrative Agent shall have received opinions, dated the date of the Restatement Effective Date and addressed to the Co-Agents and all Lenders, from

          (a) Brobeck, Phleger and Harrison LLP, counsel to the Obligors, in substantially the form of EXHIBIT E-1 hereto;

          (b) Fraser & Beatty, Canadian counsel to the Term Borrower, in substantially the form of EXHIBIT E-2 hereto; and

          (c) Mayer, Brown & Platt, special counsel to the Administrative Agent, in substantially the form of EXHIBIT F hereto.

     SECTION 6.1.6 SOLVENCY, VALUATION, ETC. The Administrative Agent shall have received a certificate of an Authorized Officer of each Borrower, which officer shall be the chief accounting or financial Authorized Officer, dated the Restatement Effective Date, substantially in the form of EXHIBIT G.

     SECTION 6.1.7 PURCHASE OF LOANS, CLOSING FEES, EXPENSES, ETC. The Administrative Agent shall have received for its own account, or for the account of the applicable Lender or the Documentation Agent, as the case may be, all payments due on the Restatement Effective Date from any Lender in respect of Loans assigned pursuant to SECTION 5.13 and all fees, costs and expenses due and payable pursuant to SECTIONS 3.3 and 11.3, if then invoiced.

     SECTION 6.1.8 AUDITORS OPINION. The Administrative Agent shall have received a copy, certified as true and correct by the chief financial officer of the Revolving Borrower, of the opinion letter of Arthur Andersen LLP dated __________ with respect to the December 31, 1995 audited annual consolidated financial statements of the Revolving Borrower which removed the Asbestos Qualification from Arthur Andersen LLP's previous opinion with respect to such financial statements.

     SECTION 6.2 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to make any Credit Extension (including the initial Credit Extension on or after the Restatement Effective Date) and the obligation of any Lender to make any Bid Loan as to which the Revolving Borrower has accepted the relevant Competitive Bid shall be subject to the satisfaction of each of the conditions precedent set forth in this SECTION 6.2.

     SECTION 6.2.1 COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in SECTION 9.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds of any Borrowing) the following statements shall be true and correct

          (a) the representations and warranties set forth in ARTICLE VII (excluding, however, those contained in SECTION 7.7) shall be true and correct (both before and after giving PRO FORMA effect to any Acquisition to be financed with the proceeds of such Credit Extension) with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); PROVIDED that SECTION 7.5 shall be deemed to refer to the most recent date of the delivery of the financial statements referred to therein;

          (b) except as disclosed by each Borrower to the Administrative Agent and the Lenders pursuant to SECTION 7.7

               (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of such Borrower, threatened against such Borrower or any of its Subsidiaries which (A) if determined adversely to such Borrower or such Subsidiary, as the case may be, could reasonably be expected to have a Material Adverse Effect or (B) which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document; and

               (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to SECTION 7.7 which if determined adversely to such Borrower or any of its Subsidiaries, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) no Default shall have then occurred and be continuing, and neither of the Borrowers nor any of their respective Significant Subsidiaries are in material violation of any applicable law or governmental regulation or court order or decree; and

          (d) there exists no Material Post-Collateral Release Asbestos Litigation.

     SECTION 6.2.2 CREDIT REQUEST. The Administrative Agent shall have received a Borrowing Request or Issuance Request, as the case may be, from the applicable Borrower for such Credit Extension. Each of the delivery of a Borrowing Request or an Issuance Request and the acceptance by the applicable Borrower of the proceeds of the Borrowing or the issuance of the Letter of Credit, as applicable, shall constitute a representation and warranty by such Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) or the issuance of the Letter of Credit, as applicable, the statements made in
SECTION 6.2.1 are true and correct.

     SECTION 6.2.3 SATISFACTORY LEGAL FORM. All documents executed or submitted pursuant hereto by or on behalf of each Borrower or any of its Subsidiaries shall be satisfactory in form and substance to the Administrative Agent and its counsel.

     SECTION 6.3 NOTICE OF RESTATEMENT EFFECTIVE DATE. Upon satisfaction of all the conditions set forth in SECTION 6.1, the Administrative Agent shall deliver to each Borrower, the Documentation Agent and each Lender a notice stating that such conditions have been satisfied and setting forth the Restatement Effective Date.

     SECTION 6.4 FAILURE TO REACH RESTATEMENT EFFECTIVE DATE. If all the conditions set forth in SECTION 6.1 shall not have been satisfied on or prior to April 30, 1997 this Agreement shall be of no further force or effect unless each Lender and the Administrative Agent shall have consented, in writing, to an extension of such date. Prior to the Restatement Effective Date (or if the Restatement Effective Date does not occur) the Original Credit Agreement shall continue in effect according to its terms.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders and the Co-Agents to enter into this Agreement and to make Loans and issue Letters of Credit hereunder, each Borrower represents and warrants unto the Co-Agents and each Lender as set forth in this
ARTICLE VII.

     SECTION 7.1 ORGANIZATION, ETC. Each Borrower and each of its Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which a failure to have such authority could reasonably be expected to have a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

     SECTION 7.2 DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by each Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it are within such Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

          (a) contravene such Borrower's or any such Obligor's Organic
     Documents;

          (b) contravene (i) any material contractual restriction, or (ii) any law or governmental regulation or court decree or order binding on or affecting such Borrower or any such Obligor; or

          (c) result in, or require the creation or imposition of, any Lien on any of such Borrower's or any Obligor's properties.

     SECTION 7.3 GOVERNMENT APPROVAL, REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the due execution, delivery or performance by each Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party. Neither of the Borrowers nor any of their respective Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 7.4 VALIDITY, ETC. Each Loan Document executed by an Obligor will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of such Obligor enforceable in accordance with its respective terms, except as such enforceability thereof may be limited by (a) bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 7.5 FINANCIAL INFORMATION. The consolidated balance sheets of the Revolving Borrower and its Subsidiaries as at December 31, 1995, and September 30, 1996 and, in each case, the related statements of income, stockholders' equity, if applicable, and cash flows of such Borrower and its Subsidiaries (which, in the case of such December 31, 1995 financial statements, have been examined without qualification by Arthur Andersen LLP), copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP consistently applied (except, in the case of the September 30, 1996 quarterly financial statements, for the absence of notes thereto and for year-end adjustments), and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof or, as the case may be, the results of their operations for the periods then ended.

     SECTION 7.6 NO MATERIAL ADVERSE CHANGE. Since December 31, 1995, there has been no material adverse change in the financial condition, operations, assets, business, properties or (but only with respect to Asbestos Litigation related matters) prospects of the Revolving Borrower and its Subsidiaries, taken as a whole.

     SECTION 7.7  LITIGATION, LABOR CONTROVERSIES, ETC.  Except as disclosed in
ITEM 7.7 ("Litigation") of the Disclosure Schedule, there is no pending or, to the knowledge of each Borrower, threatened litigation, action, proceeding, or labor controversy affecting such Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which, if determined adversely to such Borrower or such Subsidiaries could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document. There is no Material Post-Collateral Release Asbestos Litigation.

     SECTION 7.8 SUBSIDIARIES. Each Borrower has no Subsidiaries, except those Subsidiaries

          (a) which are identified in ITEM 7.8 ("Existing Subsidiaries") of the Disclosure Schedule or successors thereto; or

          (b) the establishment or acquisition of which would not contravene the terms of this Agreement.

     SECTION 7.9 OWNERSHIP OF PROPERTIES. Except as set forth in ITEM 7.9 ("Ownership of Properties") of the Disclosure Schedule, each Borrower and each of its Subsidiaries owns good and marketable title to all of their properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to SECTION 8.2.3 or, in the case of claims, charges or defaults to title to any such property or assets not constituting Liens as permitted pursuant to SECTION 8.2.3, where the existence thereof could not give rise to a Material Adverse Effect.

     SECTION 7.10 TAXES. Each Borrower and each of its Subsidiaries has filed all income and other material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 7.11 PENSION AND WELFARE PLANS. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder after the Restatement Effective Date, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by either Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in ITEM 7.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither of the Borrowers nor any member of the Controlled Group of either Borrower has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     SECTION 7.12 ENVIRONMENTAL WARRANTIES. Except as set forth in ITEM 7.12 ("Environmental Matters") of the Disclosure Schedule, to the best of each Borrower's knowledge:

          (a) all facilities and property (including underlying groundwater) owned or leased by such Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by such Borrower and its Subsidiaries in compliance with all Environmental Laws unless the failure to so comply would not, or could not reasonably be expected to, have a Material Adverse Effect;

          (b) there have been no past, and there are no pending or threatened

               (i) claims, complaints, notices or requests for information received by such Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

               (ii) complaints, notices or inquiries to such Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law which, in any such case, could, if determined adversely to such Borrower or its Subsidiary, as the case may be, reasonably be expected to have a Material Adverse Effect;

          (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by such Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

          (d) such Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations required by any Environmental Law, except for any such permits, certificates, approvals, licenses or other authorizations the possible consequences of the failure to obtain or comply with which could not reasonably be expected to have a Material Adverse Effect;

          (e) no property now or previously owned or leased by such Borrower or any of its Subsidiaries is listed or (with respect to owned property only) proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

          (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by such Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

          (g) neither Borrower nor any Subsidiary of either Borrower has directly transported or directly arranged for the transportation of any Hazardous Material, other than asbestos, to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against either Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA other than with respect to Asbestos Litigation; and

          (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by either Borrower or any Subsidiary of either Borrower that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect.

     SECTION 7.13 REGULATIONS G, U AND X. Neither Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION 7.14 ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of each Borrower in writing to either Co-Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of each Borrower in writing to either Co-Agent or any Lender will be, taken as a whole, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by each Co-Agent and such Lender, and such information is not, or shall not be, as the case may be, in light of the circumstances in which furnished, incomplete by omitting to state any material fact necessary to make such information not misleading.

     SECTION 7.15 COMPLIANCE OF LAWS. Except as disclosed in ITEM 7.15 ("Compliance with Laws") of the Disclosure Schedule, each Borrower and its Subsidiaries is, and will on the Restatement Effective Date (both before and after giving effect to the transactions contemplated hereby) be, in compliance with the requirements of all Applicable Laws (including maintenance of all necessary permits, approvals, certificates, licenses and other authorization relating thereto), except for any noncompliance which does not have, and could not reasonably be expected to have, a Material Adverse Effect.

     SECTION 7.16 ABSENCE OF DEFAULT. Neither Borrower nor any of its Subsidiaries is in default in the payment of, or in default in any material respect in the performance of, any obligation applicable to any outstanding Indebtedness.

     SECTION 7.17 FINANCIAL CONDITION. After giving effect to the incurrence by each Borrower and each Obligor of the Obligations and other transactions contemplated to occur on the date hereof and on the date of each Credit
Extension:

          (a) the net worth of each Borrower and each Obligor determined in accordance with GAAP, consistently applied, will not be less than zero,

          (b) the respective assets of each Borrower and each Obligor, at fair valuation, will exceed its respective liabilities, including contingent liabilities,

          (c) the respective capital of each Borrower and each Obligor will not be unreasonably small to conduct its respective business, and

          (d) none of the Borrowers nor any other Obligor will have incurred debts, or intends to incur debts, beyond its respective ability to pay such debts as they mature.

For purposes of this Section, "debt" means any liability with respect to (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     SECTION 7.18 SETTLEMENT AGREEMENTS. Except for the Settlement Agreements, as of the Restatement Effective Date, neither Borrower nor any of its Subsidiaries is a party to any material agreement relating to Asbestos Litigation to which one or more Insurers is a party (except for any agreement related to the Revolving Borrower's "Structured Settlement Program" or its "Insurance Assignment Program" or any third party agreement pursuant to which the Revolving Borrower and CNA Casualty have settled any Personal Injury Asbestos Claim on terms which are no less favorable to the Revolving Borrower than under any "Structured
Settlement Program" or its "Insurance Assignment Program").

     SECTION 7.19 SUBSIDIARIES AND OBLIGORS. References in the representations and warranties to Subsidiaries and Obligors shall be deemed to include any Person which becomes a Subsidiary or Obligor on or after the Restatement Effective Date, commencing with the making or deemed making of any such representation or warranty in connection with the first Credit Extension which relates to the Acquisition pursuant to which such Person becomes a Subsidiary, or at the time such Person becomes an Obligor, as the case may be.


                                  ARTICLE VIII

                                   COVENANTS

     SECTION 8.1 AFFIRMATIVE COVENANTS. Each Borrower agrees with each Co-Agent and each Lender that, until all Commitments and the Swingline Commitment have terminated, all Obligations have been paid and performed in full, and all Letters of Credit have expired or are terminated, such Borrower will perform or, as the case may be, comply with the obligations set forth in this SECTION 8.1.

     SECTION 8.1.1 FINANCIAL INFORMATION, REPORTS, NOTICES, ETC. Each Borrower will furnish, or will cause to be furnished, to the Administrative Agent copies of the following financial statements, reports, notices and information:

          (a) subject to SECTION 8.1.1(f), as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of each Borrower, a consolidated balance sheet of such Borrower and its Subsidiaries as of the end of such Fiscal Quarter, a consolidated statement of income of such Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and a consolidated statement of cash flows of such Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter certified by a senior financial Authorized Officer of such Borrower;

          (b) subject to SECTION 8.1.1(f), as soon as available and in any event within 90 days after the end of each Fiscal Year of the Revolving Borrower, a copy of the annual audit report for such Fiscal Year for the Revolving Borrower and its Subsidiaries, including therein a consolidated balance sheet of the Revolving Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of stockholders' equity, income and cash flows of the Revolving Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Administrative Agent and the Majority Lenders by Arthur Andersen LLP or other independent public accountants acceptable to the Administrative Agent and the Majority Lenders, together with (A) in the case of the Revolving Borrower, a reliance agreement between the Administrative Agent and such accounting firm in form and substance satisfactory to the Administrative Agent, and (B) in the case of the Revolving Borrower, a report from such accountants to the effect that, in making the examination necessary for the signing of such annual report for the Revolving Borrower by such accountants, they have reviewed computations prepared by the Revolving Borrower showing compliance with each of the financial ratios and restrictions contained in SECTION 8.2.4 and that such accountants have not become aware of any Default that has occurred and is continuing, or, if they have become aware of such Default, describing such Default and the steps, if any, being taken to cure it; PROVIDED that such accountants shall not be liable by reason of any failure to obtain knowledge of any Default that would not be disclosed in the course of their audit examination;

          (c) as soon as available and in any event within 45 days after the end of each Fiscal Quarter, a certificate (the "COMPLIANCE CERTIFICATE"), executed by a senior Authorized Officer of the Revolving Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent) compliance with the financial covenants set forth in SECTION 8.2.4 and compliance by the Term Borrower and its Subsidiaries with the maximum Dollar Equivalent of Indebtedness permitted in connection with any Qualified Working Capital Facility;

          (d) as soon as possible and in any event within three Business Days after the occurrence of each Default, a statement of a senior financial Authorized Officer of each Borrower setting forth details of such Default and the action which such Borrower has taken and proposes to take with respect thereto;

          (e) as soon as possible and in any event within three days after (x) the occurrence of any materially adverse development with respect to any litigation, action, proceeding, or labor controversy described in SECTION
     7.7 or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in SECTION 7.7, notice thereof and if requested by the Majority Lenders, copies of such pleadings or motions filed or served in connection therewith as the Majority Lenders may reasonably request;

          (f) promptly after the sending or filing thereof, copies of all reports which each Borrower sends to any of its public securityholders generally, and all reports and final registration statements (without exhibits, unless requested by the Administrative Agent, at the request of any Lender) which such Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange (copies of all such reports provided to the Administrative Agent that include the information to be provided pursuant to SECTION 8.1.1(a) or 8.1.1(b) shall be deemed to satisfy the requirements of SECTION 8.1.1(a) or 8.1.1(b), as the case may be);

          (g) immediately upon becoming aware of the institution of any steps by either Borrower or any other Person to terminate any Pension Plan (other than any voluntary termination which does not result in any liability of either Borrower or such Person), or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that either Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by either Borrower of any material liability (other than ongoing funding obligations and PBGC premiums), fine or penalty, or any material increase in the contingent liability of either Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

          (h) such other information respecting the condition or operations, financial or otherwise, of each Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

     SECTION 8.1.2 COMPLIANCE WITH LAWS, ETC. Each Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

          (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation; and

          (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

where the failure to so comply with any such laws, rules, regulations, or orders, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 8.1.3 MAINTENANCE OF PROPERTIES AND EXISTING LINES OF BUSINESS. Each Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times and will not discontinue any Existing Lines of Business.

     SECTION 8.1.4 INSURANCE. Each Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of such Borrower setting forth the nature and extent of all insurance maintained by such Borrower and its Subsidiaries in accordance with this Section.

     SECTION 8.1.5 BOOKS AND RECORDS. Each Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Administrative Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and each Borrower hereby authorizes such independent public accountant to discuss such Borrower's financial matters with each Lender or its representatives whether or not any representative of such Borrower is present) and to examine (and, at the expense of such Borrower, photocopy extracts from) any of its books or other corporate records. Each Borrower shall pay any fees of such independent public accountant incurred in connection with the Administrative Agent's or any Lender's exercise of its rights pursuant to this Section. Notwithstanding the foregoing provisions of this section 8.1.5, neither Borrower shall be required to bear any expense with respect to the foregoing unless an Event of Default exists.

     SECTION 8.1.6 ENVIRONMENTAL COVENANT. Each Borrower will, and will cause each of its Subsidiaries to,

          (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

          (b) immediately notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws (other than with respect to Asbestos Litigation); and

          (c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this SECTION 8.1.6;

except, in the case of the foregoing CLAUSE (a) or (b), with respect to circumstances which could not reasonably be expected to have a Material Adverse Effect.

     SECTION 8.1.7  NEW SIGNIFICANT SUBSIDIARIES.

     (a) Promptly after the date any Subsidiary of the Revolving Borrower (other than the Term Borrower and any other Subsidiary organized under laws other than those of any state or territory of the United States of America) becomes a Significant Subsidiary and, in any event, within three Business Days following receipt by the applicable Borrower from the Administrative Agent of a guaranty of the Obligations in substantially the form of the Guaranty, the applicable Borrower will cause such Subsidiary to execute and deliver such guaranty to the Administrative Agent.

     (b) Within sixty days after the date such Subsidiary becomes a Significant Subsidiary, the applicable Borrower and such Subsidiary shall have executed and delivered to the Administrative Agent and the Administrative Agent, such other items as reasonably requested by the Administrative Agent or the Administrative Agent in connection with the foregoing guaranty, including, without limitation, resolutions, incumbency and officers certificates, opinions of counsel and other certificates and documents.

     SECTION 8.2 NEGATIVE COVENANTS. Each Borrower agrees with the Administrative Agent and each Lender that, until all Commitments and the Swingline Commitment have terminated and all Obligations have been paid and performed in full, and all Letters of Credit have expired or are terminated, such Borrower will comply with the obligations set forth in this SECTION 8.2.

     SECTION 8.2.1 BUSINESS ACTIVITIES. Each Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity, except the Existing Lines of Business and business activities arising from Approved Acquisitions.

     SECTION 8.2.2 INDEBTEDNESS. The Revolving Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

          (a) Indebtedness in respect of the Loans and other Obligations;

          (b) Indebtedness existing as of the Restatement Effective Date which is identified in ITEM 8.2.2(b) ("ONGOING INDEBTEDNESS") of the Disclosure Schedule;

          (c) Indebtedness (including Capitalized Lease Liabilities) in an aggregate principal amount not to exceed $10,000,000 (or the Dollar Equivalent thereof) at any time outstanding which is purchase money Indebtedness incurred for the acquisition of personal property, real property or improvements thereto, provided that such Indebtedness is incurred at the time of such acquisition or improvement or within thirty days thereafter;

          (d) unsecured Indebtedness incurred in the ordinary course of business with respect to open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities;

          (e) unsecured Indebtedness of either Borrower and its respective Subsidiaries in an aggregate principal amount for all such Persons not to exceed $10,000,000 at any time outstanding;

          (f) Funded Debt of Persons acquired by the Revolving Borrower in Approved Acquisitions which is in existence at the time of such Approved Acquisitions and which is not incurred or created by such Persons in connection with or in contemplation of such Approved Acquisitions;

          (g) Indebtedness of the Revolving Borrower's Subsidiaries owing to the Revolving Borrower, and unsecured Indebtedness of the Revolving Borrower owing to any of its Subsidiaries;

          (h)  [INTENTIONALLY OMITTED]

          (i) (A) Guaranteed Facility Indebtedness of the Term Borrower incurred in connection with a Qualified Working Capital Facility, (B) Guaranteed Facility Indebtedness of any Subsidiary of the Term Borrower incurred in connection with a Qualified Working Capital Facility or (C) Indebtedness of the Term Borrower or any Subsidiary of the Term Borrower incurred in connection with a Qualified Working Capital Facility; and

          (j) Contingent Liabilities attributable to performance bonds (including timber bonds issued for the benefit of the Revolving Borrower or any of its Subsidiaries) not issued hereunder in an aggregate face amount outstanding at any time not to exceed $10,000,000;

          (k) Contingent Liabilities of the Revolving Borrower or the Term Borrower in respect of the obligations of any of its Subsidiaries permitted hereunder;

          (l) extensions, renewals and refinancings of Indebtedness of the Revolving Borrower or any Subsidiary of the type referred to in CLAUSES
     (b), (c) and (f) above, PROVIDED that the principal amount of such Indebtedness being extended, renewed or refinanced does not increase above the amounts specified in the Disclosure Schedule or other writings referred to in CLAUSE (b), the amount referred to in CLAUSE (c) or above the amounts in existence at the time of the applicable Approved Acquisition, as the case may be; and

          (m) Hedging Obligations of the Revolving Borrower or any of its Subsidiaries incurred (i) to hedge Obligations or (ii) in the ordinary course of the Revolving Borrower's or such Subsidiary's business.

PROVIDED, HOWEVER, that no Indebtedness otherwise permitted by CLAUSES (c), (e),
(f), or (i) shall be permitted to be incurred if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

     SECTION 8.2.3 LIENS. The Revolving Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

          (a) Liens, if any, securing payment of the Obligations, granted pursuant to any Loan Document;

          (b) Liens on the assets of the Term Borrower or any of its Subsidiaries to secure payment of Guaranteed Facility

     Indebtedness of the Term Borrower or any such Subsidiary permitted in CLAUSE (i) of SECTION 8.2.2;

          (c) Liens granted to secure payment of Indebtedness of the type permitted and described in CLAUSE (c) of SECTION 8.2.2 and covering only those assets leased or acquired with the proceeds of such Indebtedness;

          (d) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (e) Liens imposed by law, such as carriers, warehousemen, mechanics, lumberjacks, materialmen and landlords liens and other similar liens incurred in the ordinary course of business for sums not more than 60 days overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (f) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits;

          (g) judgment Liens (i) in existence less than 30 days after the entry thereof or with respect to which execution has been stayed, or the payment of which is covered in full by insurance maintained with responsible insurance companies which have confirmed in writing (whether by settlement agreement or other writing) their liability for the full amounts of such judgments, or (ii) for payment of any order or judgment not in excess of $10,000,000 (or the Dollar Equivalent thereof) which is not stayed by reason of pending appeal, contract or otherwise so long as no enforcement proceedings have been commenced;

          (h) Liens covering assets or the assets of Persons acquired by the Revolving Borrower in Approved Acquisitions and which were not incurred or created in connection with or in contemplation of such Approved Acquisitions; PROVIDED that the aggregate amount of such Liens does not at any time exceed 15.0% of the Consolidated Net Worth of the Revolving Borrower;

          (i) Utility easements, rights of way, building restrictions and such other encumbrances or charges against real property, and minor title defects and irregularities, as are of a nature generally existing with respect to properties of a similar character and which do not materially detract from the value of the property subject thereto;

          (j) Liens existing on the date hereof in respect of property, assets or revenues of each Borrower or any of its Subsidiaries which are described in ITEM 8.2.3(j) ("Ongoing Liens") of the Disclosure Schedule;

          (k) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by the Liens described in CLAUSES
     (c), (h), (i) and (j) above, PROVIDED that any extension, renewal or replacement Lien shall be limited to (i) the property encumbered by the existing Lien and (ii) to the existing amount of such Indebtedness (or, in the case of a revolving credit, the existing commitment amount), except in the case of CLAUSE (c) to the extent permitted by CLAUSE (c) of SECTION 8.2.2;

          (l) Bankers' liens, rights of setoff and similar rights of banks and other financial institutions;

          (m) Any other consensual or nonconsensual Liens if the aggregate amount of obligations of each Borrower or any of its Subsidiaries that is secured by such Liens does not exceed $2,500,000 (or the Dollar Equivalent thereof) for all such Persons in the aggregate at any time;

          (n) Liens covering assets or the assets of Persons acquired by the Revolving Borrower in Approved Acquisitions that are not otherwise permitted by this SECTION 8.2.3 and that are (i) described in a schedule delivered to the Administrative Agent no later than three Business Days following the date such Approved Acquisition was consummated which shall set forth the names of the debtor and secured party, the assets subject to such lien and the principal amount of indebtedness secured by such lien; and (ii) released and discharged and any UCC-3 or similar termination statement filed within 60 days after the date such Approved Acquisition was consummated; PROVIDED that, if for reasons beyond the control of the Revolving Borrower and notwithstanding its good faith efforts, the schedules, deliveries, releases, filings or other actions required by CLAUSES (i) or (ii) have not been made or taken within the applicable time period, the period during which such schedules, deliveries, releases, filings or other actions shall be made or taken shall be extended to the date 120 days after the date such Approved Acquisition was consummated; PROVIDED, FURTHER, that in connection with any such extension, the Revolving Borrower shall have provided evidence of such good faith efforts reasonably satisfactory to the Administrative Agent, if so requested by the Administrative Agent.

     SECTION 8.2.4 FINANCIAL CONDITION. The Revolving Borrower will not permit:

          (a) Consolidated Net Worth at any time to be less than the sum of (i) $250,000,000 PLUS (ii) 50% of the cumulative amount of Consolidated Net Income for each Fiscal Quarter (which, if less than zero for any Fiscal Quarter, shall be deemed to be an amount equal to zero for such quarter) ending at March 31, 1997 and thereafter;

          (b) the Consolidated Interest Coverage Ratio for any period of four consecutive Fiscal Quarters to be less than 2.50:1 calculated as of the last day of such period; and

          (c) the Consolidated Funded Debt to Cash Flow Ratio at the end of any Fiscal Quarter to be greater than 3.25:1.

     SECTION 8.2.5 APPROVED ACQUISITIONS AND OTHER INVESTMENTS. Each Borrower will not, and will not permit any of its Subsidiaries to make any Acquisition, or to make, incur, assume or suffer to exist any Investment in any other Person, except:

          (a) Approved Acquisitions; PROVIDED, that the Revolving Borrower has complied with the provisions of this SECTION 8.2.5 with respect to such Approved Acquisitions;

          (b) Investments existing on the Restatement Effective Date and identified in ITEM 8.2.5(b) ("Ongoing Investments") of the Disclosure Schedule;

          (c) Cash Equivalent Investments and other Investments made in accordance with the Revolving Borrower's Cash Management Policy as in effect on the date hereof, a copy of which is attached hereto as EXHIBIT K, as such policy may be amended from time to time; PROVIDED that any such amendments have been furnished to the Lenders (through the Administrative Agent) and the Majority Lenders have not objected thereto within fifteen days of receipt thereof;

          (d) without duplication, Investments permitted as Indebtedness pursuant to SECTION 8.2.2;

          (e) without duplication, Capital Expenditures (other than Capital Expenditures constituting an Acquisition) of each Borrower or any of its Subsidiaries;

          (f) in the ordinary course of business, Investments by each Borrower in any of its wholly-owned Subsidiaries, or by any such Subsidiary in any of its wholly-owned Subsidiaries, by way of contributions to capital or loans or advances;

          (g) other Investments in an aggregate amount at any one time not to exceed $10,000,000 (or the Dollar Equivalent thereof);

          (h) [INTENTIONALLY OMITTED]

          (i) [INTENTIONALLY OMITTED]

PROVIDED, HOWEVER, that

          (A) any Investment which when made complies with the requirements of the definition of the term "CASH EQUIVALENT INVESTMENT" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

          (B) no Investment otherwise permitted by CLAUSE (a), (f) or (g) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

     In the event that the Revolving Borrower wishes to make any Acquisitions, the Revolving Borrower will deliver to the Administrative Agent a written notice thereof, containing a description in detail reasonably satisfactory to the Administrative Agent of the businesses, Persons and assets proposed to be acquired and the terms and conditions of such proposed Acquisition. Such notice must also include a summary calculation of Acquired Net Operating Cash Flow prepared with respect to such Acquisition for each of the four consecutive Fiscal Quarters ending on the last day of the immediately preceding Fiscal Quarter, and must be delivered:

          (i) in the case of an Acquisition which will be financed with a Credit Extension in excess of $50,000,000, not less than 21 days prior to the desired closing date of such Acquisition; and

          (ii) in the case of any other Acquisition, not less than 30 days after the closing date of such Acquisition.

In the case of any Approved Acquisition to be financed with Credit Extensions in excess of $50,000,000, such notice shall also provide in detail satisfactory to the Administrative Agent information relating to any Lien (other than a Lien permitted by SECTION 8.2.3) that will not be released in connection with such Approved Acquisition. The Revolving Borrower shall also deliver to the Administrative Agent such financial statements and appraisals for the Persons, businesses or other assets which the

Revolving Borrower proposes to acquire as may be reasonably requested by the Administrative Agent. Such notice shall be accompanied by (A) PRO FORMA financial statements of the Revolving Borrower prepared by the Revolving Borrower demonstrating to the reasonable satisfaction of the Majority Lenders that such Acquisition will comply with the requirements of CLAUSE (iii) of the definition of Approved Acquisition, and (B) a certificate of a senior financial Authorized Officer of the Revolving Borrower certifying that (subject to any necessary approvals of the Lenders) such Acquisition will be an Approved Acquisition.

     The Administrative Agent will promptly deliver copies of all materials which it receives from the Revolving Borrower pursuant to this SECTION 8.2.5 to the Lenders.

     SECTION 8.2.6 RESTRICTED PAYMENTS, ETC. On and at all times after the Restatement Effective Date:

          (a) the Revolving Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Revolving Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Revolving Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Revolving Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Revolving Borrower (collectively, "DISTRIBUTIONS"); and

          (b) the Revolving Borrower will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes;

PROVIDED, that following the Restatement Effective Date, the Revolving Borrower may make Distributions in cash if all the following conditions are met:

     (A) no Default shall have occurred and be continuing both prior to and after giving effect to the declaration and payment of any such Distribution;

     (B) the aggregate cumulative amount of Distributions made after the Restatement Effective Date shall not exceed 50% of the cumulative amount of Consolidated Net Income for the period after September 30, 1995; and

     (C) no Distribution may be made with any of the proceeds of any Credit Extension.

     SECTION 8.2.7 CONSOLIDATION, MERGER, ETC. The Revolving Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except (provided no Event of Default shall arise therefrom)

          (a) any Approved Acquisition which does not result in the liquidation, dissolution, merger or consolidation of the Revolving Borrower, and

          (b) (i) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Revolving Borrower or any other Subsidiary; PROVIDED that, in the case of any such merger including the Revolving Borrower or the Term Borrower, such Borrower is the surviving corporation, and (ii) the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Revolving Borrower or any other Subsidiary.

     SECTION 8.2.8 ASSET DISPOSITIONS, ETC. Each Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, other than

          (a) sales of inventory in the ordinary course of such Borrower's or its Subsidiaries' business;

          (b) sales for fair market value of equipment, which is surplus, worn-out or obsolete and no longer useful in such Borrower's operations;

          (c) sales of assets in any Fiscal Year, the net book value of which, together with the net book value of all other assets sold, transferred, leased, contributed or conveyed otherwise than in the ordinary course of business by such Borrower or any of its Subsidiaries pursuant to this clause during such Fiscal Year does not exceed $10,000,000 (or the Dollar Equivalent thereof);

          (d) sales of properties described in ITEM 8.2.8(d) ("Properties Held for Sale") of the Disclosure Schedule; and

          (e)  [INTENTIONALLY OMITTED]

     SECTION 8.2.9 MODIFICATION OF CERTAIN AGREEMENTS. The Revolving Borrower will not consent to any amendment, supplement, waiver or other modification of any of the terms or provisions contained in, or applicable to, any of the Settlement Agreements (each a "SETTLEMENT AGREEMENT MODIFICATION") if such Settlement Agreement Modification would, or could reasonably be expected to:

          (a) increase or accelerate the payment date of any amounts payable by the Revolving Borrower or any of its Subsidiaries under the Settlement Agreements, or require the Revolving Borrower or any of its Subsidiaries to pay any material amounts which would not otherwise have been payable by them under the Settlement Agreements;

          (b) reduce or delay in any material respect the payment or funding of any amounts which the parties to the Settlement Agreements (other than the Revolving Borrower and its Subsidiaries) are obligated to pay to or on behalf of the Revolving Borrower or any of its Subsidiaries (including without limitation (i) the payment of any claims, judgments, settlements or other amounts payable in respect of asbestos or Asbestos Litigation, and
     (ii) the funding of any trusts, escrows or other funding mechanisms provided for in the Settlement Agreements);

          (c) change in any material respect the "spendthrift" limitations applicable to any payments which are to be made from any trusts, escrows or other funds which are established or to be established pursuant to the Settlement Agreements;

          (d) modify in any way which is materially adverse to the Revolving Borrower or any of its Subsidiaries any of the components contained in the definition of Global Approval Judgment or Insurance Settlement Agreement Approval Judgment as in effect on the Original Effective Date; or

          (e)  otherwise have a Material Adverse Effect.

     To the extent reasonably practicable prior to entering into any Settlement Agreement Modification or other modification of any of the terms, or provisions contained in or applicable to any of the Settlement Agreements, the Revolving Borrower will deliver to the Administrative Agent a copy thereof and, if the Revolving Borrower believes that such Settlement Agreement Modification does not violate this SECTION 8.2.9, a written explanation of the reason for such belief.

     SECTION 8.2.10 TRANSACTIONS WITH AFFILIATES. Each Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to such Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of such Borrower or such Subsidiary with a Person which is not one of its Affiliates.

     SECTION 8.2.11 NEGATIVE PLEDGES, RESTRICTIVE AGREEMENTS, ETC. Each Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement and any other Loan Document):

          (a) (other than in connection with a Qualified Working Capital Facility) prohibiting or restricting the creation or assumption of any Lien on any asset that would have been subject to any Lien under the Collateral Documents if the Restatement Effective Date had not occurred;

          (b) restricting the ability of such Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

          (c) except as otherwise approved in writing by the Majority Lenders, prohibiting or restricting the ability of any Subsidiary of either Borrower to make any payments, directly or indirectly, to such Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to such Borrower.

     SECTION 8.2.12 FISCAL YEAR OF BORROWERS. Each Borrower will not, and will not permit any of its Significant Subsidiaries to, change its Fiscal Year from that in effect on the Restatement Effective Date, except to change the Fiscal Year of a Significant Subsidiary acquired in an Approved Acquisition to conform its Fiscal Year to the Revolving Borrower's.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

     SECTION 9.1 LISTING OF EVENTS OF DEFAULT. Each of the following events or occurrences described in this SECTION 9.1 shall constitute an "EVENT OF DEFAULT".

     SECTION 9.1.1 NON-PAYMENT OF OBLIGATIONS. Either Borrower shall default in the payment or prepayment when due of any principal of any Loan or of any Reimbursement Obligation (and such default shall continue for one Business Day), or either Borrower shall default in the payment when due of interest on any Loan or any Commitment Fee or Letter of Credit fee (and such default shall continue for three Business Days) or either Borrower shall default in the payment when due of any other Obligation (and such default shall continue for five Business
Days).

     SECTION 9.1.2 BREACH OF WARRANTY. Any representation or warranty of either Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of either Borrower or any other Obligor to either Co-Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to ARTICLE VI) is or shall be incorrect when made in any material respect.

     SECTION 9.1.3  NON-PERFORMANCE OF CERTAIN COVENANTS AND OBLIGATIONS.
Either Borrower shall default in the due performance and observance of any of its obligations under SECTION 8.2.3 (and such default shall continue for 30 days after the occurrence thereof) or SECTION 8.2.4, 8.2.5, 8.2.6, 8.2.7, 8.2.9,
8.2.10 or 8.2.12.

     SECTION 9.1.4 NON-PERFORMANCE OF OTHER COVENANTS AND OBLIGATIONS. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Revolving Borrower by the Administrative Agent or any Lender.

     SECTION 9.1.5  DEFAULT ON OTHER INDEBTEDNESS OR SETTLEMENT OBLIGATIONS.
     A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in SECTION 9.1.1) of either Borrower or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of $1,000,000 (or the Dollar Equivalent thereof) (or, in the case of Hedging Obligations, a notional principal amount of $10,000,000 or the Dollar Equivalent thereof), or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness (i) if the effect of such default is to accelerate the maturity of any such Indebtedness or
(ii) such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity and, in the case of CLAUSE (ii), such default shall continue unremedied for a period of 30 days after the earlier of notice having been given to the Revolving Borrower by the Administrative Agent or any Lender or after an Authorized Officer becomes aware thereof.

     SECTION 9.1.6 JUDGMENTS. Any judgment or order for the payment of money in excess of $10,000,000 (or the Dollar Equivalent thereof) in the aggregate shall be rendered against either Borrower or any of its Subsidiaries and either

          (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order;

          (b) (except for judgments and orders in respect of Asbestos Litigation) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal, contract or otherwise, shall not be in effect; and

          (c) in the case of any Asbestos Litigation, there shall be any period of 90 consecutive days during which such judgment remains unsatisfied or during which a stay of enforcement of such judgment or order, by reason of a pending appeal, contract or otherwise, shall not be in effect.

     SECTION 9.1.7 PENSION PLANS. Any of the following events shall occur with respect to any Pension Plan

          (a) the institution of any steps by either Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan (other than a voluntary termination of a Pension Plan in existence, and in respect of which such Borrower was a member of a Controlled Group, on the Original Effective Date) if, as a result of such termination, such Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000; or

          (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

     SECTION 9.1.8 CONTROL OF THE BORROWER. Any Change of Control of either Borrower shall occur.

     SECTION 9.1.9 BANKRUPTCY, INSOLVENCY, ETC. Either Borrower or any of its Subsidiaries shall

          (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for either Borrower or any of its Subsidiaries or any property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for either Borrower or any of its Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, PROVIDED that each Borrower, hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of either Borrower or any of its Subsidiaries, and, if any such case or proceeding is not commenced by either Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by either Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, PROVIDED that each Borrower hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

          (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

     SECTION 9.1.10 IMPAIRMENT OF LOAN DOCUMENTS, ETC. Any Loan Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; or either Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability.

     SECTION 9.1.11 ASBESTOS LITIGATION PAYMENTS. The Revolving Borrower or any of its Subsidiaries shall be required to pay from its own funds (other than (i) from existing reserves or (ii) funds from available insurance) any judgment or settlement with respect to asbestos or Asbestos Litigation in an aggregate amount after the Restatement Effective Date in excess of $10,000,000.

     SECTION 9.1.12 ASBESTOS QUALIFICATION. The Revolving Borrower shall receive any notice or other information from Arthur Andersen & Co. or any other independent public accounting firm retained by the Revolving Borrower to audit its financial statements that a substantial likelihood exists that the next annual audit report issued by such firm will contain an Asbestos Qualification; PROVIDED that no Event of Default shall occur under this SECTION 9.1.12 if within 60 days after receipt of such notice or other information the Revolving Borrower executes and delivers to the Administrative Agent the Collateral Documents substantially in the form in effect at the time immediately preceding the Restatement Effective Date, in each case, together with the items set forth in Sections 6.1.5 and 6.1.6 of the Original Credit Agreement, as applicable.

     SECTION 9.2 ACTION IF BANKRUPTCY. If any Event of Default described in CLAUSES (a) through (d) of SECTION 9.1.9 shall occur, the Commitments to make Loans and issue Letters of Credit (but not the Lender's Commitments to participate in outstanding Letters of Credit) and the Swingline Commitment to make Swingline Loans, if not theretofore terminated, shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

     SECTION 9.3 ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than any Event of Default described in CLAUSES (a) through (d) of SECTION 9.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Majority Lenders, shall by notice to either or both Borrowers declare all or any portion of the outstanding principal amount of the Loans and other Obligations of such Borrower to be due and payable and/or the Commitments to make Loans and issue Letters of Credit (but not the Commitments to participate in outstanding Letters of Credit) and the Swingline Commitment to make Swingline Loans, if not theretofore terminated, to be terminated, whereupon the full unpaid amount of all Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

                                    ARTICLE X

                            THE ADMINISTRATIVE AGENT


     SECTION 10.1 APPOINTMENT AND AUTHORIZATION. Each of the Lenders hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

     SECTION 10.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     SECTION 10.3 LIABILITY OF ADMINISTRATIVE AGENT AND ISSUERS. None of the Administrative Agent/Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by either Borrower or any Subsidiary of such Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of either Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent/Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of either Borrower or any of its Subsidiaries or Affiliates.

     SECTION 10.4   RELIANCE BY ADMINISTRATIVE AGENT.

          (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to either Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders or Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders or Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in ARTICLE VI, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent or made available by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the applicable Credit Extension specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect or (with respect to any Loan) such Lender shall not have made available to the Administrative Agent such Lender's ratable portion of any Borrowing.

     SECTION 10.5 NOTICE OF DEFAULT. The Administrative Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a

Lender or either Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent will give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Majority Lenders in accordance with ARTICLE IX; PROVIDED, HOWEVER, that unless and until the Administrative Agent shall have received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, subject to the provisions of SECTION 9.3, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

     SECTION 10.6 CREDIT DECISION. Each Lender expressly acknowledges that none of the Administrative Agent/Related Persons has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of either Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to each Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of either Borrower which may come into the possession of any of the Administrative Agent/Related Persons.

     SECTION 10.7 INDEMNIFICATION. The Lenders shall indemnify upon demand the Administrative Agent/Related Persons and the Documentation Agent/Related Persons (to the extent not reimbursed by or on behalf of either Borrower and without limiting the obligation of each Borrower to do so), ratably according to its respective Percentage from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the termination of the Letters of Credit, the repayment of the Loans and the termination or resignation of the Administrative Agent or the Documentation Agent, as applicable) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to the Administrative Agent/Related Persons or Documentation Agent/Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Documentation Agent upon demand for its ratable share according to its respective Percentage of any reasonable costs or out-of-pocket expenses including the fees and disbursements of legal counsel incurred by the Administrative Agent or the Documentation Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Administrative Agent or the Documentation Agent is not reimbursed for such expenses by or on behalf of either Borrower. Without limiting the generality of the foregoing, if the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Administrative Agent under this
SECTION 10.7, together with all costs and out-of-pocket expenses, including the fees and disbursements of legal counsel. The obligation of the Lenders in this Section shall survive the payment of all Obligations hereunder.

     SECTION 10.8 ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each Borrower and its Subsidiaries and Affiliates as though it were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding either Borrower or its Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of such Borrower or such Subsidiary or Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans and participation in Letters of Credit, the Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     SECTION 10.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign from its capacity as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor Administrative Agent is appointed prior to the effective date of the resignation of a retiring Administrative Agent, the Administrative Agent shall appoint, after consulting with the Lenders and the Revolving Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE X and SECTIONS 11.3 and 11.4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

     SECTION 10.10  COLLATERAL MATTERS.

          (a) The Revolving Borrower hereby requests the Administrative Agent, the Documentation Agent and the Lenders to release the Collateral Documents and Collateral. To induce the Administrative Agent, the Documentation Agent and the Lenders to consent to such release, the Revolving Borrower hereby certifies to each of them that:

               (i) no Default has occurred and is continuing on the Restatement Effective Date or shall have occurred and be continuing on the date of the release of the Collateral, both before and after giving effect to such release;

               (ii) the representations and warranties of each Borrower set forth in ARTICLE VII are true and correct on the Restatement Effective Date and shall be true and correct on the date of the release of the Collateral, both before and after giving effect to such release;

               (iii) a Settlement Agreement Approval Judgment has been issued and entered as to which any appeal (and subsequent remand, if any) has been finally decided and no further appeal or petition for certiorari can be taken or granted; and

               (iv) Arthur Andersen LLP has delivered its opinion with respect to the December 31, 1995 audited annual consolidated financial statements of the Revolving Borrower and its Subsidiaries and such opinion contains no Impermissible Qualification (including, without limitation, the Asbestos Qualification).

          (b) The Documentation Agent and the Lenders hereby irrevocably consent to the release of the Collateral Documents and the Collateral, and authorize the Administrative Agent to release the Collateral Documents and any Lien granted to or held by the Administrative Agent upon any Collateral.

          (c) The Administrative Agent is hereby instructed by the Lenders to sign all applicable agreements and other documents respecting the Collateral release permitted hereunder.

     SECTION 10.11 FUNDING RELIANCE, ETC. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender or Bid Loan Lender by 3:00 p.m., San Francisco time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, or such Bid Loan Lender shall not make available the amount of its Bid Loan on the date specified therefor the Administrative Agent may assume that such Lender or Bid Loan Lender, as the case may be, has made such amount available to the Administrative Agent and, in reliance upon such assumption, may (but shall not be obligated to) make available to the applicable Borrower a corresponding amount. If and to the extent that such

Lender shall not have made such amount available to the Administrative Agent, such Lender or Bid Loan Lender, as the case may be, and the applicable Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to such Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

     SECTION 10.12 COPIES, ETC. The Administrative Agent will give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by each Borrower pursuant to the terms of this Agreement or the other Loan Documents (unless concurrently delivered to the Lenders by such Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by it from each Borrower for distribution to the Lenders in accordance with the terms of this Agreement or the other Loan Documents.

     SECTION 10.13 CO-AGENTS. None of the Lenders identified on the facing page or signature pages of this Agreement as a "co-agent" (other than BofA in its capacity as Administrative Agent) or "documentation co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "co-agent" (including BofA in its capacity as Administrative Agent) or "documentation co-agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

     Section 10.14. LIMITATIONS ON INTEREST. It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of the Borrowers to each Lender or Co-Agent under this Agreement, the Notes, the Loan Documents and any other document or instrument executed in connection herewith or therewith, shall be subject to the limitation that payments of interest or of other amounts constituting interest under applicable law to such Lender or Co-Agent shall not be required to the extent that receipt thereof would be in excess of the Highest Lawful Rate (as defined below), or otherwise contrary to provisions of law applicable to such Lender or Co-Agent limiting rates of interest which may be charged or collected by Lender or Co-Agent. Accordingly, if the transactions or the amount paid or otherwise agreed to be paid for the use, forbearance or detention of money under this Agreement, the Notes, the Loan Documents and any other document or instrument executed in connection herewith or therewith would exceed the Highest Lawful Rate or otherwise be usurious under applicable law (including the federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to any Lender or Co-Agent then, in that event, notwithstanding anything to the contrary in this Agreement or the Loan
Documents and any other document or instrument executed in connection herewith or therewith, it is agreed as follows as to each Lender and Co-Agent:

               (a) the provisions of this SECTION 10.14 shall govern and control over any other provision in this Agreement, the Notes, the Loan Documents and any other document or instrument executed in connection herewith or therewith and each provision set forth therein is hereby so limited;

               (b) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Agreement, or under any of the other aforesaid agreements or otherwise in connection with this Agreement by such Lender or Co-Agent shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to such Lender herein called the "HIGHEST LAWFUL RATE"), and all amounts owed under this Agreement, the Notes, the Loan Documents and any other document or instrument executed in connection herewith or therewith shall be held subject to reduction and (i) the amount of interest which would otherwise be payable to such Lender or Co-Agent hereunder and under the Loan Documents and any other document or instrument executed in connection herewith or therewith, shall be automatically reduced to the amount allowed under applicable law and (ii) any unearned interest paid by a Borrower in excess of the Highest Lawful Rate shall be credited to the applicable Borrower by such Lender or Co-Agent (or, if such consideration shall have been paid in full, refunded to the applicable Borrower);

               (c) all sums paid, or agreed to be paid, to such Lender for the use, forbearance and detention of the indebtedness of a Borrower to such Lender or Co-Agent hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof;

               (d) if at any time the interest provided pursuant to this Agreement, together with any other fees, late charges and other sums payable pursuant to or in connection with this Agreement or any other Loan Document and deemed interest under applicable law, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees, charges and sums to accrue to such Lender or Co-Agent pursuant to this Agreement or any other Loan Document shall be limited, notwithstanding anything to the contrary in this Agreement or any other Loan Document to that amount which would have accrued at the Highest Lawful Rate for such Lender or Co-Agent, as the case may be, but any subsequent reductions, as applicable, shall not reduce the interest to accrue pursuant to this Agreement below the Highest Lawful Rate for such Lender or Co-Agent until the total amount of interest payable to such Lender or Co-Agent (including all consideration which constitutes interest) equals the amount of interest which would have been payable to such Lender or Co-Agent (including all consideration which constitutes interest) assuming a varying rate per annum equal to the interest provided pursuant to SECTION 3.2 at all times in effect, PLUS the amount of fees which would have been received but for the effect of this SECTION 10.14.

     For purposes of Article 5069-1.04, Vernon's Texas Civil Statutes, as amended, to the extent, if any, applicable to any Lender or Co-Agent, each Borrower agrees that the Highest Lawful Rate for any Lender or Co-Agent shall be the "indicated (weekly) rate ceiling" as defined in said Article, provided that such Lender or Co-Agent may also rely, to the extent permitted by applicable laws, on alternative maximum rates of interest under other laws applicable to such Lender or Co-Agent if greater. To the extent that Texas law shall be applicable to the determination of the Highest Lawful Rate of any Lender or Co-Agent, the provisions of Chapter 15 of Subtitle 3, Title 79 of the Revised Civil Statutes of Texas, 1925, as amended, shall not apply to this Agreement, the Notes or any other Loan Document.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     SECTION 11.1 WAIVERS, AMENDMENTS, ETC. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by each Borrower and the Majority Lenders; PROVIDED, HOWEVER, that no such amendment, modification or waiver which would:

          (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Majority Lenders shall be effective unless consented to by each Lender;

          (b) modify this SECTION 11.1 or SECTION 10.10(c), change the definition of "MAJORITY LENDERS", increase any Revolving Commitment Amount or Term Commitment Amount or the Percentage of any Lender, reduce any fees described in ARTICLE III or extend any Commitment Termination Date shall be made without the consent of each Lender and each holder of a Note;

          (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the Lender holding such Loan;

          (d) affect adversely the interests, rights or obligations of any Issuer QUA the Issuer shall be made without the consent of such Issuer;

          (e) affect adversely the interests, rights or obligations of the Administrative Agent QUA the Administrative Agent shall be made without consent of the Administrative Agent; and

          (f) affect adversely the interests, rights or obligations of the Documentation Agent QUA the Documentation Agent shall be made without the consent of the Documentation Agent.

No failure or delay on the part of the Administrative Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on either Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. EACH
LENDER AGREES WITH AND IN FAVOR OF EACH OTHER LENDER (WHICH AGREEMENT SHALL
NOT BE FOR THE BENEFIT OF EITHER BORROWER OR ANY OF ITS SUBSIDIARIES) THAT NO OBLIGOR'S OBLIGATIONS TO SUCH LENDER UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE OR WILL BE SECURED BY ANY REAL PROPERTY COLLATERAL NOW OR HEREAFTER ACQUIRED BY SUCH LENDER.

     SECTION 11.2 NOTICES. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted and receipt thereof has been electronically confirmed.

     SECTION 11.3 PAYMENT OF COSTS AND EXPENSES. The Revolving Borrower agrees to pay on demand all reasonable expenses of the Administrative Agent (including the fees, charges and out-of-pocket expenses of counsel (including allocated costs of internal counsel) to the Administrative Agent and of local counsel, if any, who may be retained by counsel to the Administrative Agent) in connection with

          (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

          (b) the filing and recording, refiling or rerecording of all releases in respect of the Collateral Documents and the Collateral; and

          (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Revolving Borrower further agrees to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, the issuance of the Notes, the issuance of the Letters of Credit, or any other Loan Documents. The Revolving Borrower also agrees to reimburse the Administrative Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and charges and legal expenses, including allocated costs of internal counsel)) incurred by the Administrative Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Loan Documents or Obligations and (y) the enforcement of any Loan Documents or Obligations.

     SECTION 11.4 INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by the Administrative Agent and the Documentation Agent and each Lender and the extension of the Commitments, the Revolving Borrower hereby agrees to indemnify, exonerate and hold the Administrative Agent, the Documentation Agent and the Issuer and each Lender and each of their respective officers, directors, employees and agents (collectively, the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees, charges and disbursements (including allocated costs of internal counsel) (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or the use of any Letter of Credit;

          (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of either Borrower as the result of any determination by the Majority Lenders pursuant to ARTICLE VI not to make any Credit Extension);

          (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by either Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Administrative Agent or such Lender is party thereto;

          (d) any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to the Release by either Borrower or any of its Subsidiaries of any Hazardous Material on any property owned, leased, occupied or used by such Borrower or its Subsidiaries subject to any Collateral Document;

          (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by either Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Borrower or such Subsidiary; or

          (f)  any Asbestos Litigation,

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. No action taken by legal counsel chosen by the Administrative Agent the Documentation Agent or any Lender in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or in any way impair the Revolving Borrower's obligation and duty hereunder to indemnify and hold harmless the Administrative Agent, the Documentation Agent and each Lender. In no event shall any site visit, observation, or testing by the Administrative Agent, the Documentation Agent or any Lender be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under the site, or that there has been or shall be compliance with any Environmental Law. Neither Borrower nor any other Person is entitled to rely on any site visit, observation, or testing by either Co-Agent or any Lender. Neither the Administrative Agent nor any Lender owes any duty of care to protect either Borrower or any other Person against, or to inform either Borrower or any other party of, any Hazardous Materials or any other adverse condition affecting any site or Property.
Neither the Administrative Agent, the Documentation Agent nor any Lender shall be obligated to disclose to either Borrower or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by either Co-Agent or any Lender. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Revolving Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION 11.5 SURVIVAL. The obligations of each Borrower under SECTIONS 5.3, 5.4, 5.5, 5.6, 5.11, 11.3 and 11.4, and the obligations of the Lenders under SECTION 10.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

     SECTION 11.6 SEVERABILITY. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 11.7 HEADINGS. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION 11.8 EXECUTION IN COUNTERPARTS, EFFECTIVENESS, ETC. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by each Borrower, the Administrative Agent and the Documentation Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SECTION 11.9 GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof, supersede any prior agreements, written or oral, with respect thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

     SECTION 11.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that:

          (a) no Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and

          (b) the rights of sale, assignment and transfer of the Lenders are subject to SECTION 11.11.

     SECTION 11.11 SALE AND TRANSFER OF LOANS AND NOTES; PARTICIPATIONS IN LOANS AND NOTES. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this SECTION 11.11.

     SECTION 11.11.1  ASSIGNMENTS.  Any Lender,

          (a) with the written consents of each Borrower (except that no consent of either Borrower shall be required after the occurrence and during the continuance of a Default), the Administrative Agent, and any Issuer (which consents shall not be unreasonably delayed or withheld and which consent, in the case of each Borrower, shall be deemed to have been given in the absence of a written notice delivered by each Borrower to the Administrative Agent, on or before the fifth Business Day after receipt by such Borrower of such Lender's request for consent, stating, in reasonable detail, the reasons why such Borrower proposes to withhold such consent) may at any time assign and delegate to one or more commercial banks or other financial institutions, and

          (b) with notice to either Borrower and the Administrative Agent, but without the consent of either Borrower or the Administrative Agent, may assign and delegate to any of its Affiliates or to any other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "ASSIGNEE LENDER"), (x) all or any fraction of such Lender's total Loans and Commitments, or (y) in the case of the Swingline Lender, all of its Swingline Loans and Swingline Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans (other than Bid Loans) and Commitments and, in connection with any assignment by BofA, its Swingline Commitment and Swingline Loans may be in whole but not in part included as part of the assignment transaction) in a minimum aggregate amount of $10,000,000; PROVIDED, HOWEVER, that any such Assignee Lender will comply, if applicable, with the provisions contained in SECTION 5.12 and in the last sentence of SECTION 5.6 and FURTHER, PROVIDED, HOWEVER, that, each Borrower, each other Obligor and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

          (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to each Borrower, the Administrative Agent and any Issuer by such Lender and such Assignee Lender,

          (d) such Assignee Lender shall have executed and delivered to each Borrower, the Administrative Agent and any Issuer a Lender Assignment Agreement, accepted by the Administrative Agent, and

          (e) the processing fees described below shall have been paid.

     From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. If requested as provided in SECTION 2.9, within five Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, each Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitment or Swingline Commitment, as the case may be, and, if the assignor Lender has retained Loans and a portion of its Commitment hereunder, replacement Notes in the principal amounts of the Loans and Commitment retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, the Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. Following receipt of the replacement Notes and new Notes by the Assigning Lender and the Assignee Lenders, the assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the applicable Borrowers. Accrued interest on that part of the predecessor Notes evidenced by the Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500.

     SECTION 11.11.2 PARTICIPATIONS. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "PARTICIPANT") participating interests (or a sub-participating interest, in the case of a Lender's participating interest in a Letter of Credit) in any of the Loans (including its Bid Loans),

Commitment, or other interests of such Lender hereunder; PROVIDED, HOWEVER, that

          (a) no participation or sub-participation contemplated in this
     SECTION 11.11 shall relieve such Lender from its Commitment or Swingline Commitment, as the case may be, or its other obligations hereunder or under any other Loan Document,

          (b) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations,

          (c) each Borrower and each other Obligor and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

          (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in CLAUSE (b) or (c) of SECTION 11.1, and

          (e) neither Borrower shall be required to pay any amount under SECTION
     5.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

Each Borrower acknowledges and agrees that each Participant, for purposes of SECTIONS 5.3, 5.4, 5.5, 5.6, 5.8, 5.9, 11.3 and 11.4, shall be considered a
Lender.

     SECTION 11.12 OTHER TRANSACTIONS. Nothing contained herein shall preclude the Administrative Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with either Borrower or any of its Affiliates in which such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 11.13  FORUM SELECTION AND CONSENT TO JURISDICTION.

     (a) ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR EITHER BORROWER SHALL BE BROUGHT AND MAINTAINED

EXCLUSIVELY IN THE COURTS OF THE STATE OF CALIFORNIA OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF CALIFORNIA.

     (b) EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT EITHER BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 11.14  WAIVER OF JURY TRIAL.

     THE ADMINISTRATIVE AGENT, THE LENDERS AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR EITHER BORROWER. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     SECTION 11.15  CONFIDENTIALITY.

     The Administrative Agent and each Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by either Borrower and provided to it by such Borrower or any of its Subsidiaries, or by the Administrative Agent on such Borrower's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Administrative Agent or any Lender, or (ii) was or becomes available on a non-confidential basis from a source other than such Borrower, PROVIDED that such source is not bound by a confidentiality agreement with such Borrower known to the Administrative Agent or such Lender, as the case may be; PROVIDED, HOWEVER, that the Administrative Agent or any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Administrative Agent or Lender is subject or in connection with an examination of the Administrative Agent or Lender by any such authority; (B) pursuant to subpoena or other court process;
(C) when required to do so in accordance with the provisions of any Applicable Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to the Administrative Agent's or such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee Lender, actual or potential, and to any Affiliate of the Administrative Agent or Lender provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder, and (H) as to the Administrative Agent or any Lender, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which such Borrower is party or is deemed party with the Administrative Agent or such Lender.

     SECTION 11.16 TRANSITION PROVISIONS. On the Restatement Effective Date, the Revolving Borrower agrees to pay to the Agent for the benefit of the Lenders (as defined in the Original Credit Agreement), all Commitment Fees, fees with respect to Letters of Credit and other amounts which have accrued and remain unpaid pursuant to the Original Credit Agreement as of the Restatement Effective Date.
                                *   *   *   *   *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    FIBREBOARD CORPORATION


                                    By
                                       ----------------------------------------
                                       Title:  Vice President - Finance

                                    Address:  Texas Commerce Tower
                                              2200 Ross Avenue
                                              Suite 3600
                                              Dallas, Texas  75201

                                    Facsimile No.:  (214) 954-9512

                                    Attention:  Garold E. Swan


                                    VYTEC CORPORATION

                                    By
                                       ----------------------------------------
                                       Title:  Vice President

                                    Address:  Texas Commerce Tower
                                              2200 Ross Avenue
                                              Suite 3600
                                              Dallas, Texas  75201

                                    Facsimile No.:  (214) 954-9512

                                    Attention:  Garold E. Swan

                               BANK OF AMERICA NATIONAL TRUST AND
                               SAVINGS ASSOCIATION,
                               as Administrative Co-Agent


                               By
                                  ---------------------------------------
                                  Title:  Managing Director

                               Domestic
                               Office:  555 California Street
                                        41st Floor
                                        San Francisco, California  94104

                               Facsimile No.:  (415) 622-2018

                               Attention:  Michael Balok

                               LENDERS

                               BANK OF AMERICA NATIONAL TRUST AND
                               SAVINGS ASSOCIATION


                               By
                                  -----------------------------------------
                                  Title:  Managing Director

                               Domestic
                               Office:  555 California Street
                                        41st Floor
                                        San Francisco, California  94104

                               Facsimile No.:  (415) 622-2018

                               Attention:  Michael Balok

                               Eurodollar
                               Office:  1850 Gateway Boulevard
                                        Concord, California 94520

                               Facsimile No.:  (510) 675-7531

                               Attention:  Terry Peach
                                           Account Administrator

                               ABN AMRO BANK N.V.
                               SAN FRANCISCO INTERNATIONAL BRANCH


                               By
                                  --------------------------------------------
                                  Name:    Dianne D. Barkley
                                  Title:   Group V.P. & Director



                               ABN AMRO BANK N.V.
                               SAN FRANCISCO INTERNATIONAL BRANCH


                               By
                                  --------------------------------------------
                                  Name:    Daniel P. Taylor
                                  Title:   Assistant Vice President


                               Domestic
                               Office:   101 California Street
                                         Suite 4550
                                         San Francisco, California  94111

                               Facsimile No.:  (415) 362-3524

                               Attention:  Dianne D. Barkley
                               Title:      Group V.P.

                               Eurodollar
                               Office:   101 California Street
                                         Suite 4550
                                         San Francisco, California  94111


                               Facsimile No.:  (415) 362-3524

                               Attention:  Gloria Lee

                             NATIONSBANK N.A.,
                             as Documentation Co-Agent and Lender


                             By
                                --------------------------------------------
                                Title:  Vice President

                             Domestic
                             Office:  One NationsBank Plaza
                                      NC1-002-06-19
                                      Charlotte, North Carolina  28255

                             Facsimile No.:  (704) 386-3271

                             Attention:  Michael Tousignant

                             Eurodollar
                             Office:  One NationsBank Plaza
                                      NC1-002-06-19
                                      Charlotte, North Carolina  28255

                             Facsimile No.:  (704) 386-3271

                             Attention:  Michael Tousignant

                             WELLS FARGO BANK, NATIONAL ASSOCIATION


                             By
                                -----------------------------------------
                                Title:  Banking Officer

                             Domestic
                             Office:   Dallas RCBO
                                       1445 Ross Avenue, Suite 300
                                       Dallas, Texas  75202

                             Facsimile No.:  (214) 740-1543

                             Attention:  Kyle Hranicky

                             Eurodollar
                             Office:   Dallas RCBO
                                       1445 Ross Avenue, Suite 300
                                       Dallas, Texas  75202

                             Facsimile No.:  (214) 740-1543

                             Attention:  Kyle Hranicky

                             THE BANK OF NOVA SCOTIA



                             By
                                -------------------------------------------
                                Title: Senior Manager Loan Operations

                             Domestic
                             Office:   The Bank of Nova Scotia
                                       Atlanta Agency
                                       600 Peachtree Street, N.E.,
                                       Suite 2700
                                       Atlanta, Georgia 30308

                             Facsimile No.:  (404) 888-8998

                             Attention:  F.C.H. Ashby

                             Eurodollar
                             Office:   The Bank of Nova Scotia
                                       Atlanta Agency
                                       600 Peachtree Street, N.E.,
                                       Suite 2700
                                       Atlanta, Georgia 30308


                             Facsimile No.:  (404) 888-8998

                             Attention:  F.C.H. Ashby


                             With a copy to:

                             The Bank of Nova Scotia
                             Houston Representative Office
                             1100 Louisiana, Suite 3000
                             Houston, Texas 77002

                             Facsimile No.: (713) 752-2425

                             Attention:  Rosine Matthews
                                         Relationship Manager

                             SANWA BANK CALIFORNIA



                             By
                                --------------------------------------
                                Title:  Vice President

                             Domestic
                             Office:   Oakland Commercial Banking
                                       Office, 2nd Floor
                                       2127 Broadway
                                       Oakland, California  94612

                             Facsimile No.:  (510) 268-0700

                             Attention:  Arcy Ledezma

                             Eurodollar
                             Office:   Oakland Commercial Banking
                                       Office, 2nd Floor
                                       2127 Broadway
                                       Oakland, California  94612

                             Facsimile No.:  (510) 268-0700

                             Attention:  Arcy Ledezma

                             U.S. BANK OF CALIFORNIA



                             By
                                -----------------------------------------
                                Title:  Vice President

                             Domestic
                             Office:   2890 North Main Street
                                       Walnut Creek, CA  94596

                             Facsimile No.:  (510) 472-6919

                             Attention:  Dan Stevens

                             Eurodollar
                             Office:   2890 North Main Street
                                       Walnut Creek, CA  94596

                             Facsimile No.:  (510) 472-6919

                             TEXAS COMMERCE BANK NATIONAL ASSOCIATION



                             By
                                -----------------------------------------
                                Title:  Senior Vice President

                             Domestic
                             Office:   P. O. Box 660197
                                       Dallas, Texas  75266-0197

                             Facsimile No.:  (214) 965-2044

                             Attention:  Mae Kantipong

                             Eurodollar
                             Office:   P. O. Box 660197
                                       Dallas, Texas  75266-0197

                             Facsimile No.:  (214) 965-2044

                                                             SCHEDULE I

                         DISCLOSURE SCHEDULE


ITEM 7.7  LITIGATION

    Description of Proceeding    Action or Claim Sought
    -------------------------    ----------------------

ITEM 7.8   EXISTING SUBSIDIARIES

            State of       Ownership       Business
Name     Incorporation         %         Description
----     -------------     ---------     -----------

ITEM 7.9   OWNERSHIP OF PROPERTIES

ITEM 7.11  EMPLOYEE BENEFIT PLANS

ITEM 7.12  ENVIRONMENTAL MATTERS

ITEM 7.15  COMPLIANCE WITH LAWS

ITEM 8.2.2(b)  ONGOING INDEBTEDNESS

    Creditor        Outstanding Principal Amount
    --------        ----------------------------

ITEM 8.2.3(j)  ONGOING LIENS

               Outstanding
                Principal
Creditor          Amount        Description of Collateral
--------       -----------      -------------------------

ITEM 8.2.5(b)  ONGOING INVESTMENTS

ITEM 8.2.8(d)  PROPERTIES HELD FOR SALE

                                                                    SCHEDULE I



                                    ITEM 7.7


                                   LITIGATION



1.   Asbestos Litigation.


2. See item 3 to Borrower's Form 10-K for the year ended December 31, 1995 and Part II, item 1 to Borrower's Form 10-Q for the quarterly period ended September 30, 1996.

                                    ITEM 7.8



                              EXISTING SUBSIDIARIES


----------------------------------------------------------------------------------------------------
NAME                                STATE OF            OWNERSHIP               BUSINESS DESCRIPTION
                                 INCORPORATION
----------------------------------------------------------------------------------------------------
Fibreboard Box &                    Delaware              100%                  Inactive
Millwork Corporation
----------------------------------------------------------------------------------------------------
Pabco Metals                        Delaware              100%                  Manufacture and sale
Corporation*                                                                    of metal jacketing,
                                                                                insulation and
                                                                                fireproofing
                                                                                materials.
----------------------------------------------------------------------------------------------------
Stone Products                     California             100%                  Manufacture and sale
Corporation*                                                                    of cultured stone
                                                                                products.
----------------------------------------------------------------------------------------------------
Carriage Hill Stone                   Ohio                100%                  Manufacture and sale
Company                                                   Stone                 of cultured stone
                                                        Products                products.
----------------------------------------------------------------------------------------------------
Norandex Inc. *                     Delaware              100%                  Manufacture and
                                                                                sale of vinyl siding
                                                                                and distribution of
                                                                                exterior building
                                                                                products.
----------------------------------------------------------------------------------------------------
Vytec Corporation                    Ontario             100% by                Manufacture and sale
                                                         Norandex               of vinyl siding.
----------------------------------------------------------------------------------------------------
Vytec Sales                         Delaware              100%                  Distributor of Vytec
Corporation*                                                                    Corporation's
                                                                                products in the
                                                                                United States.
----------------------------------------------------------------------------------------------------
Aristocrat Window                   Delaware              100%                  Inactive.
Company
----------------------------------------------------------------------------------------------------
Pacific Coast                       Missouri             100% by                Inactive.
Redevelopment                                            Norandex
Corporation
----------------------------------------------------------------------------------------------------
10110 Newfoundland                Newfoundland           100% by                Distributor of Vytec
Limited                                                   Vytec                 Corporation's
                                                                                products in
                                                                                Newfoundland
----------------------------------------------------------------------------------------------------

                                       2


----------------------------------------------------------------------------------------------------
NAME                                STATE OF            OWNERSHIP               BUSINESS DESCRIPTION
                                 INCORPORATION
----------------------------------------------------------------------------------------------------
Procanpol SP.Z.O.O.                  Poland              68% by                 Distributor of Vytec
                                                          Vytec                 Corporation's
                                                                                products in Poland.
----------------------------------------------------------------------------------------------------
Prestige Vinyl Siding,               Ontario             100% by                Inactive.
Inc.                                                      Vytec
----------------------------------------------------------------------------------------------------
Accord Vinyl Siding,                 Ontario             100% by                Inactive.
Inc.                                                      Vytec
----------------------------------------------------------------------------------------------------
Vytec Pty. Limited                  Australia            100% by                Inactive.
                                                          Vytec
----------------------------------------------------------------------------------------------------
Accord Vinyl Siding                 Australia            100% by                Inactive.
Pty. Limited                                              Vytec
----------------------------------------------------------------------------------------------------
Prestige Vinyl Siding               Australia            100% by                Inactive.
Pty. Limited                                              Vytec
----------------------------------------------------------------------------------------------------
Mastic Pty. Limited                 Australia            100% by                Inactive.
                                                          Vytec
----------------------------------------------------------------------------------------------------

*    Significant Subsidiaries

                                    ITEM 7.9


                             OWNERSHIP OF PROPERTIES


                                      None

                                    ITEM 7.11


                             EMPLOYEE BENEFIT PLANS



See notes 7 and 8 to Borrower's consolidated financial statements for the year ended December 31, 1995 for a discussion of Borrower's employee benefit plans.

                                    ITEM 7.12


                              ENVIRONMENTAL MATTERS



                               See Item 7.7 above.

                                    ITEM 7.15


                              COMPLIANCE WITH LAWS



                                      None

                                  ITEM 8.2.2(b)


                              ONGOING INDEBTEDNESS
                              --------------------


CREDITOR                                                                AMOUNT
--------                                                                ------


CA Pollution Control
Financing Authority
(1974 Pollution Control Revenue Bonds)                            3,765,000.00


First Trust California
(Debentures due in 1998)                                            224,050.00



In addition to the above scheduled ongoing Indebtedness, Borrower's financial statements reflect liabilities related to or resulting from the Asbestos Litigation. Certain of these liabilities may arguably be considered Indebtedness. Borrower anticipates such amounts will increase in the future.

                                  ITEM 8.2.3(j)


                                  ONGOING LIENS


                                      None

                                  ITEM 8.2.5(b)


                               ONGOING INVESTMENTS
                               -------------------


DESCRIPTION                                                          AMOUNT
-----------                                                          ------

NOTES FROM ASSET/REAL ESTATE SALES:

Northstar Residential Sales                                       1,603,584.00

Sale of Burney Site                                                 193,785.00
  (Sold in 1992)

Sale of New Mexico Timber Rights                                    100,000.00
  (Sold in 1995)


Sale of Container Facility to Gaylord:
  CA Pollution Control Mirror Note                                3,765,000.00

Sale of Wallace Site                                                263,000.00



TRUST ACCOUNTS:
---------------
Directors & Officers                                              5,003,156.00

John Roach                                                        1,644,510.00
  (Per employment contract)

SERP Rabbi Trust                                                  1,139,193.00

STOCK:
------
Norandex Inc. holds 849 shares of common stock of Grossman's Inc.

CERTIFICATES:
-------------
Job Training Certificate (Joplin, Missouri)                         395,000.00

                                  ITEM 8.2.8(d)

                            PROPERTIES HELD FOR SALE
                            ------------------------


(i) The property known as "Hobart Mills" consisting of approximately 121+ acres located in Nevada County, California.


(ii) The property known as "Brockway Summit" consisting of approximately 788+ acres located in Placer County, California.


(iii) The property known as the "Turlock Mill Site" consisting of 27+ acres located in Stanislaus County, California.


(iv) Undeveloped property consisting of approximately 65+ acres located in Fruita, Colorado.

                                                            SCHEDULE II

                                      Original      Restated
                                     Percentage    Percentage
                                     ----------    ----------

Bank of America National
  Trust and Savings Association     18.333333334      16.0
ABN AMRO Bank N.V.                  15.0              14.0
Nationsbank N.A.                    18.333333334      16.0
Wells Fargo Bank, National
  Association                       13.333333333      12.0
Sanwa Bank California               13.333333333      10.0
The Bank of Nova Scotia              8.333333333      10.0
Texas Commerce Bank                 13.333333333      12.0
U.S. Bank of Oregon                  0.0              10.0

                                                               SCHEDULE III


                        GUARANTEED FACILITY INDEBTEDNESS



The Revolving Credit Agreement,
dated as of March 27, 1996,
between Vytec Corporation and
The Bank of Nova Scotia.

                                                                    SCHEDULE IV

                                LETTERS OF CREDIT


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                 FIBREBOARD CORPORATION - LETTERS OF CREDIT
-------------------------------------------------------------------------------
AS OF:       20-Mar-97
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             L/C NO.      L/C AMOUNT    EXPIRY DATE     EVERGREEN?
-------------------------------------------------------------------------------
             220908     $3,136,388.00     7/31/97           Y
-------------------------------------------------------------------------------
             221693     $  100,000.00     7/16/97           Y
-------------------------------------------------------------------------------
             221695     $1,000,000.00     9/28/97           Y
-------------------------------------------------------------------------------
             226648     $  475,000.00     6/30/99           N
-------------------------------------------------------------------------------
            3002429     $  797,368.00    11/25/97           Y
-------------------------------------------------------------------------------
                        $5,508,756.00
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                   EXHIBIT A-1
                                     FORM OF
                           FOURTH AMENDED AND RESTATED
                             MASTER PROMISSORY NOTE
                                (Revolving Loans)



                                                                March 28, 1997


     FOR VALUE RECEIVED, the undersigned, FIBREBOARD CORPORATION, a Delaware corporation (the "COMPANY"), hereby promises to pay to the order of __________________________________________________ (the "LENDER") the aggregate unpaid principal amounts of all Revolving Loans made by the Lender to the Company from time to time pursuant to the Credit Agreement described below at the times and in the amounts specified in the Credit Agreement. The Company further promises to pay interest on such unpaid principal amounts at the times and at the rates specified in the Credit Agreement.

     The Lender is hereby authorized to endorse the date, amount and maturity of each Revolving Loan made by it and the amount and date of each payment of principal made by the Company with respect thereto on the schedule annexed to this Note and on continuations of such schedule, both schedule and continuations being hereby made a part of this Note; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Agreement and this Note.

     This Master Promissory Note is one of the Revolving Notes referred to in, and is issued under, the Fourth Amended and Restated Credit Agreement, dated as of March 28, 1997 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Company, Vytec Corporation, the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto, Bank of America National Trust and Savings Association, as Administrative Co-Agent, and Nationsbank, N.A., as the Documentation Co-Agent.

     The holder of this Master Promissory Note shall be entitled to the benefits provided for in the Credit Agreement to a Lender of Revolving Loans. Reference is made to the Credit Agreement for the provisions on (i) the obligation of the Lender to advance funds under this Master Promissory Note, (ii) the manner in which interest is computed and accrued, (iii) the Company's rights, if any, to prepay all or part of the Revolving Loans, (iv) the events upon which the maturity of this Master Promissory Note may be accelerated or shall be automatically accelerated, as the case may be, (v) attorney's fees (including allocated costs of internal legal services) and other fees and expenses incurred in any enforcement of this Master Promissory Note, (vi) the Company's right to cure certain Events of Default, and (vii) the Lender's rights to assign all or part of this Master Promissory Note to Assignees and/or to sell participating interests in any Revolving Loans, as more fully set forth in the Credit Agreement. Terms defined in the Credit Agreement shall have the same meanings herein.

     Principal and interest are payable in immediately available funds to Bank of America National Trust and Savings Association as Administrative Co-Agent for the Lender, at 1850 Gateway Boulevard, Concord, California, for credit to Account No. 12336-14323 ABA No. 121-000-358-SF, Attention: Agency Management Services #5596 or such other place or places as Bank of America National Trust and Savings Association may specify in writing from time to time to the undersigned.


     THIS MASTER PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.


     IN WITNESS WHEREOF, the undersigned has caused this Master Promissory Note to be executed by its officer thereunto duly authorized.



                                   FIBREBOARD CORPORATION




                                   By:
                                      ----------------------------------
                                   Title:

----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
     Date Loan                                                              Date
     Disbursed      Amount of Loan   Maturity Date   Principal Payment  Principal Paid
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

                                   EXHIBIT A-2
                                     FORM OF
                              AMENDED AND RESTATED
                             MASTER PROMISSORY NOTE

                                  (Term Loans)



                                                                March 28, 1997



     FOR VALUE RECEIVED, the undersigned, VYTEC CORPORATION, a corporation organized under the laws of the province of Ontario, Canada (the "COMPANY"), hereby promises to pay to the order of ______________________________________
(the "LENDER") the aggregate unpaid principal amounts of all Term Loans made by the Lender to the Company from time to time pursuant to the Credit Agreement described below at the times and in the amounts specified in the Credit Agreement. The Company further promises to pay interest on such unpaid principal amounts at the times and at the rates specified in the Credit Agreement.

     The Lender is hereby authorized to endorse the date, amount and maturity of each Term Loan made by it and the amount and date of each payment of principal made by the Company with respect thereto on the schedule annexed to this Note and on continuations of such schedule, both schedule and continuations being hereby made a part of this Note; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Agreement and this Note.

     This Master Promissory Note is one of the Term Notes referred to in, and is issued under, the Fourth Amended and Restated Credit Agreement, dated as of March 28, 1997 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Fibreboard Corporation, the Company, the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto, Bank of America National Trust and Savings Association, as Administrative Co-Agent, and Nationsbank, N.A., as the Documentation Co-Agent.

     The holder of this Master Promissory Note shall be entitled to the benefits provided for in the Credit Agreement to a Lender of Term Loans. Reference is made to the Credit Agreement for the provisions on (i) the obligation of the Lender to advance funds under this Master Promissory Note, (ii) the manner in which interest is computed and accrued, (iii) the Company's rights, if any, to prepay all or part of the Term Loans, (iv) the events upon which the maturity of this Master Promissory Note may be accelerated or shall be automatically accelerated, as the case may be, (v) attorney's fees (including allocated costs of internal legal services) and other fees and expenses incurred in any enforcement of this Master Promissory Note, (vi) the Company's right to cure certain Events of Default, and (vii) the Lender's rights to assign all or part of this Master Promissory Note to Assignees and/or to sell participating interests in any Term Loans, as more fully set forth in the Credit Agreement. Terms defined in the Credit Agreement shall have the same meanings herein.

     Principal and interest are payable in immediately available funds to Bank of America National Trust and Savings Association as Administrative Co-Agent for the Lender, at 1850 Gateway Boulevard, Concord, California, for credit to Account No. 12336-14323 ABA No. 121-000-358-SF, Attention: Agency Management Services #5596 or such other place or places as Bank of America National Trust and Savings Association may specify in writing from time to time to the undersigned.

     THIS MASTER PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

     IN WITNESS WHEREOF, the undersigned has caused this Master Promissory Note to be executed by its officer thereunto duly authorized.


                                       VYTEC CORPORATION



                                       By:
                                          -----------------------------------
                                       Title:

----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
     Date Loan                                                              Date
     Disbursed      Amount of Loan   Maturity Date   Principal Payment  Principal Paid
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

                                                                      EXHIBIT B

                                  FORM OF
                        REVOLVING BORROWING REQUEST

Bank of America National Trust
     and Savings Association, as
     Administrative Agent
1455 Market Street
12th Floor
San Francisco, CA 94103

Attention:     [NAME]
               [TITLE]

                          FIBREBOARD CORPORATION

Gentlemen and Ladies:

     This Borrowing Request is delivered to you pursuant to Section 2.3 of the Fourth Amended and Restated Credit Agreement, dated as of March 28, 1997 (together with all amendments, if any, from time to time made thereto, the "CREDIT AGREEMENT"), among Fibreboard Corporation, a Delaware corporation (the "REVOLVING BORROWER"), Vytec Corporation, a corporation organized under the laws of the province of Ontario, Canada, certain financial institutions, and Bank of America National Trust and Savings Association, as the Administrative Agent and Nationsbank N.A., as the Documentation Agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Revolving Borrower hereby requests that a Loan be made in the aggregate principal amount of $___________ on ___________, 19__ as a [EURODOLLAR COMMITTED LOAN HAVING AN INTEREST PERIOD OF ______ MONTHS] [BASE RATE COMMITTED LOAN).

     The Revolving Borrower hereby acknowledges that, pursuant to Section 6.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Revolving Borrower of the proceeds of the Revolving Loans requested hereby constitute a representation and warranty by the Revolving Borrower that, on the date of such Revolving Loans, and before and after giving effect there to and to the application of the proceeds therefrom, all statements set forth in SECTION 6.2.1 are true and correct in all material respects. In addition, Revolving Borrower hereby certifies that after giving effect to the Borrowing requested by this Borrowing Request, the sum of (i) the aggregate principal amount of Revolving Loans outstanding, PLUS (ii) Letter of Credit Outstandings PLUS (iii) the Letter of Credit Availability, will not exceed the Revolving Commitment Amount.

     The Revolving Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Revolving Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

     Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

                         Person to be Paid
Amount to be         ----------------------------         Name, Address, etc.
Transferred          Name             Account No.         of Transferee
-----------          ----             -----------         -------------------

$_______________     ____________     ___________         ___________________
                                                          ___________________
                                      Attention:          ___________________

$_______________     ____________     ___________         ___________________
                                                          ___________________
                                      Attention:          ___________________

Balance of           Revolving        ___________         ___________________
such proceeds        Borrower         ___________         ___________________

                                      Attention:          ___________________

     The Revolving Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this _______ day of _________________, __________.

                                       FIBREBOARD CORPORATION



                                       By
                                         --------------------------------
                                         Title:

                                                                     EXHIBIT C
                                    FORM OF
                        CONTINUATION/CONVERSION NOTICE

Bank of America National Trust
     and Savings Association, as
     Administrative Agent
1455 Market Street
12th Floor
San Francisco, CA 94103

     Attention:     [NAME]
                    [TITLE]

                                   [BORROWER]

Gentlemen and Ladies:

     This Continuation/Conversion Notice is delivered to you pursuant to Section
2.4 of the Fourth Amended and Restated Credit Agreement, dated as of March 28, 1997 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among Fibreboard Corporation, a Delaware corporation, Vytec Corporation, a corporation organized under the laws of the province of Ontario, Canada, certain financial institutions, and Bank of America National Trust and Savings Association, as the Administrative Agent and Nationsbank N.A., as the Documentation Agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The [BORROWER] hereby requests that on ____________, 19___,

          (1) $___________ of the presently outstanding principal amount of the Loans originally made on ___________ 19____ [AND $___________ OF THE
     PRESENTLY OUTSTANDING PRINCIPAL AMOUNT OF THE LOANS ORIGINALLY MADE ON ___________, 19___],

          (2) and all presently being maintained as [BASE RATE COMMITTED LOANS] [EURODOLLAR COMMITTED LOANS],

          (3)  be [CONVERTED INTO] [CONTINUED AS],

          (4) [EURODOLLAR COMMITTED LOANS HAVING AN INTEREST PERIOD OF ______ MONTHS] [BASE RATE COMMITTED LOANS].

The [BORROWER] hereby:

                                     -1-
[cad 157]

          (a) certifies and warrants that no Default has occurred and is continuing; and

          (b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Administrative Agent shall receive written notice to the contrary from the [BORROWER], each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

     [BORROWER] has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this _____ day of __________, 19____.



                                       [BORROWER]



                                       By
                                         --------------------------------
                                         Title:

                                                                      EXHIBIT D

                                   FORM OF
                        LENDER ASSIGNMENT AGREEMENT

To:  Fibreboard Corporation
     Vytec Corporation

To:  Bank of America National Trust
     National Trust and Savings Association,
     as the Administrative Agent

To:  [ISSUERS OF LETTERS OF CREDIT]

                 FIBREBOARD CORPORATION AND VYTEC CORPORATION

Gentlemen and Ladies:

     We refer to clause (d) of Section 11.11.1 of the Fourth Amended and Restated Credit Agreement, dated as of March 28, 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among Fibreboard Corporation, a Delaware corporation, Vytec Corporation, a corporation organized under the laws of the province of Ontario, Canada, the various financial institutions (the "LENDERS") as are, or shall from time to time become, parties thereto and Bank of America National Trust arid Savings Association as the Administrative Agent and Nationsbank N.A., as the Documentation Agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     This agreement is delivered to you pursuant to clause (d) of Section
11.11.1 of the Credit Agreement and also constitutes notice to each of you, pursuant to clause (c) of Section 11.11.1 of the Credit Agreement, of the assignment and delegation to _______________ (the "ASSIGNEE") of ___% of the [BID LOANS] [SWINGLINE LOANS AND SWINGLINE COMMITMENT] [LOANS AND COMMITMENTS] of ____________ (the "ASSIGNOR") outstanding under the Credit Agreement on the date hereof. After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's Percentages for the purposes of the Credit Agreement are set forth opposite such Person's name on the signature pages hereof.

     [ADD PARAGRAPH DEALING WITH ACCRUED INTEREST AND FEES WITH RESPECT TO LOANS ASSIGNED.]

     The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Credit Extensions thereunder. The
Assignee further confirms and agrees that in becoming a Lender and in making its Commitments and Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by the Documentation Agent or the Administrative Agent.

     Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Administrative Agent

               (a)  the Assignee

                    (i) shall be deemed automatically to have become a party to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and

                    (ii) agrees to be bound by the terms and conditions set
               forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

               (b) the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.

     The Assignor and the Assignee hereby agree that the [ASSIGNOR] [ASSIGNEE] will pay to the Administrative Agent the processing fee referred to in Section
11.11.1 of the Credit Agreement upon the delivery hereof.

     The Assignee hereby advises each of you of the following administrative details with respect to the assigned [BID LOANS] [SWINGLINE LOANS AND SWINGLINE COMMITMENT] [LOANS AND COMMITMENTS] and requests the Administrative Agent to acknowledge receipt of this document:

               (A)  Address for Notices:
                         Institution Name:
                         Attention:
                         Domestic Office:
                         Telephone:
                         Facsimile:
                         Telex (Answerback):
                         Eurodollar Office:
                         Telephone:

                         Facsimile:
                         Telex (Answerback):

               (B)  Payment Instructions:

     The Assignee agrees to furnish the tax form required by the last sentence of Section 5.6 (if so required) of the Credit Agreement no later than the date of acceptance hereof by the Administrative Agent.

     This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Adjusted Percentage                [ASSIGNOR]

Loans:1             ___%

Letters of Credit:  ___%
                                       By:
                                          -------------------------------
                                          Title:

Percentage                             [ASSIGNEE]




Loans:(2)           ___%

Letters of Credit:  ___%
                                       By:
                                          -------------------------------
                                          Title:
Accepted and Acknowledged
this ____ day of ________, 19

______________________________
     as Administrative Agent

By:
   ---------------------------
     Title:

------------------------------
     as an Issuer

By:
------------------------------
     Title:


-------------------
   (1) Insert appropriate information regarding portions of facility retained by assignor.

   (2) Insert appropriate information concerning portions of facility assigned to assignee.

                                                      EXHIBIT E-1
                                                      FORM OF OPINION OF
                                                      BORROWER'S COUNSEL
                                --------------------
                                      BROBECK
                                     PHLEGER &
                                     HARRISON
                                        LLP
                                  ATTORNEYS AT LAW
                                --------------------

TELEPHONE: (415) 442-0900                                   SPEAR STREET TOWER
FACSIMILE: (415) 442-1010                                           ONE MARKET
WRITER'S DIRECT DIAL:                                            SAN FRANCISCO
                                                              CALIFORNIA 94105


                                   March 28, 1997


The Lenders party to the Amended
Credit Agreement referred to below,
Bank of America National Trust and
Savings Association, as Administrative
Co-Agent, and NationsBank, N.A.
as Documentation Co-Agent

     Re:  FIBREBOARD CORPORATION

Ladies and Gentlemen:

     This opinion letter is furnished to you pursuant to Section 6.1.5 of the Fourth Amended and Restated Credit Agreement dated as of March 28, 1997 (the "Amended Credit Agreement"), among Fibreboard Corporation (the "Revolving Borrower"), Vytec Corporation (the "Term Borrower"), the various financial institutions which are parties thereto (collectively, the "Lenders"), Bank of America National Trust and Savings Association, as Administrative Co-Agent for such Lenders (the "Administrative Agent"), and Nationsbank, N.A., as Documentation Co-Agent for such Lenders (the "Documentation Agent"; each of the Administrative Agent and the Documentation Agent sometimes hereinafter referred to in this opinion individually as a "Co-Agent" and together as "Co-Agents"). Unless otherwise defined herein, terms used herein shall have the meanings assigned to them in the Amended Credit Agreement. We have acted as counsel for the Revolving Borrower, the Term Borrower, Pabco Metals Corporation ("Pabco"), Norandex Inc. ("Norandex"), Vytec Sales Corporation ("Vytec Sales") and Stone Products Corporation ("Stone") in connection with the Amended Credit Agreement.

     As used herein, "Guarantors" means Pabco, Norandex, Vytec Sales and Stone; "Companies" means the Revolving Borrower, the Term Borrower and the Guarantors; and "U.S. Companies" means each of the Companies other than the Term Borrower.

     In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, including certificates of public officials, and other instruments as we have deemed necessary or advisable for purposes of this opinion letter, including those relating to the authorization, execution and delivery of the amended Credit Agreement.


SAN FRANCISCO   PALO ALTO   LOS ANGELES   ORANGE COUNTY   SAN DIEGO   NEW YORK
                          AUSTIN   DENVER   LONDON*
                   *BROBECK HALE AND DORR INTERNATIONAL OFFICE

March 28, 1997                                                         Page 2


In addition, we have examined the following documents (the items referred to in subclauses (i) through (iii) below herein referred to as the "Company Documents"):

          (i)    an executed copy of the Amended Credit Agreement;

          (ii) the Revolving Notes executed by the Borrower in favor of the Lenders (the "Notes");

          (iii) executed copies of the Guaranty dated as of March 28, 1997, of Stone, the Guaranty dated as of February 6, 1996, of Pabco, Norandex and Vytec Sales, as confirmed by the Confirmation of Guaranty dated as of March 28, 1997, of Pabco, Norandex and Vytec Sales, and the Guaranty dated as of February 6, 1996, of the Revolving Borrower, as confirmed by the Confirmation of Guaranty dated as of March 28, 1997, of the Revolving Borrower (each a "Guaranty" and, collectively, the "Guaranties");

          (iv) the Certificate of Incorporation and the Bylaws of each U.S. Company, each as in effect on the date hereof;

          (v) an executed copy of the certificate of the Secretary of each U.S. Company, certifying: (A) true copies of the resolutions of the Board of Directors of such U.S. Company authorizing, among other things, the execution, delivery and performance of the Company Documents to which such U.S. Company is a party, and (B) the incumbency, authority and true signatures of the officers of such U.S. Company authorized to sign such Company Documents and any other documents and certificates delivered in connection therewith;

          (vi) an executed copy of the certificate (the "Officer's Certificate") of the Vice President Finance of the Revolving Borrower, the Vice President/Treasurer of Pabco, the Vice President/Treasurer of Norandex, the Vice President/Treasurer of Vytec Sales, the Vice President/Treasurer of Stone and the Vice President of the Term Borrower;

          (vii) the opinion of Messrs. Fraser & Beatty, Canadian counsel to the Term Borrower, dated March 28, 1997; and

          (viii) such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

          We have also examined photostatic or facsimile copies of the agreements identified in Exhibit A to the Officer's Certificate (the "Material Agreements"). In our examination and review we have assumed the genuineness of all signatures, the legal

March 28, 1997                                                         Page 3

capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions hereinafter expressed which we did not independently establish or verify, we have relied without investigation upon certificates, statements and representations of representatives of the Companies. Regarding documents executed by parties other than the U.S. Companies, we have assumed (i) that each such other party had the power to enter into and perform all its obligations thereunder, and (ii) the due authorization, execution and delivery of such documents by each such party. Regarding documents executed by parties other than the Companies, we have assumed that such documents constitute the legal, valid and binding obligations of each such party.

     We refer you to the opinion referred to above given by Messrs. Fraser & Beatty, containing certain opinions concerning the Term Borrower.

     With respect to our opinion in paragraph 1 below as to the good standing of the U.S Companies in any jurisdictions other than Delaware and California, we are relying solely on the representations of the U.S. Companies set forth in the Officer's Certificate and the status searches obtained by us, without further investigation as to the criteria for qualification or any related legal issues with respect to such jurisdictions.

     Based upon and subject to the foregoing, and subject to the further assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

     1. The Revolving Borrower and Pabco each (i) (A) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware (B) with the corporate power and authority to own its properties and to carry on its business as, to our knowledge, it is now conducted, and (ii) is qualified as a foreign corporation and in good standing under the laws of the State of California. Norandex and Vytec Sales each (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware (b) with the corporate power and authority to own its properties and to carry on its business as, to our knowledge, it is now conducted. Stone (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California (2) with the corporate power and authority to own its properties and to carry on its business as, to our knowledge, it is now conducted. Each of the Revolving Borrower, Pabco, Norandex and Vytec Sales is qualified as a foreign corporation and in good standing under the laws of the State of Texas.

     2. Each U.S. Company has the corporate power and authority to enter into and perform the Company Documents to which it is a party, and has taken all

March 28, 1997                                                         Page 4


necessary corporate action to authorize the execution, delivery and performance of the Company Documents to which it is a party.

     3. No consents, approvals or authorizations of, or notices to or filings with, any governmental authority or agency under the laws of the State of California or the laws of the United States, as presently in effect and interpreted, are required or necessary on the part of the Companies in connection with the execution and delivery by the Companies of the Company Documents.

     4. Each Company Document to which the Revolving Borrower is a party constitutes the legal, valid and binding obligation of the Revolving Borrower, enforceable against the Revolving Borrower in accordance with its terms.

     5. The Guaranty of each Guarantor constitutes the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

     6. Each Company Document to which the Term Borrower is a party constitutes the legal, valid and binding obligation of the Term Borrower, enforceable against the Term Borrower in accordance with its terms.

     7. The execution, delivery or performance by each U.S. Company of the Company Documents to which it is a party do not and will not (i) violate or be in conflict with any provision of the Certificate of Incorporation or Bylaws of such U.S. Company, or (ii) violate or conflict with or constitute a default under or result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets or properties of any U.S. Company under, any term or provision of any of the Material Agreements. The execution, delivery or performance by each Company of the Company Documents to which it is a party do not and will not (A) violate or be in conflict with any federal or California law having applicability to such Company, as presently in effect and interpreted, or (B) to our knowledge, violate or contravene any judgment, decree, injunction or order of any federal or California court, or any arbitrator or governmental agency or authority, having jurisdiction over such Company or its properties or by which such Company may be bound.

     8. We have no knowledge of any pending litigation or other proceedings against the Revolving Borrower or its properties before any court, arbitrator or governmental agency or authority which challenge the validity or enforceability of the Company Documents or, except for those matters disclosed in Item 7.7 of the Disclosure Schedule, which, if determined adversely to the Revolving Borrower, would be likely to have a material adverse effect on the Revolving Borrower.

March 28, 1997                                                         Page 5


     Whenever a statement herein is qualified by the expressions "known to us," "to our knowledge," "we are not aware" or a similar phrase with respect to our knowledge of matters of fact, it is intended to mean that our knowledge is based upon the records, documents, instruments and certificates described above and the current actual knowledge of the attorneys in this Firm who have devoted substantive attention to the transactions contemplated by the Company Documents or, with respect to the opinion expressed in paragraph 8 above, who are presently involved in substantive legal representation of the Revolving Borrower (but not including any constructive or imputed notice of any information) and that we have not otherwise undertaken any independent investigations for the purpose of rendering this opinion.

     This opinion is limited to the laws of the State of California, the General Corporation Law of the State of Delaware and applicable federal laws of the United States, and we express no opinion herein with respect to the effect or applicability of the laws of other jurisdictions.

     Our opinions in paragraph 3 above and in clause (B) of paragraph 7 above are limited to laws and regulations normally applicable to transactions of the type contemplated in the Company Documents and do not extend to licenses, permits and approvals necessary for the conduct of any Company's business. In addition and without limiting the previous sentence, we express no opinion herein with respect to the effect of any land use, environmental or similar law, any state or federal antitrust law, state or federal securities laws, or any local law.

     The opinions set forth above are subject to the following qualifications, assumptions, limitations and exceptions:

     (a) The validity, binding nature and enforce ability of each Company's obligations under the Company Documents are subject to the effect of (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally;
(ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, specific performance or injunctive relief, and the effect of general principles of equity embodied in California statutes and common law; and (iii) the effect of California court decisions and statutes which indicate that provisions of the Company Documents which permit any Co-Agent, any of the Lenders or any other Person to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for the protection of such Co-Agent, such Lender or such other Person.

     (b)  We express no opinion as to:

March 28, 1997                                                         Page 6

          (1) the enforceability of provisions of the Company Documents pursuant to which any Company agrees to make payments without set-off, defense or counterclaim;

          (2) provisions purporting to require the award or payment of attorneys' fees, expenses or costs in any action where any Lender or Co-Agent is not the prevailing party, or the impact of California Civil Code ("CC") Section 1717 ET SEQ. on any such provisions;

          (3) under certain circumstances, provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that the election of some particular remedy or remedies does not preclude recourse to one or another remedy or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

          (4) provisions prohibiting waivers of any terms or provisions of any of the Company Documents other than in writing, or prohibiting oral modifications thereof or modification by course of dealing to the extent such provisions are inconsistent with applicable law;

          (5) the enforceability under certain circumstances of provisions indemnifying a party against, or requiring contributions toward, that party's liability for its own wrongful or negligent acts or where such indemnification or contribution is contrary to public policy or prohibited by law;

          (6) any provision providing for the exclusive jurisdiction of a particular court or purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum NON CONVENIENS, in connection with any litigation arising out of or pertaining to the Company Documents;

          (7) provisions providing for an increase in the rate of interest or imposing a late charge or penalty in the event of delinquency or default;

          (8) provisions imposing a prepayment charge, fee or penalty based upon a percentage or fraction of the amount prepaid or the amount outstanding under the Amended Credit Agreement, except in the case of a voluntary prepayment by the Revolving Borrower or the Term Borrower;

          (9) provisions purporting to waive statutory or common law rights, including the right to receive notice or to be allowed to cure, reinstate or redeem in the event of default, and provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights and defenses to obligations, in each case to

March 28, 1997                                                         Page 7

the extent such rights or defenses are not waivable under applicable law and, without limiting the generality of the foregoing, Sections 2.3 and 5.2 of each Guaranty, to the extent of the possible ineffectiveness under applicable law of any of the consents and waivers therein;

          (10) provisions purporting to designate the Administrative Agent as any Company's agent or attorney in fact;

          (11) provisions purporting to waive any applicable statutes of limitation;

          (12) provisions authorizing any Lender to set off and apply any deposits at any time held, and any other indebtedness at any time owing, by such Lender to or for the account of any Company; and

          (13)   Section 10.14 of the Amended Credit Agreement.

     (c) Our opinions are subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts.

     (d) Insofar as this opinion letter concerns the law of the State of California limiting the rates of interest legally chargeable or collectible, we have relied upon our understanding that each of the Lenders is (i) a subsidiary of a bank holding company or is a bank organized under the laws of the United States or any State thereof or (ii) a foreign (other nation) bank within the meaning of Section 1716 of the California Financial Code, and such Lender (A) has assets equal to at least $100,000,000, (B) is licensed to maintain an office in California, (C) is licensed or otherwise authorized by another state of the United States to maintain an agency or branch in such state, or (D) maintains a Federal agency or Federal branch in any state of the United States and, as a result thereof, is exempt from the restrictions of Section 1 of Article XV of the Constitution of the State of California relating to rates of interest upon the loan of money. We further assume in this regard that all Loans have been and will be made by the Lenders for their own account and without intent to circumvent otherwise applicable interest rate limitations under California law and that there is no present express or implied agreement or plan to sell participations or any other interest in the Loans or the Amended Credit Agreement to any Person other than a Person that also qualifies for an exemption from the interest rate limitations of California law.

     (e) We wish to point out that the Lenders who are holders of Notes may be required to prove the outstanding amount thereof.

March 28, 1997                                                         Page 8

     (f) We have assumed that each Lender has complied with any applicable requirements to file returns or pay California taxes as required by California Revenue and Taxation Code Section 23301 ET SEQ.

     The opinions expressed herein are solely for your benefit in connection with the above transactions and may not be relied on in any manner or for any purpose by any other Person, except that the law firm of Mayer, Brown & Platt may rely hereon in connection with the opinion of such firm to be rendered to you pursuant to the Amended Credit Agreement. This opinion is rendered as of the date here of, and we do not undertake to advise you of matters which occur subsequent to the date hereof and which affect the opinions expressed herein.

                                       Very truly yours,



                                       /s/ BROBECK, PHLEGER & HARRISON LLP
                                       ------------------------------------
                                           BROBECK, PHLEGER & HARRISON LLP

                                                    EXHIBIT E-2

                                                    FORM OF OPINION OF
                                                    BORROWER'S CANADIAN COUNSEL

                                  [LOGO]
                              FRASER & BEATTY
                         Barristers and Solicitors



                                              March 28, 1997


The Lenders party to the Amended
Credit Agreement referred to below,
Bank of America National Trust and
Savings Association, as Administrative
Co-Agent, and NationsBank, N.A.
as Documentation Co-Agent

Ladies and Gentlemen:

                            RE: VYTEC CORPORATION

     This opinion letter is furnished to you pursuant to Section 6.1.5 of the Fourth Amended and Restated Credit Agreement dated as of March 28, 1997 (the "Amended Credit Agreement"), among Fibreboard Corporation, Vytec Corporation (the "Term Borrower"), the various financial institutions which are parties thereto (collectively, the "Lenders"), Bank of America National Trust and Savings Association, as Administrative Co-Agent for such Lenders (the "Administrative Agent"), and Nationsbank, N.A., as Documentation Co-Agent for such Lenders (the "Documentation Agent"; each of the Administrative Agent and the Documentation Agent sometimes hereinafter referred to in this opinion individually as a "Co-Agent" and together as "Co-Agents"). Unless otherwise defined herein, terms used herein shall have the meanings assigned to them in the Amended Credit Agreement. We have acted as special counsel for the Term Borrower in connection with the Amended Credit Agreement.

     In connection with this opinion letter, we have examined and relied on originals, telecopies or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates (including certificates of public officials) and other instruments as we have deemed necessary or advisable for purposes of this opinion letter, including those relating to the authorization, execution and delivery by the Term Borrower of the Amended Credit Agreement, and including the following documents (the items referred to in subclauses (i) and (ii) below herein referred to as the "Company Documents"):

                                                                            2.
                              FRASER & BEATTY


          (i)    a telecopy of an executed copy of the Amended Credit Agreement;

          (ii) a telecopy of the amended and restated master promissory notes (term loans) executed by the Term Borrower in favour of various of the Lenders;

         (iii) the Articles of Amalgamation and the Bylaws of the Term Borrower, each as in effect on the date hereof;

          (iv) a telecopy of an executed copy of the certificate of the Secretary of the Term Borrower dated the date hereof certifying INTER ALIA: (A) true copies of the resolutions of the Board of Directors of the Term Borrower authorizing, among other things, the execution, delivery and performance of the Company Documents, and (B) the incumbency, authority and true signatures of the officers of the Term Borrower authorized to sign the Company Documents and any other documents and certificates delivered in connection therewith;

          (v) a telecopy of an executed copy of the certificate (the "Officer's Certificate") of the Vice-President of the Term Borrower dated the date hereof; and

          (vi) a certificate of status dated March 24, 1997 issued by the Ministry of Consumer and Commercial Relations (Ontario) in respect of the Term Borrower, upon which we have relied for the purpose of rendering the opinion in paragraph 1 below.

          We have also examined photostatic copies of the agreements identified in EXHIBIT B to the Officer's Certificate (the "Material Agreements"). In our examinations and reviews we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photostatic copies or telecopies, the accuracy of all certificates, and the authenticity of the originals of such copies. As to any facts material to the opinions hereinafter expressed which we did not independently establish or verify, we have relied without investigation upon certificates, statements and representations of representatives of the Term Borrower. Regarding documents executed by parties other than the Term Borrower, we have assumed (i) that each such other party had the power to enter into and perform all its obligations thereunder, (ii) the due authorization of, and the due execution and delivery

                                                                            3.
                              FRASER & BEATTY


of, such documents by each such party, and (iii) that such documents constitute the legal, valid and binding obligations of each such party.

          We are solicitors qualified to practise in the Province of Ontario and, accordingly, the opinions expressed herein are restricted to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In this opinion, "ONTARIO COURTS" means the courts of the Province of Ontario and the federal courts constituted by the Parliament of Canada for the better administration of the laws of Canada, the jurisdiction of which extends to disputes arising in the Province of Ontario.

          Wherever any opinion set forth herein with respect to the existence or absence of facts is qualified by the phrase "of which we are aware" or "to our knowledge", it is intended to indicate that, during the course of our representation of the Term Borrower, no information has come to the attention of the lawyers in this firm who have devoted substantive attention to the transactions contemplated by the Company Documents (being Ronald Marshall and Douglas Scott) which has given us actual knowledge of, or caused us to believe or suspect, the existence or absence of such facts. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Term Borrower.

          Based upon and subject to the foregoing, and subject to the further assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

          1. The Term Borrower is a subsisting corporation in good standing under the laws of the Province of Ontario with the corporate power and authority to own its properties and to carry on its business as, to our knowledge, it is now conducted.

          2. The Term Borrower has the corporate power and authority to enter into and perform the Company Documents, and has taken all necessary corporate action to authorize the execution, delivery and performance of the Company Documents.

          3. No consents, approvals or authorizations of, or notices to or filings with, any governmental authority or agency under the laws of Canada or the laws of the Province of Ontario, as presently in effect and interpreted, are required or necessary on the part of the Term Borrower in

                                                                            4.
                              FRASER & BEATTY


connection with the execution and delivery by the Term Borrower of the Company Documents; provided that in respect of any contract or agreement between the Term Borrower and any such authority or agency, the foregoing applies to our knowledge.

          4. The execution, delivery or performance by the Term Borrower of the Company Documents do not and will not (i) violate or be in conflict with any provision of the Articles of Amalgamation or Bylaws of the Term Borrower, (ii) violate or be in conflict with any federal or Ontario law having applicability to the Term Borrower, as presently in effect and interpreted, (iii) to our knowledge, violate or contravene any judgment, decree, injunction or order of any federal or Ontario court, or any arbitrator or governmental agency or authority, having jurisdiction over the Term Borrower or its properties or by which the Term Borrower may be bound, or (iv) violate or conflict with or constitute a default under or result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets or properties of the Term Borrower under, any term or provision of the Material Agreements.

          5. To our knowledge there is no pending litigation or other proceeding against the Term Borrower or its properties before any court, arbitrator or governmental agency or authority which challenge the validity or enforceability of the Company Documents or which, if determined adversely to the Term Borrower, would be likely to have a material adverse effect on the Term Borrower.

          6. The choice of the parties of the laws of the State of California to govern the Company Documents will, to the extent specifically pleaded and proved as a fact by expert evidence, be recognized and given effect to by the Ontario Courts, provided that:

          (a)    The choice of law was freely made by the parties thereto;

          (b) the parties have not chosen the laws of the State of California for the purpose of evading the provisions of the system of law to which the transactions contemplated by the Company Documents are most closely related;

          (c) the choice of law will only be effective in regard to substantive law, and the procedural laws of the jurisdiction in which the substantive rights are being enforced will apply;

                                                                            5.
                              FRASER & BEATTY

          (d) an Ontario Court will not apply those laws of the State of California which it characterizes as being of a revenue, expropriatory, penal or public nature; and

          (e) enforcement of any provision of the Company Documents in the Ontario Courts will not be contrary to public policy (as that term is applied by the Ontario Courts) or a statute protecting the citizens of Ontario.

          7. Any final judgment for a definite sum given by any court in the State of California (the "foreign court") against the Term Borrower in respect of the Company Documents would, in an action to enforce such judgment in the Ontario Courts, be recognized as conclusive and enforceable without reconsideration of the merits of the action, provided that:

          (a)    such judgment was for a sum certain in money;

          (b) such judgment was final, conclusive and enforceable where rendered and does not conflict with another final and conclusive judgment on the same cause of action;

          (c) such judgment was not obtained by fraud or in a manner contrary to natural justice;

          (d) the foreign court rendering the judgment was impartial and provided procedures compatible with the due process and natural justice standards of the Ontario Courts;

          (e) the foreign court that rendered the judgment had jurisdiction over the Term Borrower and the subject matter and, if jurisdiction in the foreign court was based on personal service alone, the foreign court was not a seriously inconvenient forum for the trial of the action;

          (f) the proceedings in the foreign court were not contrary to an agreement between the parties under which the dispute in question was to be settled otherwise than by proceedings in that court;

          (g) such judgment was a subsisting judgment and had not been satisfied;

                                                                            6.
                              FRASER & BEATTY

          (h) after the date of judgment in the foreign court, application to the Ontario Courts to enforce such judgment had been made within twenty (20) years;

          (i) the claim for relief on which the foreign judgment was based was not repugnant to the public policy of the Province of Ontario, as that term is applied by the Ontario Courts; and

          (j) any monetary judgment by the Ontario Courts relating to a currency other than Canadian dollars will be expressed as the amount in Canadian currency necessary to purchase the required amount of such other currency.

          The opinions expressed herein are solely for your benefit in connection with the above transactions and may not be relied on in any manner or for any purpose by any other Person, except that the law firms of Mayer, Brown & Platt and Brobeck, Phleger & Harrison may rely hereon in connection with the opinions of such firms to be rendered pursuant to the Amended Credit Agreement. This opinion is rendered as of the date hereof, and we do not undertake to advise you of matters which occur subsequent to the date hereof and which affect the opinions expressed herein.

                                         Yours very truly,


                                         /s/ FRASER & BEATTY

                                                          EXHIBIT F


                           MAYER, BROWN & PLATT           FORM OF OPINION OF
                                                          ADMINISTRATIVE AGENT'S
                          350 SOUTH GRAND AVENUE          COUNSEL
BERLIN                                                             312-782-0600
BRUSSELS                         25TH FLOOR                        TELEX 190404
HOUSTON                                                              FACSIMILE
LONDON              LOS ANGELES, CALIFORNIA 90071-1503              312-701-7711
LOS ANGELES
NEW YORK
WASHINGTON
MEXICO CITY CORRESPONDENT
  JAURPEGUI, NAVARRETE, NADER Y ROJAS


                                March 28, 1997





To:    The Administrative Agent, the Documentation
       Agent and each of the Lenders
       now or hereafter parties to the
       Credit Agreement referred to below

       c/o Bank of America National Trust
             and Savings Association
       1455 Market Street
       12th Floor
       San Francisco, California 94103

          Re:  FIBREBOARD CORPORATION

Ladies/Gentlemen:

     This opinion is furnished to you pursuant to Section 6.1.5(c) of that certain Fourth Amended and Restated Credit Agreement, dated as of March 28, 1997 (the "CREDIT AGREEMENT"), among Fibreboard Corporation, a Delaware corporation (the "REVOLVING BORROWER"), Vytec Corporation, a corporation formed under the laws of Ontario, Canada, (the "TERM BORROWER", and together with the Revolving Borrower, the "BORROWERS"), certain lenders which are or may become parties thereto (the "LENDERS"), Bank of America National Trust and Savings Association, as administrative co-agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT") and Nationsbank N.A., as documentation co-agent for the Lenders (in such capacity, the "DOCUMENTATION AGENT"). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

     We have acted as counsel for the Administrative Agent in the preparation, execution and delivery of the Credit Agreement.

     In connection with this opinion, we have examined an original, or copy certified or otherwise identified to our satisfaction as being a true copy, of a counterpart of the Credit

MAYER, BROWN & PLATT

  The Administrative Agent, the Documentation
  Agent and each of the Lenders
  now or hereafter parties to the
  Credit Agreement referred to below
  March 28, 1997
  Page 2



Agreement executed by the Borrowers, the Administrative Agent, the Documentation Agent and the Lenders.

     In addition to the Credit Agreement, we have also reviewed the documents and opinions of counsel listed on SCHEDULE I attached hereto and furnished pursuant to the Sections of the Credit Agreement indicated on SCHEDULE I.

     For the purposes of this opinion, we have assumed that all items submitted to us as originals are authentic and all signatures thereon are genuine, and that all items submitted to us as copies conform to the originals. We also have assumed that (a) each Borrower duly executed and delivered the Credit Agreement and all other documents to which such Borrower is a party pursuant to due authorization, and (b) the Credit Agreement has been duly executed and delivered by the Administrative Agent, the Documentation Agent and each Lender, pursuant to due authorization as such party's legal, valid and binding obligation, enforceable against such party in accordance with its terms (subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law)).

     Based upon the foregoing, and subject to the matters stated herein, we are of the opinion that, under the laws of the State of California:

     1. The Credit Agreement constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms.

     2. The other documents listed on SCHEDULE I attached hereto are substantially responsive to the requirements of the Credit Agreement.

     Our opinions set forth above are subject to the following qualifications:

MAYER, BROWN & PLATT

  The Administrative Agent, the Documentation
  Agent and each of the Lenders
  now or hereafter parties to the
  Credit Agreement referred to below
  March 28, 1997
  Page 3


     A. Our opinions in paragraph 1 above are subject to the assumptions, qualifications, exceptions and limitations set forth in the opinions of counsel to the Borrowers furnished pursuant to clauses (a) and (b) of Section 6.1.5 of the Credit Agreement.

     B. In addition, we advise you that a California court may not strictly enforce certain covenants contained in the Credit Agreement or allow acceleration of the maturity of the indebtedness incurred under the Credit Agreement if it concludes that such enforcement or acceleration would be unreasonable under the then existing circumstances. We do believe, however, that subject to the limitations expressed elsewhere in this opinion (including, without limitation, paragraph A above), enforcement or acceleration would be available if an Event of Default occurs as a result of a material breach of a material covenant contained in the Credit Agreement.

     C. We express no opinion as to matters of creation or perfection of any liens or security interests under the Collateral Documents, and we refer you to the opinion of counsel listed as item 2 on SCHEDULE I attached hereto with respect to such matters.

     D. We express no opinion as to the effect of the law of any jurisdiction other than the State of California wherein any Lender or any Lender's initial or successor funding office may be located, or wherein enforcement of the Credit Agreement or any Note may be sought, which limits the rates of interest legally chargeable or collectible.

     We are members of the Bar of the State of California and for purposes of this opinion do not purport to be experts on, or to express any opinions herein concerning, any law other than the laws of the State of California.

     This opinion is furnished by us as counsel to the Administrative Agent to you solely in connection with the transactions described above. This opinion may be relied upon by the Administrative Agent, the Documentation Agent, each Lender, any assignee of any Lender, any participant in any Loan, and the

MAYER, BROWN & PLATT

  The Administrative Agent, the Documentation
  Agent and each of the Lenders
  now or hereafter parties to the
  Credit Agreement referred to below
  March 28, 1997
  Page 4

counsel of each of the foregoing only in connection with this transaction, and may not be relied upon by any other Person.

                                  Very truly yours,

                                  MAYER, BROWN & PLATT



                                  By: /s/ BRIAN NEWHOUSE
                                     --------------------------------------
                                     Its Partner

PAJ:BEN:RNB

                                  SCHEDULE I

                       to Opinion of Mayer, Brown & Platt


                           LIST OF OTHER DOCUMENTS


1.   Opinion of Brobeck, Phleger and Harrison (Section 6.1.5(a))

2.   Opinion of Fraser & Beatty (Section 6.1.5(b))

3.   Confirmation of Fibreboard Guaranty (Section 6.1.4(b))

4.   Confirmation of Guaranty (Section 6.1.4(a) (i))

5.   Guaranty (Section 6.1.4(a) (ii))

                                   EXHIBIT G

                         FORM OF SOLVENCY CERTIFICATE

                            SOLVENCY CERTIFICATE OF
                 VYTEC CORPORATION AND FIBREBOARD CORPORATION

TO: The parties to the Fourth Amended and Restated Credit Agreement, dated as of March 28, 1997, among Fibreboard Corporation (the "REVOLVING BORROWER"), Vytec Corporation, (the "TERM BORROWER"; together with the Revolving Borrower, the "BORROWERS" and each individually, a "BORROWER"), the various lenders which are or may become parties thereto (the "LENDERS"), Bank of America National Trust and Savings Association, as the administrative co-agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), and Nationsbank N.A., as the documentation co-agent for such Lenders (in such capacity, the "DOCUMENTATION AGENT").


     This Certificate is delivered pursuant to Section 6.1.6 of the Fourth Amended and Restated Credit Agreement, dated as of March 28, 1997, (as amended or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Revolving Borrower, the Term Borrower, the Lenders, the Administrative Agent and the Documentation Agent. Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined in the Credit Agreement. Section references herein are to the Credit Agreement.

     I hereby certify to the Administrative Agent, the Documentation Agent and each Lender as follows:

     1. I am the Vice President Finance of the Revolving Borrower and the Vice President of the Term Borrower and, in such respective capacities, am the principal accounting officer of the Revolving Borrower and the Term Borrower.

     2. I have carefully reviewed the contents of this Certificate and understand its meaning.

     3. I have also participated in preparing the balance sheets and the related statements of income, stockholders' equity and cash flows of the Revolving Borrower described in Section 7.5 of the Credit Agreement and have reviewed and am familiar with the balance sheets and the related statements of income, stockholders' equity and cash flows of the Term Borrower described in
Section 7.5 of the Credit Agreement, each of which has been furnished to the Administrative Agent, the Documentation

Agent and each Lender for the purposes of or in connection with the Credit Agreement.

     4. In connection with the conclusions set forth below, I have made such investigation and inquiries as I deem necessary and prudent therefor and specifically have relied on historical information and other data supplied by personnel directly responsible for the various operations involved.

     Based upon the foregoing, and subject to the uncertainty and approximation inherent in any projection and forecast, I have reached the conclusion that, after giving effect to the transactions contemplated to occur on the Restatement Effective Date and on the date of each Credit Extension under the Credit Agreement,

          (a) the net worth of each Borrower and each Obligor determined in accordance with GAAP consistently applied will not be less than zero;

          (b) the respective assets of each Borrower and each Obligor at fair valuation, will exceed its respective liabilities, including contingent liabilities;

          (c) the respective capital of each Borrower and each Obligor will not be unreasonably small to conduct its respective business; and

          (d) neither of the Borrowers nor any other Obligor will have incurred debts, or intends to incur debts, beyond its respective ability to pay such debts as they mature.

     For purposes of this Certificate, "debt" means any liability with respect to (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     I understand you are relying on the truth and accuracy of the foregoing in connection with your entering into the Credit Agreement and making Loans and issuing and participating in Letters of Credit thereunder and that no one else shall be entitled to rely on this Certificate other than your permitted successors and assigns.

     I represent the foregoing information to be, in good faith and to the best of my knowledge, true and accurate, and execute this Certificate as Vice President Finance of the Revolving Borrower and Vice President of the Term Borrower (and, in each case, solely in may capacity as such) and as of this 28th day of March, 1997.


                                       FIBREBOARD CORPORATION


                                       By:
                                          -------------------------------
                                          Name Printed:  Garold E. Swan
                                          Title: Vice President Finance


                                       VYTEC CORPORATION


                                       By:
                                          -------------------------------
                                          Name Printed:  Garold E. Swan
                                          Title:  Vice President

                                   EXHIBIT H
                                    FORM OF
                                    GUARANTY

     THIS GUARANTY (this "GUARANTY"), dated as of March 28, 1997, jointly and severally made by each of the corporations set forth under the caption "GUARANTORS" on the signature pages hereto (each a "GUARANTOR"), in favor of each Lender Party (as defined below).

                                    RECITALS:

     A. Pursuant to a Fourth Amended and Restated Credit Agreement, dated as of March 28, 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among Fibreboard Corporation, as the revolving borrower (the "REVOLVING BORROWER"), Vytec Corporation, as the term borrower (the "TERM BORROWER"; and together with the Revolving Borrower, the "BORROWERS"), the various commercial lending institutions (individually a "LENDER" and collectively the "LENDERS") as are, or may from time to time become, parties thereto, Bank of America National Trust and Savings Association, as the administrative co-agent for such Lenders (together with any successor(s) thereto in such capacity, the "ADMINISTRATIVE AGENT"), and Nationsbank N.A., as the documentation co-agent for such Lenders (together with any successor(s) thereto in such capacity, the "DOCUMENTATION AGENT"), the Lenders have extended Commitments to make Revolving Loans to the Revolving Borrower and to participate in Letters of Credit issued by an Issuer for the account of the Revolving Borrower.

     B. As a condition precedent to the making of the Revolving Loans and the issuance of Letters of Credit under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty.

     C. Each Guarantor has duly authorized the execution, delivery and performance by it of this Guaranty.

     D. It is in the best interests of each Guarantor to execute this Guaranty inasmuch as such Guarantor will derive substantial direct and indirect benefits from the Revolving Loans made and Letters of Credit issued from time to time pursuant to the Credit Agreement.

     NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce (i) the Lenders to make Loans (including the Revolving Loans) to the Borrowers, (ii) an Issuer to issue Letters of Credit for the account of the Revolving Borrower (including the Letters of Credit), and (iii) the Lenders to participate in Letters of Credit issued by an Issuer for the account of the Revolving Borrower, all pursuant to the Credit Agreement, each Guarantor jointly and severally agrees, for the benefit of each Lender Party, as follows:

                                ARTICLE I

                               DEFINITIONS

     SECTION 1.1. CERTAIN TERMS. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "ADMINISTRATIVE AGENT" is defined in RECITAL A.

     "CO-AGENT" means each of the Administrative Agent and the Documentation Agent.

     "CREDIT AGREEMENT" is defined in RECITAL A.

     "DOCUMENTATION AGENT" is defined in RECITAL A.

     "GUARANTOR" is defined in the PREAMBLE.

     "GUARANTY" is defined in the PREAMBLE.

     "LENDER" and "LENDERS" are defined in RECITAL A.

     "LENDER PARTY" means, as the context may require, any Lender, any Issuer or either Co-Agent and each of its respective successors, transferees and assigns.

     "REVOLVING BORROWER" is defined in RECITAL A.

     SECTION 1.2. CREDIT AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

     SECTION 1.3. U.C.C. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Guaranty, including its preamble and recitals, with such meanings.

                                 ARTICLE II

                             GUARANTY PROVISIONS

     SECTION 2.1. GUARANTY. Each Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably

          (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of each Borrower and each other Obligor now or hereafter existing under the Credit Agreement, the Notes and each other Loan Document to which either Borrower or such other Obligor is or may become a party, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b)), and

          (b) indemnifies and holds harmless each Lender Party and each holder of a Note for any and all reasonable costs and expenses (including reasonable attorney's fees and expenses) incurred by such Lender Party or such holder, as the case may be, in enforcing any rights under this Guaranty;

PROVIDED, HOWEVER, that each Guarantor shall be jointly and severally liable under this Guaranty for the maximum amount of such liability that can be hereby incurred by such Guarantor without rendering this Guaranty, as it relates to such Guarantor, void or voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that any Lender Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against either Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of such Guarantor hereunder.

     SECTION 2.2. ACCELERATION OF GUARANTY. Each Guarantor agrees that, in the event of the dissolution or insolvency of either Borrower, or any other Obligor or such Guarantor, or the inability or failure of either Borrower, any other Obligor or such Guarantor to pay debts as they become due (subject to any applicable grace periods), or an assignment by either Borrower, any other Obligor or such Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of either Borrower, any other Obligor or such Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of each Borrower and each other Obligor may not then be due and payable, such Guarantor will pay to the Lenders forthwith the full amount which would be payable hereunder by such Guarantor if all such Obligations were then due and payable.

     SECTION 2.3. GUARANTY ABSOLUTE, ETC. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrowers and each other Obligor have been paid in full, all obligations of each Guarantor hereunder shall have been paid in full and all Commitments shall have terminated and all Letters of Credit have expired or been terminated. Each Guarantor jointly and severally guarantees that the Obligations of the Borrowers and each other Obligor will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party or any holder of any Note with respect thereto. The joint and several liability of each Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of, and each Guarantor hereby waives any defense arising out of or related to:

          (a) any lack of validity, legality or enforceability of the Credit Agreement, any Note or any other Loan Document;

          (b) all statutes of limitations asserted as a defense to any action brought by the Administrative Agent or any other Lender Party against any Guarantor;

          (c) any disability or any other defense of the either Borrower or any other Person with respect to the Obligations, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause;

          (d) the failure of the Administrative Agent or any other Lender Party or any holder of any Note

                 (i) to assert any claim or demand or to enforce any right or remedy against either Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or

                 (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of the either Borrower or any other Obligor;

          (e) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of either Borrower or any other Obligor, or any other extension, compromise or renewal of any Obligation of either Borrower or any other Obligor;

          (f) any reduction, limitation, impairment or termination of any Obligations of the either Borrower or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of either Borrower, any other Obligor or otherwise;

          (g) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document;

          (h) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by the Administrative Agent or any other Lender Party or any holder of any Note securing any of the Obligations of either Borrower or any other Obligor;

          (i) all suretyship defenses and rights of every nature otherwise available under California law and the laws of any other jurisdiction, including without limitation all defenses arising under Sections 2787 through 2855, and Sections 2899 and 3433 of the California Civil Code and any successor provisions of those Sections; and

          (j) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, either Borrower, any other Obligor, any surety or any guarantor.

     SECTION 2.4. REINSTATEMENT, ETC. Each Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of either Borrower, any other Obligor or otherwise, all as though such payment had not been made.

     SECTION 2.5. WAIVER, ETC. Each Guarantor hereby waives presentment, promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of either Borrower or any other Obligor and this Guaranty and any requirement that either Co-Agent, any other Lender Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against either Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of either Borrower or any other Obligor, as the case may be.

     SECTION 2.6. SUBROGATION, ETC. At any time that a payment is made by any Guarantor with respect to the Obligations, such Guarantor shall have a right of contribution against each other Obligor and each other Obligor shall have an obligation to indemnify such Guarantor in the maximum amount permitted by Applicable Law, which right of contribution and indemnity shall be subject to adjustment at the time of any subsequent payment with respect to the Obligations; PROVIDED, HOWEVER, that the maximum aggregate liability of any Guarantor shall not exceed the maximum amount of liability that such Guarantor can incur without rendering such contribution and indemnity rights void or voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfers, and not for any greater amount; PROVIDED, FURTHER, HOWEVER, that no Guarantor will exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of rights of subrogation, reimbursement or otherwise, until the prior payment, in full and in cash, of all Obligations of the Borrowers and each other Obligor. Any amount paid to any Guarantor on account of any payment made hereunder prior to the payment in full of all Obligations of the Borrowers and each other Obligor shall be held in trust for the benefit of the Lender Parties and each holder of a Note and shall immediately be paid to the Administrative Agent and credited and applied against the Obligations of the Borrowers and each other Obligor, whether matured or unmatured, in accordance with the terms of the Credit Agreement; PROVIDED, HOWEVER, that if

          (a) any Guarantor has made payment to the Lender Parties and each holder of a Note of all or any part of the Obligations of the Borrowers or any other Obligor, and

          (b) all Obligations of the Borrowers and each other Obligor have been paid in full and all Commitments and

     Letters of Credit have expired or been permanently terminated,

at such Guarantor's request, the Administrative Agent, on behalf of the Lender Parties and the holders of the Notes, will execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations of the Borrowers and each other Obligor resulting from such payment by such Guarantor. In furtherance of the foregoing, for so long as any Obligations, Letters of Credit or Commitments remain outstanding, each Guarantor shall refrain from taking any action or commencing any proceeding against either Borrower or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Lender Party or any holder of a Note. Each Guarantor hereby waives any benefit of, and any right to participate in, any collateral now or hereafter held by any Lender Party.

     SECTION 2.7. SUCCESSORS, TRANSFEREES AND ASSIGNS; TRANSFERS OF NOTES, ETC. This Guaranty shall:

          (a) be binding upon each Guarantor, and its respective successors, transferees and assigns; and

          (b) inure to the benefit of and be enforceable by each Co-Agent and each other Lender Party.

Without limiting the generality of the foregoing CLAUSE (b), any Lender may assign or otherwise transfer (in whole or in part) any Note or Revolving Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 11.11 of the Credit Agreement.


                               ARTICLE III

                     REPRESENTATIONS AND WARRANTIES

     SECTION 3.1. REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby represents and warrants unto each Lender Party as set forth in this Article.

     SECTION 3.1.1. RELATIONSHIP OF PARTIES. (a) Such Guarantor and each Borrower are distinct and separate entities operating as independent corporations; (b) such Guarantor has received copies of the Credit Agreement and is familiar with and fully understands all of its terms and conditions; (c) neither Co-Agent has made any representations or warranties to such Guarantor regarding the creditworthiness of the Borrowers or the prospects of repayment from sources other than the Borrowers; (d) this Guaranty is executed at the request of the Borrowers; (e) such Guarantor has established adequate means of obtaining from the Borrowers on a continuing basis financial and other information pertaining to the business of the Borrowers; (f) each of the Borrowers and such Guarantor is solvent, and (g) such Guarantor assumes full responsibility for keeping fully informed with respect to the business, operation, condition and assets of the Borrowers. Such Guarantor hereby agrees that neither Co-Agent shall have any duty to disclose or report to such Guarantor any information now or hereafter known to such Co-Agent relating to the business, operation, condition and assets of the Borrowers. Neither Co-Agent shall have any duty to inquire into the authority or powers of either Borrower or any officer, employee or agent of either Borrower with regard to any Obligations, and all Obligations made or created in good faith in reliance upon the professed exercise of any such authority or powers shall be guaranteed hereunder.

                                  ARTICLE IV

                                COVENANTS, ETC.

     SECTION 4.1. OBLIGATIONS UNDER CREDIT AGREEMENT. Each Guarantor jointly and severally covenants and agrees that, so long as any portion of the Obligations shall remain unpaid, all Letters of Credit have not expired or been terminated or any Lender shall have any outstanding Commitment, such Guarantor will comply with and perform its obligations under the Credit Agreement to the extent applicable to such Guarantor.


                                   ARTICLE V

                           MISCELLANEOUS PROVISIONS

     SECTION 5.1. LOAN DOCUMENT. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

     SECTION 5.2. DEED OF TRUST ON REAL PROPERTY; ADDITIONAL WAIVERS. (a) Each Guarantor authorizes the Administrative Agent, with the consent of the Required Lenders, without notice or demand and without affecting the liability of such Guarantor hereunder, to release and reconvey (with or without the receipt of any consideration) any lien against any or all real or personal property security for the Obligations, to foreclose any or all deeds of trust, mortgages, security agreements or other instruments or agreements by judicial or nonjudicial sale, and to exercise any other remedy against the Borrowers or any other Obligor, any security or any other guarantor, all without affecting the liability of such Guarantor hereunder. Each Guarantor acknowledges that, pursuant to Section 580d of the California Code of Civil Procedure, the exercise by the Administrative Agent or any other Lender Party of certain remedies, including the remedy of non-judicial foreclosure, against any collateral security for the Obligations would make the Borrowers immune from a deficiency judgment, thereby preventing any recovery that such Guarantor might have obtained from the Borrowers pursuant to its rights of subrogation and acknowledges further that, in the absence of this SECTION 5.2, such a loss of such Guarantor's rights may entitle such Guarantor to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in UNION BANK v. GRADSKY, 265 Cal. App. 2d 40
(1968) against a claim by the Administrative Agent or any other Lender Party against such Guarantor in respect of such deficiency. Each Guarantor expressly waives any defense to the recovery by the Administrative Agent or any other Lender Party from such Guarantor of any deficiency after a nonjudicial sale, including without limitation any defense arising as a result of any election of remedies by the Administrative Agent or any other Lender Party which limits or destroys such Guarantor's subrogation rights or such Guarantor's right to proceed against the Borrowers for reimbursement (including without limitation any election by the Administrative Agent or any other Lender Party to exercise its rights under the power of sale in any mortgage or deed of trust and any consequential loss by such Guarantor of the right to recover any deficiency from the Borrowers as described above).
Each Guarantor waives any defenses or benefits that may be derived from California Code of Civil Procedure Sections 580a, 580b, 580d or 726, or
Section 2848 of the California Civil Code or comparable provisions of the laws of the State of California or any other jurisdiction, and all other suretyship defenses it would otherwise have under California law or the laws of any other jurisdiction and acknowledges and agrees that the Administrative Agent and each other Lender Party are relying on this waiver in creating the Obligations, and that this waiver is a material part of the consideration which the Administrative Agent and each other Lender Party are receiving for creating the Obligations. Each Guarantor waives any right to receive notice of any judicial or nonjudicial sale or foreclosure of any real property, and the failure of such Guarantor to receive such notice shall not impair or affect such Guarantor's liability hereunder.

          (b) Each Guarantor waives any rights and defenses available to such Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code including, without limitation, (1) any defenses such Guarantor may have to its obligations under this Guaranty by reason of an election of remedies by any Lender Party and (2) any rights or defenses such Guarantor may have by reason of protection afforded to the Borrowers with respect to any of the Obligations of the Borrowers pursuant to the antideficiency or other laws of California limiting or discharging any of the Obligations of the Borrowers, including, without limitation, Sections 580a, 580d, or 726 of the California Code of Civil Procedure.

          (c) Each Guarantor waives all rights and defenses arising out of an election of remedies by any Lender Party, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against the Borrowers by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

          (d) No provision or waiver of this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty.

     SECTION 5.3. BINDING ON SUCCESSORS, TRANSFEREES AND ASSIGNS; ASSIGNMENT. In addition to, and not in limitation of, SECTION 2.7, this Guaranty shall be binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Lender Party and each holder of a Note and their respective successors, transferees and assigns (to the full extent provided pursuant to SECTION 2.7); PROVIDED, HOWEVER, that no Guarantor may assign any of its obligations hereunder without the prior written consent of the Co-Agents and each other Lender Party.

     SECTION 5.4. AMENDMENTS. ETC. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by each Co-Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 5.5. ADDRESSES FOR NOTICES TO EACH GUARANTOR. All notices and other communications hereunder to each Guarantor shall be in writing (including by Telex or facsimile) and mailed or telegraphed or delivered to it, addressed to it at the address set forth below its signature hereto or at such other address as shall be designated by such Guarantor in a written notice to the Administrative Agent at the address specified in the Credit Agreement complying as to delivery with the terms of this Section. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by Telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of Telexes).

     SECTION 5.6. NO WAIVER; REMEDIES. In addition to, and not in limitation of, SECTION 2.3 and SECTION 2.5, no failure on the part of any Lender Party or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 5.7. SECTION CAPTIONS. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

          SECTION 5.8. SETOFF. In addition to, and not in limitation of, any rights of any Lender Party or any holder of a Note under applicable law, each Lender Party and each such holder shall, with the consent of the Required Lenders, upon the occurrence of any Default described in any of CLAUSES (a) through (d) of Section 9.1.9 of the Credit Agreement or, with the consent of the Required Lenders, upon the occurrence of any Event of Default, have the right to appropriate and apply to the payment of the obligations of each Guarantor owing to it hereunder, whether or not then due, and each Guarantor hereby grants to each Lender Party and each such holder a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Guarantor then or thereafter maintained with such Lender Party or such holder and any and all property of every kind or description of or in the name of such Guarantor now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, such Lender Party, such holder or any agent or bailee for such Lender Party or such holder; PROVIDED, HOWEVER, that any such appropriation and application shall be subject to the provisions of Section 5.8 of the Credit Agreement.

     SECTION 5.9. SEVERABILITY. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     SECTION 5.10. GOVERNING LAW, ENTIRE AGREEMENT. ETC. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     SECTION 5.11. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR ANY GUARANTOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF CALIFORNIA OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITh SUCH LITIGATION. EACH GUARANTOR FURThER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF CALIFORNIA. EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

     SECTION 5.12. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR SUCH GUARANTOR. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION

AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE CO-AGENTS AND EACH OTHER LENDER PARTY ENTERING INTO THE CREDIT AGREEMENT.

     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                       GUARANTORS
                                       ----------

                                       STONE PRODUCTS CORPORATION


                                       By:
                                          -----------------------------------
                                       Title:

                                       Address: 2121 North California Blvd.
                                                Suite 560
                                                Walnut Creek, California 94596

                                       Attention: Garold E. Swan

                                       Telecopy: (510) 274-0714

                                 EXHIBIT I-1

                                   FORM OF


                           CONFIRMATION OF GUARANTY



                          Dated as of March 28, 1997

To: Bank of America National Trust and Savings Association, individually and as administrative co-agent (the "Administrative Agent"), Nationsbank, N.A., as documentation co-agent (the "Documentation Agent") and the other financial institutions party to the Restated Agreement referred to below (the "Lenders")

     Please refer to the following:

                 (a) the Guaranty, dated as of February 6, 1996 (each, as amended or otherwise modified prior to the date hereof, the "Guaranty"), by each of the undersigned (each, a "Subsidiary") in favor or each Lender Party (as defined therein);

                 (b) the Fourth Amended and Restated Credit Agreement, dated as of March 28, 1997 (the "Restated Credit Agreement"; capitalized terms not otherwise defined herein are used as defined in the Restated Credit Agreement) among Fibreboard Corporation, as the revolving borrower, Vytec Corporation, as the term borrower, the Lenders (as defined in the Restated Agreement), Bank of America National Trust and Savings Association, as administrative co-agent, and Nationsbank N.A., as documentation co-agent.

     Each Subsidiary hereby confirms to the Administrative Agent and the Lenders that, after giving effect to the Restated Credit Agreement and the transactions contemplated thereby and by the other Loan Documents (including, without limitation, the Fibreboard Guaranty), the Guaranty continues in full force and effect and is the legal, valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms.

                                   * * * * *

                                    VYTEC SALES CORPORATION


                                    By:
                                       -------------------------------
                                       Title:


                                    PABCO METALS CORPORATION


                                    By:
                                       -------------------------------
                                       Title:


                                    NORANDEX INC.


                                    By:
                                       -------------------------------
                                       Title:

                                 EXHIBIT I-2
                                   FORM OF

                      CONFIRMATION OF FIBREBOARD GUARANTY


                          Dated as of March 28, 1997

To: Bank of America National Trust and Savings Association, individually and as administrative co-agent (the "Administrative Agent"), Nationsbank, N.A., as documentation co-agent (the "Documentation Agent") and the other financial institutions party to the Restated Agreement referred to below (the "Lenders")

     Please refer to the following:

                 (a) the Fibreboard Guaranty, dated as of February 6, 1996 (each, as amended or otherwise modified prior to the date hereof, the "Fibreboard Guaranty"), by Fibreboard Corporation, a Delaware corporation ("Fibreboard"), in favor or each Lender Party (as defined therein);

                 (b) the Fourth Amended and Restated Credit Agreement, dated as of March 28, 1997 (the "Restated Credit Agreement"; capitalized terms not otherwise defined herein are used as defined in the Restated Credit Agreement) among Fibreboard, as the revolving borrower, Vytec Corporation, as the term borrower, the Lenders (as defined in the Restated Agreement), Bank of America National Trust and Savings Association, as administrative co-agent, and Nationsbank N.A., as documentation co-agent.

     Fibreboard hereby confirms to the Administrative Agent and the Lenders that, after giving effect to the Restated Credit Agreement and the transactions contemplated thereby and by the other Loan Documents (including, without limitation, the Guaranty and the Confirmation of Guaranty), the Fibreboard Guaranty continues in full force and effect and is the legal, valid and binding obligation of Fibreboard, enforceable against Fibreboard in accordance with its terms.



                                    FIBREBOARD CORPORATION


                                    By:
                                       -------------------------------
                                       Title:

                                                                      EXHIBIT J

                        List of Settlement Agreements


1. Global Settlement Agreement dated as of August 27, 1993 among Fibreboard Corporation ("Fibreboard"), Continental Casualty Company ("Continental"), CNA Casualty Company of California ("CNA"), Columbia Casualty Company ("Columbia"), Pacific Indemnity Company ("Pacific") and the Settlement Class, together with Exhibits A through E thereto, as amended by certain amendments entered into as of December __ 1994, February 6, 1995 and May 15, 1995.

2. Insurance Settlement Agreement dated October 12, 1993 among Fibreboard, Continental, CNA Casualty Company of California, Columbia Casualty Company and Pacific and certain amendments or supplements thereto copies of which have been approved by the Administrative Agent and the Lenders.

3.   Agreement dated April 9, 1993 between Fibreboard and Continental.

4. Agreement dated March 27, 1992 between Fibreboard and Pacific Indemnity Company.

5. Rescission of Insurance Policies dated March 27, 1992 between Fibreboard and Pacific.

6. Agreement of Compromise, Settlement and Release dated May 27, 1987 between Fibreboard and the Home Insurance Company.

7.   Settlement Agreement dated January 1, 1993 between Fibreboard and
     Continental.

8. Settlement Agreement dated January 1, 1993 among Fibreboard, Fireman's Fund Insurance Company, Insurance Company of North America and Royal Insurance Company.

9. Settlement Agreement dated January 1, 1993 among Fibreboard, American Home Assurance Company, Granite State Insurance Company, Insurance Company of Pennsylvania, Lexington Insurance Company, and New Hampshire Insurance Company.

10. Agreement, dated as of March [__], 1994, by and among the representatives of the Settlement Class, the Revolving Borrower, Continental, CNA Casualty, Columbia, and Pacific.

11. Stipulation of Settlement entered into as of December 5, 1994, by and among the AHEARN Health Claimant Class,

     Bethlehem Steel Corporation, on behalf of itself and the members of the Longshore Defendant Class, and the Director, Office of Workers' Compensation Programs, U.S. Department of Labor.

12. Special Reserve Agreement entered into as of March 8, 1995, among the Health Claimant Class Representatives, Owens-Illinois, Inc. as Third-Party Class Representative, and Fibreboard.

                                                          EXHIBIT K

                                                          REVOLVING BORROWER'S
                                                          CASH MANAGEMENT POLICY

                            FIBREBOARD CORPORATION
                              INVESTMENT POLICY

The Chief Financial Officer is authorized to invest or direct the Cash Manager to invest surplus funds of the Corporation. Such investments will be made in approved money market instruments having a maturity of one year or less, under the following guidelines.

I.   INVESTMENT OBJECTIVE

     A.   To assure safety of principal
     B.   To red liquidity to meet our projected cash needs
     C.   To realize the best available yield, while assuming a minimum of risk

II.  APPROVED INVESTMENTS

     A. United States Treasury securities or any obligation which are backed by "the full faith and credit of the United States Government".
     B.   Federal Agency securities.
     C. Financial institutions with a Moody's credit rating of at least A-1 for long term or P-1 for short term deposits.
          1    Certificates of Deposit
          2.   Time Deposits
          3.   Bankers Acceptance
          4.   Loan Participations
          5.   Letter of Credit backed instruments
     D.   Commercial Paper limited to at least A-1 or P-1.
     E. Money Market Preferred Stock or Notes (A rated) through recognized major money market dealers.
     F. Repurchase Agreements with recognized major money market dealers or banks, against securities which meet the qualifications stated above and having a market value of at least 100% of the amount of the repurchase agreement.
     G. Other investments plus those covered above with A quality or above may consist of up to 10% of total invested surplus funds.

III. INVESTMENT RESTRICTIONS

     A. Limit of $80 million in any financial institution with an A rating or better.
     B.   Limit of $25 million in any other of the financial institutions in II.
     C.   Limit to be exceeded only upon approval of CFO or President.

IV.  INVESTMENT SAFEKEEPING

     A. For invests with a maturity of over five days, instruments will be placed in a major money center bank, preferable one of our credit line banks, safekeeping account in Fibreboard's name.
     B. For investments with a maturity of five days or under, including open repos, MAY be held in safekeeping by the investment institution or delivered as above.

                                                                     EXHIBIT L
                       INVITATION FOR COMPETITIVE BIDS

VIA FACSIMILE

To the Lenders Listed on ANNEX A attached hereto:

Ladies and Gentlemen:

     Reference is made to that certain Fourth Amended and Restated Credit Agreement dated as of March 28, 1997 (as amended from time to time, the "CREDIT AGREEMENT"), among Fibreboard Corporation (the "BID BORROWER"), Vytec Corporation, the Lenders party thereto, and Bank of America National Trust and Savings Association, as Administrative Co-Agent for the Lenders (the "ADMINISTRATIVE AGENT") and Nationsbank N.A., as Documentation Co-Agent. Capitalized terms used herein have the meanings specified in the Credit Agreement.

     Pursuant to subsection 2.6(b) of the Credit Agreement, you are hereby invited to submit offers to make Bid Loans to the Bid Borrower based on the following specifications:

          1.   Date of Bid Borrowing: __________________ , ________;

          2.   Aggregate amount of Bid Borrowing:
               $_____________________ ;

          3. The Bid Loan shall be [EURODOLLAR BID LOANS] [ABSOLUTE RATE BID LOANS]; and

          4.   Interest Period[S]: ____________________ ,
               [________________] and [________________].


     All Competitive Bids must be in the form of EXHIBIT N to the Credit Agreement and must be received by the Administrative Agent no later than 6:30 a.m. (San Francisco time) on [THREE BUSINESS DAYS PRIOR TO THE PROPOSED DATE OF BORROWING IN THE CASE OF A EURODOLLAR AUCTION OR 6:30 A.M. (SAN FRANCISCO TIME) ON THE PROPOSED DATED OF BORROWING IN THE CASE OF AN ABSOLUTE RATE AUCTION.]


                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION,
                                       as Administrative Agent


                                       By:
                                          -------------------------------

                                       Title:
                                             ----------------------------

                                  ANNEX A
                                TO EXHIBIT L

                              List of Lenders


Bank of America National Trust
     and Savings Association, as a Lender

     Facsimile:  (415) 622-____

[LENDER]

     Facsimile:  (___) ___-____

(LENDER]

     Facsimile:  (___) ___-____

[LENDER]

     Facsimile:  (___) ___-____

[LENDER]

     Facsimile:  (___) ___-____

                                      FORM OF                         EXHIBIT M
                              COMPETITIVE BID REQUEST

                                                   ___________________ , ______

Bank of America National Trust
     and Savings Association,
     as Administrative Agent
1455 Market Street, 12th Floor
San Francisco, CA 94103
Attention:  Global Agency #5596

Ladies and Gentlemen:

     Reference is made to that certain Fourth Amended and Restated Credit Agreement dated as of March 28, 1997 (as amended from time to time, the "CREDIT AGREEMENT"), among Fibreboard Corporation (the "BID BORROWER"), Vytec Corporation, the Lenders party thereto, and Bank of America National Trust and Savings Association, as Administrative Co-Agent for the Lenders (the "ADMINISTRATIVE AGENT") and Nationsbank, N.A., as Documentation Co-Agent. Capitalized terms used herein have the meanings specified in the Credit Agreement.

     This is a Competitive Bid Request for Bid Loans pursuant to Section 2.6 of the Credit Agreement as follows:

     (i)   The Business Day of the proposed Bid Borrowing is ________________ ,
_________ .

     (ii)  The aggregate amount of the proposed Bid Borrowing is $ ___________ .

     (iii) The proposed Bid Borrowing to be made pursuant to Section 2.6 shall be comprised of [EURODOLLAR] [ABSOLUTE RATE] Bid Loans.

     (iv) The Interest Period[S] for the Bid Loans comprised in the Bid Borrowing shall be ________________ , [________________] and [________________].

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Bid Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

          (a) the representations and warranties of the Borrowers contained in Article VII of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

          (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Bid Borrowing; and

          (c) the proposed Bid Borrowing will not cause the aggregate principal amount of all outstanding Loans PLUS the Letter of Credit Availability PLUS Letter of Credit Outstandings to exceed the combined Revolving Commitment Amount of the Lenders.

                                       FIBREBOARD CORPORATION



                                       By:
                                          -------------------------------

                                       Title:
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                                  EXHIBIT N

                           FORM OF COMPETITIVE BID

                                                 _____________________, ______

Bank of America National Trust
  and Savings Association,
  as Administrative Agent
1455 Market Street, 12th Floor
San Francisco, CA 94103
Attention:  Global Agency #5596

Ladies and Gentlemen:

     Reference is made to that certain Fourth Amended and Restated Credit Agreement dated as of March 28, 1997 (as amended from time to time, the "CREDIT AGREEMENT"), among Fibreboard Corporation (the "BID BORROWER"), Vytec Corporation, the Lenders party thereto, and Bank of America National Trust and Savings Association, as Administrative Co-Agent for the Lenders (the "ADMINISTRATIVE AGENT") and Nationsbank N.A., as Documentation Co-Agent. Capitalized terms used herein have the meanings (if any) specified in the Credit Agreement.

     In response to the Competitive Bid Request of the Bid Borrower dated _____ ___________ , _____ and in accordance with subsection 2.6(c)(ii) of the Credit Agreement, the undersigned Lender offers to make [a] Bid Loan[S] thereunder in the following principal amount[s] at the following interest rates for the following Interest Period[S]:

Date of Bid Borrowing: _________________ , _____

Aggregate Maximum Bid Amount: $__________________

[ABSOLUTE RATE] [EURODOLLAR BID MARGIN (+/-)]: _______%

Duration of Interest Period ______________

                                       [NAME OF LENDER]


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